Exhibit 99.1

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of August 15, 2005

among

ROLLER BEARING COMPANY OF AMERICA, INC.,

as Borrower,

THE OTHER CREDIT PARTIES SIGNATORY HERETO,

as Credit Parties,

THE LENDERS SIGNATORY HERETO

FROM TIME TO TIME,

as Lenders,

GENERAL ELECTRIC CAPITAL CORPORATION,

as Agent and Lender,

and

GECC CAPITAL MARKETS GROUP, INC.,

as Lead Arranger

TABLE OF CONTENTS

1.	AMOUNT AND TERMS OF CREDIT
	1.1	Credit Facilities
	1.2	Letters of Credit
	1.3	Prepayments
	1.4	Use of Proceeds
	1.5	Interest and Applicable Margins
	1.6	[Intentionally Omitted]
	1.7	[Intentionally Omitted]
	1.8	Cash Management Systems
	1.9	Fees
	1.10	Receipt of Payments
	1.11	Application and Allocation of Payments
	1.12	Loan Account and Accounting
	1.13	Indemnity
	1.14	Access
	1.15	Taxes
	1.16	Capital Adequacy; Increased Costs; Illegality
	1.17	Single Loan

2.	CONDITIONS PRECEDENT
	2.1	Conditions to the Initial Loans
	2.2	Further Conditions to Each Loan
	2.3	Conditions to Revolving Credit Advances Funding Permitted Loan Funded Acquisitions
	2.4	Commitment Increase Conditions

3.	REPRESENTATIONS AND WARRANTIES
	3.1	Corporate Existence; Compliance with Law
	3.2	Executive Offices, Collateral Locations, FEIN
	3.3	Corporate Power, Authorization, Enforceable Obligations
	3.4	Financial Statements and Projections
	3.5	Material Adverse Effect
	3.6	Ownership of Property; Liens
	3.7	Labor Matters
	3.8	Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness
	3.9	Government Regulation
	3.10	Margin Regulations
	3.11	Taxes
	3.12	ERISA
	3.13	No Litigation
	3.14	Brokers
	3.15	Intellectual Property
	3.16	Full Disclosure

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	3.17	[Intentionally Omitted]
	3.18	Insurance
	3.19	Deposit and Disbursement Accounts
	3.20	Government Contracts
	3.21	Customer and Trade Relations
	3.22	Agreements and Other Documents
	3.23	Solvency
	3.24	Status of Holdings
	3.25	Subordinated Debt; other Indebtedness
	3.26	Motor Vehicles

4.	FINANCIAL STATEMENTS AND INFORMATION
	4.1	Reports and Notices
	4.2	Communication with Accountants

5.	AFFIRMATIVE COVENANTS
	5.1	Maintenance of Existence and Conduct of Business
	5.2	Payment of Charges
	5.3	Books and Records
	5.4	Insurance; Damage to or Destruction of Collateral
	5.5	Compliance with Laws
	5.6	Supplemental Disclosure
	5.7	Intellectual Property
	5.8	Holdings Undertakings
	5.9	Landlords’ Agreements, Mortgagee Agreements, Bailee Letters and Real Estate Purchases
	5.10	Motor Vehicles
	5.11	Interest Rate
	5.12	Further Assurances

6.	NEGATIVE COVENANTS
	6.1	Mergers, Subsidiaries, Etc.
	6.2	Investments; Loans and Advances
	6.3	Indebtedness
	6.4	Employee Loans and Affiliate Transactions
	6.5	Capital Structure and Business
	6.6	Guaranteed Indebtedness
	6.7	Liens
	6.8	Sale of Stock and Assets
	6.9	ERISA
	6.10	Financial Covenants
	6.11	[Intentionally Omitted]
	6.12	Sale-Leasebacks
	6.13	Cancellation of Indebtedness
	6.14	Restricted Payments
	6.15	Change of Corporate Name or Location; Change of Fiscal Year
	6.16	No Impairment of Intercompany Transfers

	6.17	No Speculative Transactions
	6.18	Changes Relating to Subordinated Debt; Material Contracts
	6.19	Holdings

7.	TERM
	7.1	Termination
	7.2	Survival of Obligations Upon Termination of Financing Arrangements

8.	EVENTS OF DEFAULT; RIGHTS AND REMEDIES
	8.1	Events of Default
	8.2	Remedies
	8.3	Waivers by Credit Parties

9.	ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT
	9.1	Assignment and Participations
	9.2	Appointment of Agent
	9.3	Agent’s Reliance, Etc.
	9.4	GE Capital and Affiliates
	9.5	Lender Credit Decision
	9.6	Indemnification
	9.7	Successor Agent
	9.8	Setoff and Sharing of Payments
	9.9	Advances; Payments; Non-Funding Lenders; Information; Actions in Concert

10.	SUCCESSORS AND ASSIGNS
	10.1	Successors and Assigns

11.	MISCELLANEOUS
	11.1	Complete Agreement; Modification of Agreement
	11.2	Amendments and Waivers
	11.3	Fees and Expenses
	11.4	No Waiver
	11.5	Remedies
	11.6	Severability
	11.7	Conflict of Terms
	11.8	Confidentiality
	11.9	GOVERNING LAW
	11.10	Notices
	11.11	Section Titles
	11.12	Counterparts
	11.13	WAIVER OF JURY TRIAL
	11.14	Press Releases and Related Matters
	11.15	Reinstatement
	11.16	Advice of Counsel
	11.17	No Strict Construction

12.	RESTATEMENT OF PRIOR CREDIT AGREEMENT

INDEX OF APPENDICES

Annex A (Recitals)	-	Definitions
Annex B (Section 1.2)	-	Letters of Credit
Annex C (Section 1.8)	-	Cash Management System
Annex D (Section 2.1(a))	-	Closing Checklist
Annex E (Section 4.1(a))	-	Financial Statements and Projections — Reporting
Annex F (Section 4.1(b))	-	Collateral Reports
Annex G (Section 6.10)	-	Financial Covenants
Annex H (Section 9.9(a))	-	Lenders’ Wire Transfer Information
Annex I (Section 11.10)	-	Notice Addresses
Annex J (from Annex A-Commitments definition)	-	Commitments as of Effective Date

Exhibit 1.1(a)(i)	-	Form of Notice of Revolving Credit Advance
Exhibit 1.1(a)(ii)	-	Form of Revolving Note
Exhibit 1.1(b)	-	Form of Term Note
Exhibit 1.1(c)(ii)	-	Form of Swing Line Note
Exhibit 1.5(e)	-	Form of Notice of Conversion/Continuation
Exhibit 6.1	-	Form of Acquisition Compliance Certificate
Exhibit 9.1(a)	-	Form of Assignment Agreement
Exhibit B-1	-	Application for Standby Letter of Credit
Exhibit B-2	-	Application for Documentary Letter of Credit
Exhibit E-1	-	Form of Compliance Certificate
Exhibit ECF	-	Form of Excess Cash Flow Computation
Exhibit PA	-	Permitted Adjustments

Schedule 1.1	-	Agent’s Representatives
Disclosure Schedule 1.4	-	Sources and Uses; Funds Flow Memorandum
Disclosure Schedule 3.1	-	Type of Entity; State of Organization
Disclosure Schedule 3.2	-	Executive Offices, Collateral Locations, FEIN
Disclosure Schedule 3.4(a)	-	Financial Statements
Disclosure Schedule 3.4(b)	-	Pro Forma
Disclosure Schedule 3.4(c)	-	Projections
Disclosure Schedule 3.6	-	Real Estate and Leases
Disclosure Schedule 3.7	-	Labor Matters
Disclosure Schedule 3.8	-	Ventures, Subsidiaries and Affiliates; Outstanding Stock

Disclosure Schedule 3.11	-	Tax Matters
Disclosure Schedule 3.12	-	ERISA Plans
Disclosure Schedule 3.13	-	Litigation
Disclosure Schedule 3.15	-	Intellectual Property
Disclosure Schedule 3.18	-	Insurance
Disclosure Schedule 3.19	-	Deposit and Disbursement Accounts
Disclosure Schedule 3.20	-	Government Contracts
Disclosure Schedule 3.22	-	Material Agreements

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Disclosure Schedule 5.1	-	Trade Names
Disclosure Schedule 6.3	-	Indebtedness
Disclosure Schedule 6.4(a)	-	Transactions with Affiliates
Disclosure Schedule 6.4(b)	-	Transactions with Employees
Disclosure Schedule 6.7	-	Existing Liens
Disclosure Schedule 6.12	-	Permitted Sale–Leasebacks

This FIFTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”), dated as of August 15, 2005, among ROLLER BEARING COMPANY OF AMERICA, INC., a Delaware corporation (“Borrower”); the other Credit Parties signatory hereto; GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity, “GE Capital”), for itself, as Lender, and as Agent for Lenders, and the other Lenders signatory hereto from time to time.

RECITALS

WHEREAS, certain parties hereto are parties to a Fourth Amended and Restated Credit Agreement dated as of June 29, 2004 (the “Prior Credit Agreement”), pursuant to which the Lenders extended revolving and term credit facilities to Borrower of up to One Hundred Sixty-Five Million Dollars ($165,000,000) in the aggregate for the purpose of refinancing certain Indebtedness of Borrower and the other Credit Parties and to provide (a) working capital financing for Borrower and the other Credit Parties, (b) funds for other general corporate purposes of Borrower and the other Credit Parties and (c) funds for other purposes not prohibited hereunder, including financing of Permitted Loan Funded Acquisitions;

WHEREAS, the parties hereto desire to amend and restate the Prior Credit Agreement on the terms set forth herein (a) to increase the aggregate Commitments of the Lenders to Two Hundred Five Million Dollars ($205,000,000) for the purpose of funding the repayment of the balance of the outstanding amounts under the Prior Credit Agreement, the repayment of the SCIL Loan and the payment of related transaction costs and expenses and (b) the other purposes provided herein; and

WHEREAS, capitalized terms used in this Agreement shall have the meanings ascribed to them in Annex A and, for purposes of this Agreement and the other Loan Documents, the rules of construction set forth in Annex A shall govern.  All Annexes, Disclosure Schedules, Exhibits and other attachments (collectively, “Appendices”) hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together with this Agreement, shall constitute but a single agreement.  These Recitals shall be construed as part of the Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto agree as follows:

1.                                      AMOUNT AND TERMS OF CREDIT

1.1                                 Credit Facilities.

(a)                                  Revolving Credit Facility.

(i)                                     Subject to the terms and conditions hereof, each Revolving Lender agrees to make available to Borrower from time to time until the Commitment Termination Date its Pro Rata Share of advances (each, a “Revolving Credit Advance”).  The Pro Rata Share of the Revolving Loan of any Revolving Lender shall not at any time exceed its separate Revolving Loan Commitment.  The obligations of each Revolving Lender hereunder shall be several and not joint.  Until the Commitment Termination Date, Borrower may from time to time borrow, repay (without notice) and reborrow under this Section 1.1(a); provided, that the amount of any Revolving Credit Advance to be made at any time shall not exceed Borrowing Availability at such time.  Each Revolving Credit Advance shall be made on notice by Borrower to one of the representatives of Agent identified in Schedule 1.1 at the address specified therein.  Any such notice must be given no later than (1) 11:00 a.m. (Chicago time) on the Business Day of the proposed Revolving Credit Advance, in the case of an Index Rate Loan, or (2) 11:00 a.m. (Chicago time) on the date which is three (3) Business Days prior to the proposed Revolving Credit Advance, in the case of a LIBOR Loan.  Each such notice (a “Notice of Revolving Credit Advance”) must be given in writing (by telecopy or overnight courier) substantially in the form of Exhibit 1.1(a)(i), and shall include the information required in such Exhibit.  If Borrower desires to have the Revolving Credit Advances bear interest by reference to a LIBOR Rate, it must comply with Section 1.5(e).

(ii)                                  Except as provided in Section 1.12, Borrower shall execute and deliver to each Revolving Lender a note to evidence the Revolving Loan Commitment of that Revolving Lender.  Each note shall be in the principal amount of the Revolving Loan Commitment of the applicable Revolving Lender, dated the Effective Date and substantially in the form of Exhibit 1.1(a)(ii) (each a “Revolving Note” and, collectively, the “Revolving Notes”).  Each Revolving Note shall represent the obligation of Borrower to pay the amount of the relevant Revolving Lender’s Revolving Loan Commitment or, if less, such Revolving Lender’s Pro Rata Share of the aggregate unpaid principal amount of all Revolving Credit Advances to Borrower together with interest thereon as prescribed in Section 1.5.  The entire unpaid balance of the Revolving Loan and all other non-contingent monetary Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date.

(iii)                               Any provision of this Agreement to the contrary notwithstanding, at the request of Borrower, in its discretion Agent may (but shall have absolutely no obligation to), make Revolving Credit Advances to Borrower on behalf of Revolving Lenders in amounts that cause Borrowing Availability to be less than $0 (any such excess Revolving Credit Advances are herein referred to collectively as “Overadvances”); provided, that (A) no such event or occurrence shall cause or constitute a waiver of Agent’s, the Swing Line Lender’s or Revolving Lenders’ right to refuse to make any further Overadvances, Swing Line Advances or Revolving Credit Advances, or incur any Letter of Credit Obligations, as the case may be, at any time that an Overadvance exists, and (B) no Overadvance shall result in a Default or Event of Default due to Borrower’s failure to comply with Section 1.3(b)(i) for so long as Agent permits such Overadvance to remain outstanding, but solely with respect to the amount of such Overadvance.  In addition, Overadvances may be made even if the conditions to lending set forth in Section 2 have not been met.  All Overadvances shall constitute Index Rate Loans, shall bear interest at the Default Rate and shall be payable within three (3) Business Days after demand.  Except as otherwise provided in Section 1.11(b), the authority of Agent to make Overadvances is limited to an aggregate amount not to exceed $4,000,000 at any time and shall not cause the Revolving Loan to exceed the Maximum Amount.  The authority of Agent to make Overadvances that exceed $2,000,000 in the aggregate may be revoked prospectively by a written notice to Agent signed by Requisite Revolving Lenders.  No Overadvance shall be outstanding for more than sixty (60) consecutive days, and not more than two Overadvances

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shall be made in any period of one hundred eighty (180) consecutive days, in each case without the consent of Requisite Revolving Lenders.

(b)                                 Term Loan.

(i)                                     Subject to the terms and conditions hereof, each Term Lender making a commitment on the date hereof agrees to make a term loan (collectively, the “Term Loan”) on the Effective Date to Borrower in the original principal amount of its Term Loan Commitment, which, when added to the Term Loan balance outstanding under the Prior Credit Agreement, will cause the Term Loan principal balance to equal One Hundred Fifty Million Dollars ($150,0000,000).  The obligations of each Term Lender hereunder shall be several and not joint.  The Term Loan shall be evidenced by promissory notes substantially in the form of Exhibit 1.1(b) (each a “Term Note” and collectively the “Term Notes”), and, except as provided in Section 1.12, Borrower shall execute and deliver each Term Note to the applicable Term Lender.  Each Term Note shall represent the obligation of Borrower to pay the amount of the applicable Term Lender’s Term Loan Commitment, together with interest thereon as prescribed in Section 1.5.

(ii)                                  Borrower shall repay the principal amount of the Term Loan in twenty-five (25) consecutive quarterly installments on the first day of January, April, July and October of each year, commencing October 1, 2005, as follows:

Payment Dates	Installment Amounts

October 1, 2005 through and including April 1, 2011	$375,000 each

and by making the final payment, which shall be due on July 1, 2011 and shall be in the amount of $141,375,000 or, if different, the remaining principal balance of the Term Loan.

(iii)                               Notwithstanding Section 1.1(b)(ii), the aggregate outstanding principal balance of the Term Loan shall be due and payable in full in immediately available funds on the Commitment Termination Date, if not sooner paid in full.  No payment with respect to the Term Loan may be reborrowed.

(iv)                              Each payment of principal with respect to the Term Loan shall be paid to Agent for the ratable benefit of each Term Lender, ratably in proportion to each such Term Lender’s respective Term Loan Commitment.

(c)                                  Swing Line Facility.

(i)                                     Agent shall notify the Swing Line Lender upon Agent’s receipt of any Notice of Revolving Credit Advance.  Subject to the terms and conditions hereof, the Swing Line Lender may, in its discretion, make available from time to time until the Commitment Termination Date advances (each, a “Swing Line Advance”) in accordance with any such notice.  The provisions of this Section 1.1(c) shall not relieve Revolving Lenders of their obligations to make Revolving Credit Advances under Section 1.1(a); provided, that if the Swing Line Lender makes a Swing Line Advance pursuant to any such notice, such Swing Line Advance shall be in

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lieu of any Revolving Credit Advance that otherwise may be made by Revolving Credit Lenders pursuant to such notice.  The aggregate amount of Swing Line Advances outstanding shall not exceed at any time the lesser of (A) the Swing Line Commitment and (B) the lesser of (i) the Maximum Amount, less the outstanding balance of the Revolving Loan at such time (“Swing Line Availability”) or (ii) except for Overadvances, the Multiple Amount.  Until the Commitment Termination Date, Borrower may from time to time borrow, repay and reborrow under this Section 1.1(c).  Each Swing Line Advance shall be made pursuant to a Notice of Revolving Credit Advance delivered by Borrower to Agent in accordance with Section 1.1(a).  Any such notice must be given no later than 11:00 a.m. (Chicago time) on the Business Day of the proposed Swing Line Advance.  Unless the Swing Line Lender has received at least one (1) Business Day’s prior written notice from Requisite Revolving Lenders instructing it not to make a Swing Line Advance, the Swing Line Lender shall, notwithstanding the failure of any condition precedent set forth in Sections 2.2, be entitled to fund that Swing Line Advance, and to have such Revolving Lender make Revolving Credit Advances in accordance with Section 1.1(c)(iii) or purchase participating interests in accordance with Section 1.1(c)(iv).  Notwithstanding any other provision of this Agreement or the other Loan Documents, the Swing Line Loan shall constitute an Index Rate Loan.  Borrower shall repay the aggregate outstanding principal amount of the Swing Line Loan upon demand therefor by Agent.

(ii)                                  Borrower shall execute and deliver to the Swing Line Lender a promissory note to evidence the Swing Line Commitment.  Such note shall be in the principal amount of the Swing Line Commitment of the Swing Line Lender, dated the Effective Date and substantially in the form of Exhibit 1.1(c)(ii) (the “Swing Line Note”). The Swing Line Note shall represent the obligation of Borrower to pay the amount of the Swing Line Commitment or, if less, the aggregate unpaid principal amount of all Swing Line Advances made to Borrower together with interest thereon as prescribed in Section 1.5.  The entire unpaid balance of the Swing Line Loan and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date if not sooner paid in full.

(iii)                               The Swing Line Lender, at any time and from time to time in its sole and absolute discretion, but not less frequently than once each week, shall on behalf of Borrower (and Borrower hereby irrevocably authorizes the Swing Line Lender to so act on its behalf) request each Revolving Lender (including the Swing Line Lender) to make a Revolving Credit Advance to Borrower (which shall be an Index Rate Loan) in an amount equal to that Revolving Lender’s Pro Rata Share of the principal amount of the Swing Line Loan (the “Refunded Swing Line Loan”) outstanding on the date such notice is given.  Unless any of the events described in Sections 8.1(h) or 8.1(i) has occurred (in which event the procedures of Section 1.1(c)(iv) shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of a Revolving Credit Advance are then satisfied, each Revolving Lender shall disburse directly to Agent, its Pro Rata Share of a Revolving Credit Advance on behalf of the Swing Line Lender, prior to 2:00 p.m. (Chicago time), in immediately available funds on the Business Day next succeeding the date that notice is given.  The proceeds of those Revolving Credit Advances shall be immediately paid to the Swing Line Lender and applied to repay the Refunded Swing Line Loan.

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(iv)                              If, prior to refunding a Swing Line Loan with a Revolving Credit Advance pursuant to Section 1.1(c)(iii), one of the events described in Sections 8.1(h) or 8.1(i) has occurred, then, subject to the provisions of Section 1.1(c)(v) below, each Revolving Lender shall, on the date such Revolving Credit Advance was to have been made for the benefit of Borrower, purchase from the Swing Line Lender an undivided participation interest in the Swing Line Loan in an amount equal to its Pro Rata Share of such Swing Line Loan.  Upon request, each Revolving Lender shall promptly transfer to the Swing Line Lender, in immediately available funds, the amount of its participation interest.

(v)                                 Each Revolving Lender’s obligation to make Revolving Credit Advances in accordance with Section 1.1(c)(iii) and to purchase participation interests in accordance with Section 1.1(c)(iv) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Revolving Lender may have against the Swing Line Lender, Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of any Default or Event of Default; (C) any inability of Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement at any time or (D) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.  If any Revolving Lender does not make available to Agent or the Swing Line Lender, as applicable,  the amount required pursuant to Sections 1.1(c)(iii) or 1.1(c)(iv), as the case may be, the Swing Line Lender shall be entitled to recover such amount on demand from such Revolving Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the Federal Funds Rate for the first two (2) Business Days and at the Index Rate thereafter.

(d)                                 Reliance on Notices.  Agent shall be entitled to rely upon, and shall be fully protected in relying upon, any Notice of Revolving Credit Advance, Notice of Conversion/Continuation or similar notice reasonably believed by Agent to be genuine.  Agent may assume that each Person executing and delivering any notice in accordance herewith was duly authorized, unless the responsible individual acting thereon for Agent has actual knowledge to the contrary.

1.2                                 Letters of Credit.  Subject to and in accordance with the terms and conditions contained herein and in Annex B, Borrower shall have the right to request, and Revolving Lenders agree to incur, or purchase participations in, Letter of Credit Obligations in respect of Borrower or any Secured Guarantor.

1.3                                 Prepayments.

(a)                                  Voluntary Prepayments; Reductions in Revolving Loan Commitments.  Borrower may at any time on at least three (3) days’ prior written notice to Agent (i) voluntarily prepay all or part of the Term Loan and/or (ii) permanently reduce (but not terminate) the Revolving Loan Commitment; provided that (A) any such prepayments or reductions shall be in a minimum amount of $500,000 and integral multiples of $100,000 in excess of such amount, (B) the Revolving Loan Commitment shall not be reduced pursuant to this sentence to an amount less than $30,000,000 and (C) after giving effect to such reductions, Borrower shall be in compliance with Section 1.3(b)(i).  In addition, Borrower may at any time on at least ten (10) days’ prior written notice to Agent terminate the Revolving Loan Commitment, provided, that

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upon such termination all Loans and other Obligations shall be immediately due and payable in full and all Letter of Credit Obligations shall be cash collateralized or otherwise satisfied in accordance with Annex B hereto.  Any such voluntary prepayment and any reduction or termination of the Revolving Loan Commitment must be accompanied by the payment of any applicable LIBOR funding breakage costs in accordance with Section 1.13(b).  Upon any such reduction or termination of the Revolving Loan Commitment, Borrower’s right to request Revolving Credit Advances, or request that Letter of Credit Obligations be incurred on its behalf, or request Swing Line Advances, shall simultaneously be permanently reduced or terminated, as the case may be.  Each notice of partial prepayment shall designate the Loan or other Obligations to which such prepayment is to be applied; provided, that any partial prepayments of the Term Loan made by Borrower shall be applied to prepay the scheduled installments of the Term Loan in inverse order of maturity.

(b)                                 Mandatory Prepayments.

(i)                                     If at any time Borrowing Availability is less than $0, Borrower shall immediately repay the aggregate outstanding Revolving Credit Advances to the extent required to eliminate such deficiency.  If any such deficiency remains after repayment in full of the aggregate outstanding Revolving Credit Advances, Borrower shall provide cash collateral for the Letter of Credit Obligations in the manner set forth in Annex B to the extent required to eliminate such deficiency.  Notwithstanding the foregoing, any Overadvance made pursuant to Section 1.1(a)(iii) shall be repaid only on demand in accordance with such Section.

(ii)                                  Immediately upon receipt by Borrower or any Secured Guarantor of any proceeds of any cash asset disposition (excluding proceeds of asset dispositions permitted by Section 6.8(a)) to the extent the net cash proceeds of such asset disposition exceed $250,000 in any single transaction or, when added to the net proceeds of all other asset dispositions (other than asset dispositions permitted by Section 6.8(a)) during a Fiscal Year, exceed $500,000, Borrower shall prepay the Obligations in an amount equal to all such proceeds, net of (A) commissions and other reasonable transaction costs (including reasonable relocation costs), fees and expenses properly attributable to such transaction and payable by Borrower or any Secured Guarantor in connection therewith (in each case, paid to non-Affiliates), (B) transfer taxes, (C) amounts payable to holders of senior Permitted Encumbrances, if any, (D) appropriate reserves for income taxes payable in cash in connection therewith and any adjustment in respect of the sale price of such assets(s) specified by the definitive documents evidencing such sale (so long as any such unused sale price reserve is applied at the end of the applicable adjustment period as a mandatory prepayment hereunder) and (E) any portion of the purchase price held in escrow (so long as such escrowed funds, are applied as a mandatory prepayment hereunder upon release to any Credit Party); provided, that if Borrower or the applicable Secured Guarantor intends to reinvest all or any portion of the net proceeds of any asset disposition within 270 days thereafter in fixed assets and Borrower promptly notifies Agent of that intention in writing, and if (x) no Event of Default shall have occurred and be continuing at the date of such written notification, and (y) Borrower or such Secured Guarantor, as the case may be, grants a first security interest to Agent in such replacement assets when acquired, then the amount of any such mandatory prepayment shall be reduced by the amount to be reinvested; provided, further that if and to the extent that Borrower or such Secured Guarantor, as the case may be, does not reinvest such net proceeds within that 270-day period, Borrower shall then repay the Loans with net

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proceeds that have not been reinvested on the last day of such 270-day period.  Any prepayment pursuant to this Section 1.3(b)(ii) shall be applied in accordance with Section 1.3(c).

(iii)                               If Borrower or any Secured Guarantor shall suffer any Event of Loss, then such Person shall (A) promptly notify the Agent of such Event of Loss with anticipated net proceeds in excess of $1,000,000 (including the amount of the estimated net insurance proceeds net of amounts payable to holders of senior Permitted Encumbrances, if any) or other awards payable in connection with such Event of Loss) and (B) promptly upon receipt of such proceeds by such Person, Borrower shall prepay the Obligations in an amount equal to such proceeds net of (x) all money actually applied (or held in reserve pending such application) to repair or reconstruct the damaged property or property affected by condemnation or taking but subject to the terms of Section 5.4(c), (y) all out-of-pocket transaction costs and (z) related cash taxes.  Any prepayment pursuant to this Section 1.3(b)(iii) shall be applied in accordance with Section 1.3(d).

(iv)                              Proceeds of Keyman Life Insurance pledged to the Agent shall be immediately used to prepay the Obligations in an amount equal to such proceeds, which shall be applied in accordance with Section 1.3(c).

(v)                                 If Holdings or Borrower issues Stock (excluding the IPO but including, without limitation, any additional Stock issued by Holdings upon the exercise of an over-allotment option by one or more of the underwriters pursuant to the IPO (the “Over-Allotment Stock”)), no later than the Business Day following the date of receipt of any cash proceeds thereof net of underwriting discounts and commissions and other reasonable costs, fees and expenses paid to non-Affiliates in connection therewith, Borrower shall prepay the Obligations in an amount equal to 50% of the net proceeds of such issuance (or in the case of the issuance of the Over-Allotment Stock, in an amount equal to the lesser of (1) 50% of the net proceeds from the issuance of the Over-Allotment Stock or (2) $8,702,400); provided that proceeds of all issuances by Holdings to directors or employees of Holdings or its Subsidiaries shall be exempt from mandatory prepayments, and Stock issuances by Holdings after the Effective Date (other than the net proceeds from the issuance of the Over-Allotment Stock which are required to be used as a prepayment described above), the proceeds of which are used to fund (x) Permitted Acquisitions, (y) investments permitted by Section 6.2 or (z) Capital Expenditures shall not be subject to mandatory prepayments to the extent so used.  Any prepayment pursuant to this Section 1.3(b)(v) shall be applied in accordance with Section 1.3(c).

(vi)                              Until the Termination Date, Borrower shall prepay the Obligations on the date that is ten (10) days after the earlier of (A) the date on which Borrower’s annual audited Financial Statements for the immediately preceding Fiscal Year (commencing with the Fiscal Year of 2004 as such immediately preceding Year) are delivered pursuant to Annex E or (B) the 15th day after the date on which such annual audited Financial Statements were required to be delivered pursuant to Annex E, in an amount equal to seventy-five percent (75%) of Excess Cash Flow for the immediately preceding Fiscal Year.  If Holdings and its Subsidiaries on a consolidated basis maintain a Leverage Ratio measured as of the last day of any Fiscal Year of less than or equal to 2.50 to 1.00 but more than 1.50 to 1.0, the Excess Cash Flow percentage shall be equal to fifty percent (50%) for that Fiscal Year.  If Holdings and its Subsidiaries on a consolidated basis maintain a Leverage Ratio measured as of the last day of any Fiscal Year

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equal to or less than 1.50 to 1.00, the Excess Cash Flow percentage shall be equal to twenty-five percent (25%) for that Fiscal Year.  Any prepayments from Excess Cash Flow paid pursuant to this clause (vi) shall be applied in accordance with Section 1.3(c).  Each such prepayment shall be accompanied by an Officer Certificate of Borrower’s Chief Financial Officer, or another officer of Borrower acceptable to Agent, certifying the manner in which Excess Cash Flow and the resulting prepayment were calculated, which certificate shall be in form and substance satisfactory to Agent.

(c)                                  Application of Certain Mandatory Prepayments.  Any prepayments made by the Borrower pursuant to Sections 1.3(b)(ii), 1.3(b)(iv), or 1.3(b)(vi) shall be applied as follows: first, to Fees and reimbursable expenses of Agent then due and payable pursuant to any of the Loan Documents; second, to interest then due and payable on the Term Loan; third, to prepay the scheduled principal installments of the Term Loan in inverse order of maturity, until the Term Loan has been prepaid in full; fourth, to interest then due and payable on the Swing Line Loan; fifth, to the principal balance of the Swing Line Loan until the same has been repaid in full; sixth, to interest then due and payable on the Revolving Credit Advances; seventh, to the outstanding principal balance of the Revolving Credit Advances until the same has been paid in full; and eighth, to any Letter of Credit Obligations, to provide cash collateral therefor in the manner set forth in Annex B, until all such Letter of Credit Obligations have been fully cash collateralized in the manner set forth in Annex B.  Any prepayments made by the Borrower pursuant to Section 1.3(b)(v) shall be applied as follows:  first, to Fees and reimbursable expenses of Agent then due and payable pursuant to any of the Loan Documents; second, to interest then due and payable on the Swing Line Loan; third, to the principal balance of the Swing Line Loan until the same has been repaid in full; fourth, to interest then due and payable on the Revolving Credit Advances; fifth, to the outstanding principal balance of the Revolving Credit Advances until the same has been paid in full; sixth, to interest then due and payable on the Term Loan; seventh, to prepay the scheduled principal installments of the Term Loan in inverse order of maturity, until the Term Loan has been prepaid in full; and eighth, to any Letter of Credit Obligations, to provide cash collateral therefor in the manner set forth in Annex B, until all such Letter of Credit Obligations have been fully cash collateralized in the manner set forth in Annex B.  Neither the Revolving Loan Commitment nor the Swing Line Commitment shall be permanently reduced by the amount of any such prepayments.

(d)                                 Application of Prepayments from Insurance Proceeds and Condemnation Proceeds.  Prepayments from insurance or condemnation proceeds in connection with an Event of Loss in accordance with Sections 1.3(b)(iii) and 5.4(c) and the Mortgage(s), respectively, shall be applied as follows:  insurance proceeds from casualties or losses to cash or Inventory shall be applied first, to the Swing Line Loans and, second, to the Revolving Credit Advances; insurance or condemnation proceeds from casualties or losses to Equipment, Fixtures and Real Estate shall be applied to scheduled installments of the Term Loan in inverse order of maturity.  Neither the Revolving Loan Commitment nor the Swing Line Loan Commitment shall be permanently reduced by the amount of any such prepayments.  If the precise amount of insurance or condemnation proceeds allocable to Inventory as compared to Equipment, Fixtures and Real Estate are not otherwise determined, the allocation and application of those proceeds shall be jointly determined by Agent and Borrower.

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(e)                                  No Implied Consent.  Nothing in this Section 1.3 shall be construed to constitute Agent’s or any Lender’s consent to any transaction that is not permitted by other provisions of this Agreement or the other Loan Documents.

1.4                                 Use of Proceeds.  Borrower shall utilize the proceeds of the Term Loan, the Revolving Loan and the Swing Line Loan and the net proceeds of the IPO on the Effective Date for the Related Transactions and any related costs, fees and expenses (but Borrower may not utilize any part of the proceeds of any Loan to fund, either directly or indirectly, all or any portion of the redemption, defeasance or other acquisition for value of the Discount Debentures), and proceeds of subsequent Advances for the financing of Borrower’s ordinary working capital and general corporate needs, including Permitted Loan Funded Acquisitions, and for any other purpose not prohibited hereunder.  Disclosure Schedule (1.4) contains a description of Borrower’s sources and uses of funds as of the Effective Date, including Loans and Letter of Credit Obligations to be made or incurred on that date, and a funds flow memorandum detailing how funds from each source are to be applied to particular uses.

1.5                                 Interest and Applicable Margins.

(a)                                  Borrower shall pay interest to Agent, for the ratable benefit of Lenders in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at the following rates:

(i)                                     with respect to the Revolving Credit Advances, the Index Rate plus the Applicable Revolver Index Margin per annum or, at the election of Borrower, the applicable LIBOR Rate plus the Applicable Revolver LIBOR Margin per annum, based on the aggregate Revolving Credit Advances outstanding from time to time;

(ii)                                  with respect to the Term Loan, the Index Rate plus the Applicable Term Loan Index Margin per annum or, at the election of Borrower, the applicable LIBOR Rate plus the Applicable Term Loan LIBOR Margin per annum; and

(iii)                               with respect to the Swing Line Loan, the Index Rate plus the Applicable Revolver Index Margin per annum.

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The Applicable Revolver Index Margin and the Applicable Revolver LIBOR Margin are as follows:

Applicable Revolver Index Margin	1.25%

Applicable Revolver LIBOR Margin	2.50%

As of the Effective Date, the Applicable Term Loan Index Margin and the Applicable Term Loan LIBOR Margin are as follows:

Applicable Term Loan Index Margin	1.50%

Applicable Term Loan LIBOR Margin	2.75%

The Applicable Term Loan Index Margin and the Applicable Term Loan LIBOR Margin may be adjusted by reference to the following grids:

If Leverage Ratio is:	Level of Applicable Margins:
greater than or equal to 2.50 to 1.00	Level I
Less than 2.50 to 1.00	Level II

	Applicable Margins
	Level I	Level II
The Applicable Term Loan Index Margin	1.50%	1.25%
the Applicable Term Loan LIBOR Margin	2.75%	2.50%

Adjustments in the Applicable Term Loan Index Margin and the Applicable Term Loan LIBOR Margin commencing with the Fiscal Quarter ending on or about September 30, 2005  shall be implemented quarterly on a prospective basis, for each calendar month commencing at least five (5) days after the date of delivery to Lenders of the quarterly unaudited or annual audited (as applicable) Financial Statements evidencing the need for an adjustment.  Concurrently with the delivery of those Financial Statements, Borrower shall deliver to Agent and Lenders a certificate, signed by its chief financial officer, setting forth in reasonable detail the basis for the continuance of, or any change in, the Applicable Term Loan Index Margin and the Applicable Term Loan LIBOR Margin.  Failure to timely deliver such Financial Statements shall, in addition to any other remedy provided for in this Agreement, result in an increase in the Applicable Term Loan Index Margin and the Applicable Term Loan LIBOR Margin to the highest level set forth in the foregoing grid, until the first day of the first calendar month following the delivery of

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those Financial Statements demonstrating that such an increase is not required.  If an Event of Default has occurred and is continuing at the time any reduction in the Applicable Term Loan Index Margin and the Applicable Term Loan LIBOR Margin is to be implemented, that reduction shall be deferred until the first day of the first calendar month following the date on which such Event of Default is waived or cured.

(b)                                 If any payment on any Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day (except as set forth in the definition of LIBOR Period) and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

(c)                                  All computations of Fees calculated on a per annum basis and interest shall be made by Agent on the basis of a 360-day year, in each case for the actual number of days occurring in the period for which such interest and Fees are payable.  The Index Rate is a floating rate determined for each day.  Each determination by Agent of an interest rate and Fees hereunder shall be final, binding and conclusive on Borrower, absent manifest error.

(d)                                 So long as an Event of Default has occurred and is continuing under Section 8.1(a), (h) or (i), or so long as any other Event of Default has occurred and is continuing and at the election of Agent (or upon the written request of Requisite Lenders) confirmed by written notice from Agent to Borrower, the interest rates applicable to the Loans and the Letter of Credit Fees shall be increased by two percentage points (2%) per annum above the rates of interest or the rate of such Fees otherwise applicable hereunder (“Default Rate”). Interest and Letter of Credit Fees at the Default Rate shall accrue from the initial date of such Event of Default if such Event of Default arose under Section 8.1(a), (h) or (i) or from the date of the delivery of the written notice from Agent to Borrower for all other Events of Default, until that Event of Default is cured or waived and shall be payable upon demand.

(e)                                  Subject to the conditions precedent set forth in Section 2.2, Borrower shall have the option to (i) request that any Revolving Credit Advance be made as a LIBOR Loan, (ii) convert at any time all or any part of outstanding Loans (other than the Swing Line Loan) from Index Rate Loans to LIBOR Loans, (iii) convert any LIBOR Loan to an Index Rate Loan, subject to payment of LIBOR breakage costs in accordance with Section 1.13(b) if such conversion is made prior to the expiration of the LIBOR Period applicable thereto, or (iv) continue all or any portion of any Loan (other than the Swing Line Loan) as a LIBOR Loan upon the expiration of the applicable LIBOR Period and the succeeding LIBOR Period of that continued Loan shall commence on the first day after the last day of the LIBOR Period of the Loan to be continued.  Any Loan or group of Loans having the same proposed LIBOR Period to be made or continued as, or converted into, a LIBOR Loan must be in a minimum amount of $1,000,000 and integral multiples of $250,000 in excess of such amount.  Any such election must be made by 11:00 a.m. (Chicago time) on the 3rd Business Day prior to (1) the date of any proposed Advance which is to bear interest at the LIBOR Rate, (2) the end of each LIBOR Period with respect to any LIBOR Loans to be continued as such, or (3) the date on which Borrower wishes to convert any Index Rate Loan (other than the Swing Line) to a LIBOR Loan for a LIBOR Period designated by Borrower in such election.  If no election is received with respect to a LIBOR Loan by 11:00 a.m. (Chicago time) on the 3rd Business Day prior to the end of the LIBOR Period with respect thereto (or if a Default or an Event of Default has occurred and

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is continuing or if the additional conditions precedent set forth in Section 2.2 shall not have been satisfied), that LIBOR Loan shall be converted to an Index Rate Loan at the end of its LIBOR Period.  Borrower must make such election by notice to Agent in writing, by telecopy or overnight courier.  In the case of any conversion or continuation, such election must be made pursuant to a written notice (a “Notice of Conversion/Continuation”) in the form of Exhibit 1.5(e).  No Loan may be made as or converted into a LIBOR Loan for the first 10 days after the Effective Date.  Between the 11th day after the Effective Date and the earlier of (i) the 45th day after the Effective Date and (ii) completion of Primary Syndication as determined by Agent,  Borrower may elect to convert the Loans (other than the Swing Line Loan) into LIBOR Periods of seven (7) days.  As used in this Section 1.5(e), “Primary Syndication” shall occur when GE Capital’s aggregate Commitments, together with the total Loans funded by GE Capital, do not exceed $60,000,000.

(f)                                    Notwithstanding anything to the contrary set forth in this Section 1.5, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the “Maximum Lawful Rate”), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Agent, on behalf of Lenders, is equal to the total interest that would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Original Closing Date as otherwise provided in this Agreement.  Thereafter, interest hereunder shall be paid at the rate(s) of interest and in the manner provided in Sections 1.5(a) through (e), unless and until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this paragraph shall again apply.  In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount that such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate.  If the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.  If, notwithstanding the provisions of this Section 1.5(f), a court of competent jurisdiction shall finally determine that a Lender has received interest hereunder in excess of the Maximum Lawful Rate, Agent shall, to the extent permitted by applicable law, promptly apply such excess in the order specified in Section 1.11 and thereafter shall refund any excess to Borrower or as a court of competent jurisdiction may otherwise order.

1.6                                 [Intentionally Omitted].

1.7                                 [Intentionally Omitted].

1.8                                 Cash Management Systems.  On or prior to the Effective Date, Borrower will establish and will maintain until the Termination Date, the cash management systems described in Annex C (the “Cash Management Systems”).

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1.9                                 Fees.

(a)                                  Borrower has paid and shall pay to GE Capital, individually, the Fees specified in the GE Capital Fee Letter, at the times specified for payment therein.

(b)                                 As additional compensation for the Revolving Lenders, Borrower shall pay to Agent, for the ratable benefit of such Lenders, in arrears, on the first Business Day of each month prior to the Commitment Termination Date and on the Commitment Termination Date, a Fee for Borrower’s non-use of available funds in an amount equal to one-half of one percent (0.50%) per annum (calculated on the basis of a 360 day year for actual days elapsed) multiplied by the difference between (x) the Maximum Amount (as it may be reduced from time to time) and (y) the average for the period of the daily closing balances of the Revolving Loan and the Swing Line Loan outstanding during the period for which such Fee is due.

(c)                                  Borrower shall pay to Agent, for the ratable benefit of Revolving Lenders, the Letter of Credit Fee as provided in Annex B.

1.10                           Receipt of Payments.  Borrower shall make each payment under this Agreement not later than 1:00 p.m. (Chicago time) on the day when due in immediately available funds in Dollars to the Collection Account.  For purposes of computing interest and Fees and determining Borrowing Availability as of any date, all payments shall be deemed received on the Business Day on which immediately available funds therefor are received in the Collection Account prior to 1:00 p.m. (Chicago time).  Payments received after 1:00 p.m. (Chicago time) on any Business Day or on a day that is not a Business Day shall be deemed to have been received on the following Business Day.

1.11                           Application and Allocation of Payments.

(a)                                  So long as no Event of Default has occurred and is continuing and the Commitment Termination Date has not occurred, (i) payments received in the ordinary course of business and not subject to clauses (ii), (iii) and (iv) below shall be applied, first, to the Swing Line Loan and, second, to the Revolving Loan; (ii) payments matching specific scheduled payments then due shall be applied to those scheduled payments; (iii) voluntary prepayments shall be applied as determined by Borrower, subject to the provisions of Section 1.3(a); and (iv) mandatory prepayments shall be applied as set forth in Sections 1.3(c), 1.3(d) and 1.3(f).  All payments and prepayments applied to a particular Loan shall be applied ratably to the portion thereof held by each Lender as determined by its Pro Rata Share.  As to any other payment, and as to all payments made when an Event of Default has occurred and is continuing or following the Commitment Termination Date, Borrower and each other Credit Party hereby irrevocably waive the right to direct the application of any and all payments (including monetary proceeds of collections of or realizations upon any Collateral) received from or on behalf of Borrower or any other Credit Party, and Borrower and each other Credit Party hereby irrevocably agree that the Requisite Revolving Lenders and the Requisite Lenders shall have the continuing exclusive right to apply any and all such payments against the Obligations as the Requisite Revolving Lenders and the Requisite Lenders may deem advisable notwithstanding any previous entry by Agent in the Loan Account or any other books and records and agree to be bound by all such payment applications.  In the absence of a specific determination by the Requisite Revolving Lenders and

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the Requisite Lenders with respect thereto, payments shall be applied to amounts then due and payable in the following order: (1) to Fees and Agent’s expenses reimbursable hereunder; (2) to interest on the Swing Line Loan; (3) to principal payments on the Swing Line Loan; (4) to interest on the other Loans, ratably in proportion to the interest accrued as to each Loan; (5) to principal payments on the other Loans and to provide cash collateral for Letter of Credit Obligations in the manner described in Annex B, ratably to the aggregate, combined principal balance of the other Loans and outstanding Letter of Credit Obligations; and (6) to all other Obligations, including any Hedging Termination Value owed by Borrower and/or one or more Secured Guarantors with respect to the Specified Hedging Agreements and expenses of Lenders to the extent reimbursable under Section 11.3.

(b)                                 Agent is authorized to, and at its sole election may, charge to the Revolving Loan balance on behalf of Borrower and cause to be paid all Fees, Charges, reimbursable expenses (including insurance premiums in accordance with Section 5.4(a)) and interest and principal, other than principal of the Revolving Loan, owing by Borrower under this Agreement or any of the other Loan Documents if and to the extent Borrower fails to pay promptly any such amounts as and when due, even if the amount of such charges would exceed Borrowing Availability at such time.  At Agent’s option and to the extent permitted by law, any charges so made shall constitute part of the Revolving Loan hereunder.

1.12                           Loan Account and Accounting.  Agent shall maintain a loan account (the “Loan Account”) on its books to record all Advances and the Term Loan, all payments made by or on behalf of Borrower, and all other debits and credits as provided in this Agreement with respect to the Loans or any other Obligations.  All entries in the Loan Account shall be made in accordance with Agent’s customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded on Agent’s most recent printout or other written statement, shall be presumptive evidence of the amounts due and owing to Agent and Lenders by Borrower; provided that any failure to so record or any error in so recording shall not limit or otherwise affect Borrower’s duty to pay the Obligations.  Agent shall render to Borrower a monthly accounting of transactions with respect to the Loans setting forth the balance of the Loan Account for the immediately preceding month.  Unless Borrower notifies Agent in writing of any objection to any such accounting (specifically describing the basis for such objection), within ninety (90) days after the date thereof, each and every such accounting shall, absent manifest error, be deemed conclusive.  Only those items expressly objected to in such notice shall be deemed to be disputed by Borrower.  Notwithstanding any provision herein contained to the contrary, any Lender may elect (which election may be revoked) to dispense with the issuance of Notes to that Lender and may rely on the Loan Account as evidence of the amount of Obligations from time to time owing to it.

1.13                           Indemnity.

(a)                                  Each Credit Party that is a signatory hereto shall jointly and severally indemnify and hold harmless each of Agent, Lenders and their respective Affiliates, and each such Person’s respective officers, directors, employees, attorneys, agents and representatives (each, an “Indemnified Person”), from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys’ fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) that may

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be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents and the administration of such credit, and in connection with or arising out of the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith, and legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Loan Documents (other than disputes between and among Agent/or the Lenders arising when no Event of Default has occurred and is continuing) (collectively, “Indemnified Liabilities”); provided, that no such Credit Party shall be liable for any indemnification to an Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results from that Indemnified Person’s gross negligence or willful misconduct; and, provided further, that any obligations of the Credit Parties to the Indemnified Persons with respect to Environmental Liabilities and Hazardous Materials shall be governed exclusively by the terms and provisions of the Environmental Indemnity Agreement and not by the terms and provisions of this Section 1.13 or any other term and provision of this Agreement or any other Loan Document other than the Environmental Indemnity Agreement.  NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER ANY LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

(b)                                 To induce Lenders to provide the LIBOR Rate option on the terms provided herein, if (i) any LIBOR Loans are repaid in whole or in part prior to the last day of any applicable LIBOR Period (whether that repayment is made pursuant to any provision of this Agreement or any other Loan Document or occurs as a result of acceleration, by operation of law or otherwise); (ii) Borrower shall default in payment when due of the principal amount of or interest on any LIBOR Loan; (iii) Borrower shall refuse to accept any borrowing of, or shall request a termination of any borrowing, conversion into or continuation of LIBOR Loans after Borrower has given notice requesting the same in accordance herewith; or (iv) Borrower shall fail to make any prepayment of a LIBOR Loan after Borrower has given a notice thereof in accordance herewith, then Borrower shall indemnify and hold harmless each Lender from and against all losses, costs and expenses resulting from or arising from any of the foregoing.  Such indemnification shall include any loss (including loss of margin) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate deposits from which such funds were obtained.  For the purpose of calculating amounts payable to a Lender under this subsection, each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at the LIBOR Rate in an amount equal to the amount of that LIBOR Loan and having a maturity comparable to the relevant LIBOR Period; provided, that each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection.  This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.  As promptly as practicable under the circumstances, each Lender shall provide Borrower with its written calculation of all amounts payable pursuant to this Section 1.13(b), and such calculation shall be presumed to be correct

15

unless Borrower shall object in writing within twenty (20) Business Days of receipt thereof, specifying the basis for such objection in detail.  The payment of any amounts due under this Section 1.13(b) by Borrower as a result of any of the events described in clause (i) (other than as a result of acceleration following an Event of Default), clause (iii) or clause (iv) above shall constitute a cure of any Default or Event of Default arising solely from such events.

1.14                           Access.  Each Credit Party that is a party hereto shall, during normal business hours, from time to time upon three (3) Business Days’ prior notice as frequently as Agent determines to be appropriate: (a) provide Agent and any of its officers, employees and agents access to its properties, facilities, advisors, officers, employees of each Credit Party and to the Collateral, (b) permit Agent, and any of its officers, employees and agents, to inspect, audit and make extracts from any Credit Party’s books and records, and (c) permit Agent, and its officers, employees and agents, to inspect, review, evaluate and make test verifications and counts of the Accounts, Inventory and other Collateral of any Credit Party, provided, that, in each case, such access rights shall be undertaken in a manner which does not unreasonably interfere with the Credit Parties’ business or operations.  If an Event of Default has occurred and is continuing or if access is necessary to preserve or protect the Collateral as determined by the Agent, each such Credit Party shall provide such access to Agent and to each Lender at all times and without advance notice.  Furthermore, so long as any Event of Default has occurred and is continuing, Borrower shall provide Agent and each Lender with access to its suppliers and customers.  Each Credit Party shall make available to Agent and its counsel, as quickly as is possible under the circumstances, originals or copies of all books and records of the Credit Parties that Agent may reasonably request.  Agent may conduct a field Collateral audit of Borrower and the Secured Guarantors at the sole cost and expense of Borrower and the Secured Guarantors once during a period of any 12 months.  Agent will give Lenders at least five (5) days’ prior written notice of such audits, and representatives of other Lenders may accompany Agent’s representatives on such audits at no charge to Borrower.

1.15                           Taxes.

(a)                                  Any and all payments by Borrower hereunder or under the Notes shall be made, in accordance with this Section 1.15, free and clear of and without deduction for any and all present or future Taxes.  If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the Notes, (i) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 1.15) Agent or Lenders, as applicable, receive an amount equal to the sum they would have received had no such deductions been made, (ii) Borrower shall make such deductions, and (iii) Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law.  Within thirty (30) days after the date of any payment of any such Taxes, Borrower shall furnish to Agent the original or a certified copy of a receipt evidencing payment thereof.

(b)                                 Each Credit Party that is a signatory hereto shall indemnify and, within thirty (30) days of demand therefor, pay Agent and each Lender for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section 1.15) paid by Agent or such Lender, as appropriate, and any liability (including penalties, interest and

16

expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted.

(c)                                  Each Lender organized under the laws of a jurisdiction outside the United States (a “Foreign Lender”) shall provide to Borrower and Agent a properly completed and executed IRS Form W-8ECI or Form W-8BEN or other applicable form, certificate or document prescribed by the IRS or the United States certifying as to such Foreign Lender’s entitlement to an exemption from United States withholding tax (a “Certificate of Exemption”).  Any foreign Person that seeks to become a Lender under this Agreement shall provide a Certificate of Exemption to Borrower and Agent prior to becoming a Lender hereunder.  No foreign Person may become a Lender hereunder if such Person fails to deliver a Certificate of Exemption in advance of becoming a Lender.  Any foreign Person that has become a Lender hereunder and that has provided a Certificate of Exemption shall, to the extent legally able to do so, renew its Certificate of Exemption upon the expiration of the previously delivered Certificate of Exemption.

1.16                           Capital Adequacy; Increased Costs; Illegality.

(a)                                  If any Lender shall have determined that any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law), in each case, adopted after the Effective Date, from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender and thereby reducing the rate of return on such Lender’s capital as a consequence of its obligations hereunder, then Borrower shall from time to time upon demand by such Lender issued within ninety (90) days after adoption thereof and setting forth a calculation of the reduction (with a copy of such demand to Agent) pay to Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction.  A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by such Lender to Borrower and to Agent shall, absent manifest error, be presumptive evidence of the matters set forth therein.

(b)                                 If, due to either (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case adopted after the Original Closing Date, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Loan, then Borrower shall from time to time, upon demand by such Lender issued within ninety (90) days after the introduction thereof or compliance therewith and setting forth a calculation of such increased costs (with a copy of such demand to Agent), pay to Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost.  A certificate as to the amount of such increased cost, submitted to Borrower and to Agent by such Lender, shall be presumptive evidence of the matters set forth therein, absent manifest error.  Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost, the affected Lender shall, to the extent not inconsistent with such Lender’s internal policies of general application, use reasonable

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commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrower pursuant to this Section 1.16(b).

(c)                                  Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to agree to make or to make or to continue to fund or maintain any LIBOR Loan, then, unless that Lender is able to make or to continue to fund or to maintain such LIBOR Loan at another branch or office of that Lender without, in that Lender’s opinion, adversely affecting it or its Loans or the income obtained therefrom, on notice thereof and demand therefor by such Lender to Borrower through Agent, (i) the obligation of such Lender to agree to make or to make or to continue to fund or maintain LIBOR Loans shall terminate and (ii) Borrower shall forthwith prepay in full all outstanding LIBOR Loans owing to such Lender, together with interest accrued thereon, unless Borrower, within five (5) Business Days after the delivery of such notice and demand, converts all LIBOR Loans into Index Rate Loans.

(d)                                 Within fifteen (15) days after receipt by Borrower of written notice and demand from any Lender (an “Affected Lender”) as provided in Sections 1.15(a), 1.15(b), 1.16(a) or 1.16(b), Borrower may, at its option, notify Agent and such Affected Lender of its intention to replace the Affected Lender.  So long as no Default or Event of Default has occurred and is continuing, Borrower, with the consent of Agent, may obtain, at Borrower’s expense, a replacement Lender (“Replacement Lender”) for the Affected Lender, which Replacement Lender must be reasonably satisfactory to Agent.  If Borrower obtains a Replacement Lender within one hundred eighty (180) days following notice of its intention to do so, the Affected Lender must sell and assign its Loans and Commitments to such Replacement Lender for an amount equal to the principal balance of all Loans held by the Affected Lender and all accrued interest and Fees with respect thereto through the date of such sale; provided, that Borrower shall have reimbursed such Affected Lender for the additional amounts or increased costs that it is entitled to receive under Sections 1.15(a), 1.15(b), 1.16(a) or 1.16(b) through the date of such sale and assignment.  Notwithstanding the foregoing, Borrower shall not have the right to obtain a Replacement Lender if the Affected Lender rescinds its demand for increased costs or additional amounts within fifteen (15) days following its receipt of Borrower’s notice of intention to replace such Affected Lender.  Furthermore, if Borrower gives a notice of intention to replace and does not so replace such Affected Lender within one hundred eighty (180) days thereafter, Borrower’s rights under this Section 1.16(d) shall terminate with respect to the increased costs or additional amounts of such Affected Lender giving rise to such notice to replace such Affected Lender and Borrower shall promptly pay all increased costs and or additional amounts demanded by such Affected Lender pursuant to Sections 1.15(a), 1.15(b), 1.16(a) and 1.16(b).

1.17                           Single Loan.  All Loans to Borrower and all of the other Obligations of Borrower arising under this Agreement, the Prior Credit Agreement and the other Loan Documents shall constitute one general obligation of Borrower secured, until the Termination Date, by all of the Collateral.

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2.                                      CONDITIONS PRECEDENT

2.1                                 Conditions to the Initial Loans.  No Lender shall be obligated to make any Loan or incur any Letter of Credit Obligations on the Effective Date, or to take, fulfill, or perform any other action hereunder, until the following conditions have been satisfied or provided for in a manner satisfactory to Agent, or waived in writing by Agent and Requisite Lenders:

(a)                                  Credit Agreement; Loan Documents.  This Agreement or counterparts hereof shall have been duly executed by, and delivered to, Borrower, each other Credit Party, Agent and Lenders; and Agent shall have received such documents, instruments, agreements and legal opinions as Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including all those listed in the Closing Checklist attached hereto as Annex D, each in form and substance reasonably satisfactory to Agent.

(b)                                 Prior Debt Obligations.  Agent shall have received evidence satisfactory to Agent confirming that either (x) all of the outstanding Discount Debentures have been purchased or otherwise acquired for value by Holdings and canceled and all of the Discount Debentures Documents have been terminated or (y) all required actions have been taken and required notices have been given under the Discount Debentures Documents to redeem all of the outstanding Discount Debentures on a date not later than 30 days from the Effective Date.  In the case of clause (y) above, concurrently with the funding of the Loans and the closing of the IPO and the deposit of the a portion of the proceeds of the IPO with the trustee (the “Trustee”), under the Discount Debentures Documents sufficient to satisfy all principal, interest, premium and other obligations in respect of the Discount Debenture Documents, the Agent shall have received a copy of the written acknowledgment from the Trustee confirming the satisfaction and discharge of the Discount Debentures Documents in accordance with the terms of Section 8.01 thereof.  In addition, Agent shall have received fully executed pay-off letters, releases, amendments or notices, as applicable, reasonably satisfactory to Agent, confirming, among other things, that all obligations under the SCIL Loan Documents (including principal, accrued and unpaid interest and prepayment premiums) will be repaid in full in cash on the Effective Date, that all SCIL Loan Documents have been terminated, and that all Liens upon any of the property of the Credit Parties granted to secure obligations under the SCIL Loan Documents shall be terminated immediately upon receipt of such payment.

(c)                                  Approvals.  Agent shall have received (i) satisfactory evidence that the Credit Parties have obtained all required consents and approvals of all Persons (including all requisite Governmental Authorities) to the execution, delivery and performance of this Agreement, the other Loan Documents and the consummation of the Related Transactions or (ii) an Officer Certificate in form and substance reasonably satisfactory to Agent affirming that no such consents or approvals are required.

(d)                                 Opening Availability.  Borrowing Availability on the Effective Date, after adding thereto all unrestricted cash on hand of Borrower (up to $5,000,000) and after giving effect to any Revolving Credit Advance to be made on the Effective Date, the outstanding Letter of Credit Obligations and the consummation of the Related Transactions (on a pro forma basis,

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with trade payables being paid currently, and expenses and liabilities being paid in the ordinary course of business and without acceleration of sales) shall be at least $15,000,000.

(e)                                  Revolving Loan on the Effective Date.  After giving effect to the payment of all fees and expenses related to the Related Transactions, no more than $27,000,000 in Revolving Loans (including, without duplication, all Letter of Credit Obligations) will be outstanding as of the Effective Date.

(f)                                    Consummation of the Related Transactions.  The Related Transactions shall, on the Effective Date, be consummated in accordance with the terms of the Related Transactions Documents simultaneously with the making of the Loans on the Effective Date.

(g)                                 Payment of Fees.  Borrower shall have paid the Fees required to be paid on the Effective Date in the respective amounts specified in Section 1.9 (including the Fees specified in the GE Capital Fee Letter), and shall have reimbursed Agent for all reimbursable fees, costs and expenses of closing presented as of the Effective Date.

(h)                                 Life Insurance.  Agent shall have received evidence that the Keyman Life Insurance remains in effect.

(i)                                     Capital Structure: Other Indebtedness.  The capital structure of each Credit Party and the terms and conditions of all Indebtedness of each Credit Party shall be acceptable to Agent in its sole discretion.  Without limiting the generality of the foregoing after giving effect to the borrowings hereunder and the Related Transactions,

(i)                                     Unaudited Adjusted EBITDA for the period of 12 consecutive months ended as of the last day of the most recently ended month for which financial statements have been delivered shall be not less than $47,100,000 (it being understood and agreed that the unaudited Adjusted EBITDA is subject to normal year end audit adjustments); and

(ii)                                  Funded Debt of Holdings and its Subsidiaries (less Holdings’ and its Subsidiaries’ consolidated unrestricted cash and Cash Equivalents on hand up to $5,000,000 and excluding a $3,647,255 Letter of Credit issued to Churchill Casualty Insurance) shall not exceed 3.75 times Adjusted EBITDA for the period of 12 consecutive months ended as of the last day of the most recently ended month for which financial statements have been delivered.

2.2                                 Further Conditions to Each Loan.  Except as otherwise expressly provided herein, no Lender shall be obligated to fund any Advance or incur any Letter of Credit Obligation, if, as of the date thereof:

(a)                                  any representation or warranty by any Credit Party contained herein or in any other Loan Document is untrue or incorrect as of such date in any material respect, except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by this Agreement, and Agent or Requisite Revolving Lenders have determined not to make such Advance or incur such Letter of

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Credit Obligation as a result of the fact that such warranty or representation is untrue or incorrect;

(b)                                 the Leverage Ratio for the most recently ended trailing twelve month period for which monthly or quarterly Financial Statements have been delivered by Borrower to Agent is greater than the Applicable Leverage Multiple to 1:00; or

(c)                                  any Event of Default has occurred and is continuing or would result after giving effect to any Advance (or the incurrence of any Letter of Credit Obligation), and Agent or Requisite Revolving Lenders shall have determined not to make any Advance or incur any Letter of Credit Obligation as a result of that Event of Default.

The request and acceptance by Borrower of the proceeds of any Advance, the incurrence of any Letter of Credit Obligations or the conversion or continuation of any Loan into, or as, a LIBOR Loan shall be deemed to constitute, as of the date thereof, (i) a representation and warranty by Borrower that the conditions in this Section 2.2  have been satisfied and (ii) a reaffirmation by Borrower of the granting and continuance of Agent’s Liens, on behalf of itself and Lenders, pursuant to the Collateral Documents.

2.3                                 Conditions to Revolving Credit Advances Funding Permitted Loan Funded Acquisitions.  In addition to the conditions set forth in Section 2.2 with respect to all Advances, no Lender shall be obligated to advance its Pro Rata Share of any Revolving Credit Advance used for the purpose of funding all or part of the purchase price of any acquisition of Stock, any purchase of all or substantially all of the assets of any Person, or any business or division of any Person or any acquisition of a Person by a merger, consolidation or any other combination unless the conditions set forth in the definition of the term “Permitted Loan Funded Acquisition” have been satisfied (or provided for in a manner satisfactory to Agent) or waived in writing by Agent and Lenders (including, without limitation, the condition in clause(vi) of the definition of the term “Permitted Loan Funded Acquisition” applicable to any Foreign Qualified Target).

2.4                                 Commitment Increase Conditions.

(a)                                  From time to time after the Effective Date, the Commitments may be increased at the option of the Borrower pursuant to a proposed Commitment Increase if each of the following conditions have been met:

(i)                                     The conditions set forth in Section 2.2 have been satisfied;

(ii)                                  Agent has received evidence satisfactory to it that Borrower (i) would have been in compliance with the Financial Covenants set forth in Annex G for the quarterly period reflected in the Compliance Certificate most recently delivered to Agent pursuant to Annex E on or prior to the proposed Commitment Increase (after giving effect to the Indebtedness to be incurred as a result of the proposed Commitment Increase as if such Indebtedness was incurred on the first day of such period) and (ii) will remain in compliance with the Financial Covenants set forth in Annex G for the four consecutive quarterly periods beginning on the Business Day after the Fiscal Quarter following the proposed Commitment

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Increase (after giving effect to the Indebtedness to be incurred as a result of the proposed Commitment Increase as if such Indebtedness was incurred on the first day of such period);

(iii)                               The second anniversary of the Effective Date has not occurred;

(iv)                              The Borrower has not previously caused the Commitments under this Agreement to have been increased;

(v)                                 Borrower has forwarded to GE Capital and Agent a written offer to GE Capital to provide the proposed Commitment Increase whereupon GE Capital shall have the right, but no obligation, to commit to all or any portion of the proposed Commitment Increase, provided that, no later than fourteen (14) days after receipt of such written request, GE Capital shall advise Agent and the Borrower whether GE Capital will commit to provide all or any portion of the proposed Commitment Increase and, if so, the amount of its proposed Commitment (the “First Offer Requirement”).  After satisfying the First Offer Requirement, Borrower shall be entitled to offer to other Lenders and/or New Lenders commitments in any portion of the proposed Commitment Increase not committed to by GE Capital. Borrower acknowledges and agrees that GE Capital and/or its Affiliates may elect to syndicate all or any portion of any Commitment Increase to which GE Capital may commit; provided, that Borrower shall not be obligated to pay any additional fees or provide any increase in pricing to ensure a successful syndication of such commitments by GE Capital or its Affiliates;

(vi)                              The proposed Commitment Increase has been consented to in writing by the Lenders or New Lenders whose increase in Commitments or New Commitments in the aggregate equals such proposed Commitment Increase (it being understood and agreed that no Commitment of a Lender may be increased hereunder without such Lender’s written consent);

(vii)                           Any increase in the Term Loan Commitment shall be in the minimum amount of $5,000,000;

(viii)                        Any increase in the Revolving Loan Commitment shall be in the minimum amount of $5,000,000;

(ix)                                the proposed Commitment Increase together with any prior Commitment Increase shall not exceed the Commitment Increase Cap;

(x)                                   The Applicable Margins pertaining to the type of Loan or Loans which are the subject of any Commitment Increase shall be equal to the Applicable Margins pertaining to same type of Loan or Loans under this Agreement.  If, in connection with any Commitment Increase, any Applicable Margin for a particular type of Loan is increased, a corresponding increase in the relevant Applicable Margin(s) for such type of Loan under this Agreement shall be required to occur from and after the effective date of such Commitment Increase.  By way of example, if a proposed Commitment Increase consists of $20,000,000 of additional Term Loan Commitments and Borrower agrees to increase the Applicable Term Loan LIBOR Margin by 0.20% over the levels then in effect under this Agreement to attract such additional Term Loan Commitments, the Applicable Term Loan LIBOR Margin for all Term

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Loans from and after the effective date of such Commitment Increase would be increased by such amount; and

(xi)                                Agent shall have received amendments to this Agreement and the Loan Documents, joinders and other agreements, documents and instruments reasonably satisfactory to Agent in its sole discretion evidencing and setting forth the terms of the Commitment Increase.

(b)                                 Borrower, Credit Parties, Lenders and Agent acknowledge and agree that each Commitment Increase meeting the conditions set forth in Section 2.4(a) (each, a “Qualifying Commitment Increase”) shall not require the consent of any Lender other than those Lenders, if any, which have agreed to increase their Commitments in connection with such proposed Qualifying Commitment Increase.  Each Lender hereby authorizes the Agent, without any further consent from or agreement of such Lender, to execute on behalf of such Lender such amendments to this Agreement and/or the other Loan Documents as may be necessary to implement each such Qualifying Commitment Increase.

3.                                      REPRESENTATIONS AND WARRANTIES

To induce Lenders to make the Loans and to incur Letter of Credit Obligations, the Credit Parties executing this Agreement, jointly and severally, make the following representations and warranties to Agent and each Lender with respect to all Credit Parties, each and all of which shall survive the execution and delivery of this Agreement.

3.1                                 Corporate Existence; Compliance with Law.  Each Credit Party (a) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization set forth in Disclosure Schedule (3.1); (b) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect; (c) has the requisite power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now conducted; (d) subject to specific representations regarding Environmental Laws contained in the Environmental Indemnity Agreement, has all material licenses, permits, consents or approvals from or by, and has made all material filings with, and has given all material notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct, except as could not reasonably be expected to have a Material Adverse Effect; (e) is in compliance with its charter and bylaws or partnership or operating agreement, as applicable; and (f) subject to specific representations set forth herein regarding ERISA, tax and other laws, or specific representations regarding Environmental Laws set forth in the Environmental Indemnity Agreement, is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

3.2                                 Executive Offices, Collateral Locations, FEIN.  As of the Effective Date, each Credit Party’s name as it appears in official filings in its state of incorporation or

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organization, state of incorporation or organization, organization type, organization number, if any, issued by its state incorporation or organization, and the location of each Credit Party’s chief executive office and the warehouses and premises at which any Collateral is located on the Effective Date are set forth in Disclosure Schedule (3.2), and each Credit Party has only one state of incorporation or organization.  In addition, Disclosure Schedule (3.2) lists the federal employer identification number of each domestic Credit Party.

3.3                                 Corporate Power, Authorization, Enforceable Obligations.  The execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party and the creation of all Liens provided for therein: (a) are within such Person’s power; (b) have been duly authorized by all necessary corporate, limited liability company or limited partnership action; (c) do not contravene any provision of such Person’s charter, bylaws or partnership or operating agreement as applicable; (d) do not violate any applicable law or regulation, or any order or decree of any court or Governmental Authority; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, or other material agreement or instrument to which such Person is a party or by which such Person or any of its property is bound; (f) do not result in the creation or imposition of any Lien upon any of the property of such Person other than those in favor of Agent, on behalf of itself and Lenders, or the counterparty to any Specified Hedging Agreement pursuant to the Loan Documents; and (g) do not require the consent or approval of any Governmental Authority or any other Person, except those referred to in Section 2.1(c), all of which will have been duly obtained, made or complied with prior to or on the Effective Date unless otherwise agreed to by Agent in writing.  As of the Effective Date, each of the Loan Documents shall be duly executed and delivered by each Credit Party that is a party thereto and each such Loan Document shall constitute a legal, valid and binding obligation of such Credit Party enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy laws or similar laws affecting creditors’ rights in general.

3.4                                 Financial Statements and Projections.  Except for the Projections, all Financial Statements concerning Holdings, Borrower and its Subsidiaries that are referred to in this Section 3.4 have been prepared in accordance with GAAP consistently applied throughout the periods covered (except as disclosed therein and except, with respect to unaudited Financial Statements, for the absence of footnotes and normal year-end audit adjustments) and present fairly in all material respects the financial position of the Persons covered thereby as at the dates thereof and the results of their operations and cash flows for the periods then ended.

(a)                                  Financial Statements.  The following Financial Statements attached hereto as Disclosure Schedule (3.4(a)) have been delivered to Agent on or before the Effective Date:  the audited consolidated and consolidating balance sheets at April 2, 2005 and the related statements of income and cash flows of Holdings, Borrower and its Subsidiaries for the Fiscal Year then ended, certified by Ernst & Young LLP.

(b)                                 Pro Forma.  The pro forma debt schedule of Holdings and its Subsidiaries and the actual unaudited EBITDA of Holdings and its Subsidiaries for the most recently ended twelve month period for which financial statements have been delivered to Agent on or before the Effective Date and attached hereto as Disclosure Schedule (3.4(b)) was prepared by

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Borrower giving pro forma effect to the Related Transactions, was based on the unaudited consolidated and consolidating financial statements of Holdings and its Subsidiaries for the most recent monthly period for which financial statements have been delivered to Agent on or before the Effective Date, and was prepared in accordance with GAAP, with only such adjustments thereto as would be required in accordance with GAAP.

(c)                                  Projections.  The Projections delivered to Agent on or before the Effective Date and attached hereto as Disclosure Schedule (3.4(c)) have been prepared by Borrower in light of the past operations of its and its Subsidiaries’ businesses, but including future payments of known contingent liabilities.  The Projections are based upon material and relevant estimates and assumptions stated therein, all of which Borrower believes to be reasonable and fair in light of current conditions and current facts known to Borrower and, as of the Effective Date, reflect Borrower’s good faith and reasonable estimates of the future financial performance of Borrower and of the other information projected therein for the period set forth therein.

3.5                                 Material Adverse Effect..  Since April 2, 2005, no event has occurred, that alone or together with other events, could reasonably be expected to have a Material Adverse Effect.

3.6                                 Ownership of Property; Liens.  As of the Effective Date, the real estate (“Real Estate”) listed in Disclosure Schedule (3.6) includes all of the real property owned, leased, subleased, or used by any Credit Party.  As of the Effective Date, each Credit Party owns good and marketable fee simple title to all of its owned Real Estate, and valid leasehold interests in all of its leased Real Estate, all as described on Disclosure Schedule (3.6), and copies of all such leases have been delivered to Agent.  Disclosure Schedule (3.6) further describes any Real Estate with respect to which any Credit Party is a lessor, sublessor or assignor as of the Effective Date.  Each Credit Party also has good and marketable title to, or valid leasehold interests in, all of its personal property and assets.  As of the Effective Date, none of the properties and assets of any Credit Party are subject to any Liens other than Permitted Encumbrances, and no Credit Party has received written notice of any facts, circumstances or conditions that are likely to result in any Liens (including Liens arising under Environmental Laws) on any Collateral other than Permitted Encumbrances.  As of the Effective Date, the Liens granted to Agent pursuant to the Loan Documents are first priority perfected Liens, subject only to Permitted Encumbrances.  As of the Effective Date, each Credit Party has to its knowledge received all deeds, assignments, waivers, consents, nondisturbance and attornment or similar agreements, bills of sale and other documents, and has duly effected all recordings, filings and other actions reasonably necessary to establish, protect and perfect such Credit Party’s right, title and interest in and to all such Real Estate and other properties and assets.  Disclosure Schedule (3.6) also describes any purchase options, rights of first refusal or other similar contractual rights pertaining to any Real Estate.  Between April 2, 2005 and the Effective Date, no portion of any Credit Party’s Real Estate has suffered any material damage by fire or other casualty loss that has not heretofore been repaired and restored in all material respects to its original condition or otherwise remedied.  As of the Effective Date, all material permits required to have been issued or appropriate to enable the Real Estate to be lawfully occupied and used for all of the purposes for which it is currently occupied and used have been lawfully issued and are in full force and effect, except as could not reasonably be expected to have a Material Adverse Effect.

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3.7                                 Labor Matters.  As of the Effective Date (a) no strikes or other material labor disputes against any Credit Party are pending or, to any Credit Party’s knowledge, threatened; (b) hours worked by and payment made to employees of each Credit Party comply with the Fair Labor Standards Act and each other federal, state, local or foreign law applicable to such matters; (c) all payments due from any Credit Party for employee health and welfare insurance have been paid or accrued as a liability on the books of such Credit Party; (d) except as set forth in Disclosure Schedule (3.7), no Credit Party is a party to or bound by any collective bargaining agreement, management agreement, consulting agreement, employment agreement, bonus, restricted stock, stock option, or stock appreciation plan or agreement or any similar plan, agreement or arrangement (and true and complete copies of any agreements described on Disclosure Schedule (3.7) have been delivered to Agent); (e) to any Credit Party’s knowledge, there is no organizing activity involving any Credit Party pending or threatened by any labor union or group of employees; (f) there are no representation proceedings pending or, to any Credit Party’s knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of any Credit Party has made a pending demand for recognition; and (g) except as set forth in Disclosure Schedule (3.7), there are no material complaints or charges against any Credit Party pending or, to the knowledge of any Credit Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by any Credit Party of any individual; in each case except as could not reasonably be expected to have a Material Adverse Effect.

3.8                                 Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness.  Except as set forth in Disclosure Schedule (3.8), as of the Effective Date, no Credit Party has any Subsidiaries, is engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person.  As of the Effective Date, all of the issued and outstanding Stock of each Credit Party is owned by each of the Stockholders and in the amounts set forth in Disclosure Schedule (3.8).  Except as set forth in Disclosure Schedule (3.8), as of the Effective Date there are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Credit Party may be required to issue, sell, repurchase or redeem any of its Stock or other equity securities or any Stock or other equity securities of its Subsidiaries.  All outstanding Indebtedness and Guaranteed Indebtedness of each Credit Party as of the Effective Date (except for the Obligations) is described in Section 6.3 (including Disclosure Schedule (6.3)).

3.9                                 Government Regulation.  No Credit Party is an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” that is required to register as such under the Investment Company Act of 1940, in each case as such terms are defined in such act.  No Credit Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other federal or state statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder.  The making of the Loans by Lenders to Borrower, the incurrence of the Letter of Credit Obligations on behalf of Borrower, the application of the proceeds thereof and repayment thereof and the consummation of the Related Transactions will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

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3.10                           Margin Regulations.  No Credit Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as “Margin Stock”).  No Credit Party owns any Margin Stock, and none of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any of the Loans or other extensions of credit under this Agreement to be considered a “purpose credit” within the meaning of Regulations T, U or X of the Federal Reserve Board.  No Credit Party will take or permit to be taken any action that might cause any Loan Document to violate any regulation of the Federal Reserve Board.

3.11                           Taxes.  As of the Effective Date, all tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by any Credit Party have been filed with the appropriate Governmental Authority and all Charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid),  excluding Charges or other amounts being contested in accordance with the terms described in Section 5.2(b).  As of the Effective Date, proper and accurate amounts have been withheld by each Credit Party from its respective employees for all periods in compliance in all material respects with all applicable federal, state, local and foreign laws and such withholdings have been timely paid to the respective Governmental Authorities.  Disclosure Schedule (3.11) sets forth as of the Effective Date those taxable years for which any Credit Party’s tax returns are currently being audited by the IRS or any other applicable Governmental Authority and any assessments or threatened assessments in connection with such audit, or that are otherwise currently outstanding.  Except as described in Disclosure Schedule (3.11), as of the Effective Date, no Credit Party has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges.  As of the Effective Date, none of the Credit Parties and their respective predecessors are liable for any Charges: (a) under any agreement (including any tax sharing agreements), except as described in Disclosure Schedule (3.11) or (b) to each Credit Party’s knowledge, as a transferee.  As of the Effective Date, no Credit Party has agreed or been requested to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise, which would have a Material Adverse Effect.

3.12                           ERISA.

(a)                                  Disclosure Schedule (3.12) lists (i) all ERISA Affiliates and (ii) all Plans and separately identifies all Pension Plans, including Title IV Plans, Multiemployer Plans, ESOPs and Welfare Plans, including all Retiree Welfare Plans.  Copies of all such listed Plans (other than Multiemployer Plans), together with a copy of the latest form IRS/DOL 5500-series form for each such Plan and the most recent actuarial report for any Title IV Plans and Welfare Plans have been delivered to Agent.  Except with respect to Multiemployer Plans, each Qualified Plan has been determined by the IRS to qualify under Section 401 of the IRC, the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of

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the IRC, and nothing has occurred that would cause the loss of such qualification or tax-exempt status.  Except as could not reasonably be expected to have a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA and the IRC, including the timely filing of all reports required under the IRC or ERISA, including the statement required by 29 CFR Section 2520.104-23.  Neither any Credit Party nor ERISA Affiliate has failed to make any contribution or pay any amount due as required by either Section 412 of the IRC or Section 302 of ERISA or the terms of any such Plan.  Except as could not be reasonably be expected to have a Material Adverse Effect, no “prohibited transaction,” as defined in Section 406 of ERISA and Section 4975 of the IRC, in connection with any Plan has occurred that would subject any Credit Party to a material tax on prohibited transactions imposed by Section 502(l) of ERISA or Section 4975 of the IRC, and no event has occurred with respect to a Plan which would subject any Credit Party to any material liability under Section 502(l) of ERISA.

(b)                                 Except as set forth in Disclosure Schedule (3.12): (i) no Title IV Plan has any Unfunded Pension Liability; (ii) no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of any Credit Party, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan; (iv) no Credit Party or ERISA Affiliate has incurred or reasonably expects to incur any liability as a result of a complete or partial withdrawal from a Multiemployer Plan; (v) within the last five years no Title IV Plan of any Credit Party or ERISA Affiliate has been terminated, whether or not in a “standard termination” as that term is used in Section 4041(b)(1) of ERISA, nor has any Title IV Plan of any Credit Party or ERISA Affiliate (determined at any time within the past five years) with Unfunded Pension Liabilities been transferred outside of the “controlled group” (within the meaning of Section 4001(a)(14) of ERISA) of any Credit Party or ERISA Affiliate (determined at such time); (vi) except in the case of any ESOP, Stock of all Credit Parties and their ERISA Affiliates makes up, in the aggregate, no more than 10% of fair market value of the assets of any Plan measured on the basis of fair market value as of the latest valuation date of any Plan; and (vii) no liability under any Title IV Plan has been satisfied with the purchase of a contract from an insurance company that is not rated AAA by the Standard & Poor’s Corporation or an equivalent rating by another nationally recognized rating agency.

3.13                           No Litigation.  No action, claim, lawsuit, demand, investigation or proceeding is now pending or, to the knowledge of any Credit Party, threatened in writing against any Credit Party, before any Governmental Authority or before any arbitrator or panel of arbitrators (collectively, “Litigation”), (a) that challenges any Credit Party’s right or power to enter into or perform any of its obligations under the Loan Documents to which it is a party, or the validity or enforceability of any Loan Document or any action taken thereunder, or (b) that is reasonably likely to be determined adversely to any Credit Party and that, if so determined, would have a Material Adverse Effect.  Except as set forth on Disclosure Schedule (3.13), as of the Effective Date there is no Litigation pending or, to any Credit Party’s knowledge, threatened that seeks damages in excess of $250,000 or injunctive relief against, or alleges criminal misconduct of, any Credit Party.

3.14                           Brokers.  No broker or finder acting on behalf of any Credit Party or Affiliate thereof brought about the obtaining, making or closing of the Loans or the Related

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Transactions, and no Credit Party or Affiliate thereof has any obligation to any Person in respect of any finder’s or brokerage fees in connection therewith.

3.15                           Intellectual Property.  As of the Effective Date, each Credit Party owns or has rights to use all Intellectual Property necessary to continue to conduct its business as now or heretofore conducted by it or proposed to be conducted by it, and each Patent, registered Trademark, registered Copyright and License is listed, together with application or registration numbers, as applicable, in Disclosure Schedule (3.15).  To the knowledge of each Credit Party, as of the Effective Date, each Credit Party conducts its business and affairs without infringement of or interference with any Intellectual Property of any other Person in any material respect.  Except as set forth in Disclosure Schedule (3.15), as of the Effective Date, no Credit Party is aware of any infringement claim by any other Person with respect to any Intellectual Property.

3.16                           Full Disclosure.  No information contained in this Agreement, any of the other Loan Documents, any Projections, Financial Statements or Collateral Reports or other written reports from time to time delivered hereunder or any written statement furnished by or on behalf of any Credit Party to Agent or any Lender pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made; provided that, with respect to Projections from time to time delivered hereunder, Borrower represents only that (A) such Projections are based on good faith estimates and assumptions believed by Borrower to be reasonable and attainable at the time made and (B) such Projections are or will be based upon the material and relevant estimates and assumptions stated therein, all of which Borrower believed at the time of delivery to be reasonable and fair in light of current conditions and current facts known to Borrower as of such delivery date, and reflect Borrower’s good faith and reasonable estimates of the future financial performance of Borrower and of the other information projected therein for the period set forth therein.  Each Credit Party will use its best efforts to ensure that the Liens granted to Agent, on behalf of itself and Lenders, pursuant to the Collateral Documents will at all times be fully perfected first priority Liens in and to the Collateral described therein, subject, as to priority, only to Permitted Encumbrances (other than clause (t) of the definition of the term “Permitted Encumbrances”).  On the Effective Date, after giving effect to the consummation of the Related Transactions, no default or event of default under or with respect to any of the Related Transactions Documents has occurred and is continuing

3.17                           [Intentionally Omitted].

3.18                           Insurance.  Disclosure Schedule (3.18) lists all insurance policies of any nature maintained, as of the Effective Date, for current occurrences by each Credit Party, as well as a summary of the terms of each such policy.

3.19                           Deposit and Disbursement Accounts.  Disclosure Schedule (3.19) lists all banks and other financial institutions at which any Credit Party maintains deposit or other accounts as of the Effective Date, including any Disbursement Accounts, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

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3.20                           Government Contracts.  Except as set forth in Disclosure Schedule (3.20), as of the Effective Date, no Credit Party is a party to any contract or agreement with any Governmental Authority and no Credit Party’s Accounts are subject to the Federal Assignment of Claims Act (31 U.S.C. Section 3727) or any similar state or local law.

3.21                           Customer and Trade Relations.  During the twelve months preceding the Effective Date, there was no termination or cancellation of:  the business relationship of any Credit Party with any customer or group of related customers whose purchases during the most recent Fiscal Year caused it to be ranked among the ten largest customers of such Credit Party; or the business relationship of any Credit Party with any supplier that cannot be easily replaced.

3.22                           Agreements and Other Documents.  As of the Effective Date, each Credit Party has provided to Agent or its counsel, on behalf of Lenders, complete copies (or accurate summaries) of all of the following agreements or documents to which it is subject and each of which is listed in Disclosure Schedule (3.22) without duplication of the agreements or documents provided as of the Original Closing Date or as of the date of the Prior Credit Agreement:  supply agreements and purchase agreements not terminable by such Credit Party within sixty (60) days following written notice issued by such Credit Party and involving transactions in excess of $1,000,000 per annum; leases of Equipment having a remaining term of one year or longer and requiring aggregate rental and other payments in excess of $500,000 per annum; licenses and permits held by the Credit Parties, the absence of which could be reasonably likely to have a Material Adverse Effect; instruments and documents evidencing any Indebtedness or Guaranteed Indebtedness of such Credit Party in excess of $500,000 and any Lien granted by such Credit Party with respect thereto; and instruments and agreements evidencing the issuance of any equity securities, warrants, rights or options to purchase equity securities of such Credit Party.

3.23                           Solvency.  Both before and after giving effect to (a) the Loans and Letter of Credit Obligations to be made or incurred on or prior to the Effective Date, if any, or such other date as Loans and Letter of Credit Obligations requested hereunder are made or incurred, (b) the disbursement of the proceeds of such Loans pursuant to the instructions of Borrower, (c) the consummation of the Related Transactions and (d) the payment and accrual of all transaction costs, fees and expenses in connection with the foregoing, each Credit Party is and will be Solvent.

3.24                           Status of Holdings.  As of the Effective Date, Holdings has not engaged in any trade or business and has not incurred any Indebtedness other than holding, managing and directing its equity and debt positions in Borrower and performing its obligations under existing arrangements with its stockholders and taking actions incident thereto.

3.25                           Subordinated Debt; other Indebtedness.  As of the Effective Date, Borrower has delivered to Agent a complete and correct copy of each debt instrument of any Credit Party evidencing Indebtedness in excess of $500,000 (including, in each case, all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith), which will remain outstanding more than 30 days after the Effective Date.

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3.26                           Motor Vehicles.  As of the Effective Date, the value of all motor vehicles owned by Credit Parties does not exceed $100,000 in the aggregate.

4.                                      FINANCIAL STATEMENTS AND INFORMATION

4.1                                 Reports and Notices.  From and after the Effective Date and until the Termination Date, Borrower shall deliver to Agent for distribution to the Lenders, the Financial Statements, notices, Projections and other information at the times, to the Persons and in the manner set forth in Annex E.

4.2                                 Communication with Accountants.  Each Credit Party executing this Agreement authorizes (a) Agent and (b) so long as an Event of Default has occurred and is continuing, each Lender, to communicate directly with its independent certified public accountants, including Ernst & Young LLP, and authorizes and shall instruct those accountants and advisors to disclose and make available to Agent and each Lender any reasonably requested information in its possession or under its control relating to any Credit Party with respect to the business, results of operations and financial condition of any Credit Party.

5.                                      AFFIRMATIVE COVENANTS

Each Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties that from and after the date hereof and until the Termination Date:

5.1                                 Maintenance of Existence and Conduct of Business.  Except as otherwise permitted by the Loan Documents, each Credit Party shall:  (i) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises; (ii) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder; and (iii) at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices, except in each case where the failure to do so would result in a Material Adverse Effect.  Each Credit Party shall transact business only in such corporate and trade names as are set forth in Disclosure Schedule (5.1) or such other names as such Credit Party may provide to Agent on at least thirty (30) days’ prior written notice.

5.2                                 Payment of Charges.

(a)                                  Subject to Section 5.2(b), each Credit Party shall pay and discharge or cause to be paid and discharged promptly all Charges payable by it, including (i) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all Charges with respect to tax, social security and unemployment withholding with respect to its employees, (ii) lawful claims for labor, materials, supplies and services or otherwise, and (iii) all storage or rental charges payable to warehousemen and bailees, in each case, before any thereof shall become thirty (30) days past due.

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(b)                                 Each Credit Party may in good faith contest, by appropriate proceedings, the validity or amount of any Charges, Taxes or claims described in Section 5.2(a); provided, that (i) adequate reserves with respect to such contest are maintained on the books of such Credit Party, in accordance with GAAP; (ii) no Lien shall be imposed to secure payment of such Charges (other than payments to warehousemen and/or bailees) that is superior to any of the Liens securing the Obligations and such contest is maintained and prosecuted continuously and with diligence and operates to suspend collection or enforcement of such Charges, (iii) no tangible asset of any Credit Party becomes subject to forfeiture or loss during the pendency of such contest, and (iv) such Credit Party shall promptly pay or discharge such contested Charges, Taxes or claims and all additional charges, interest, penalties and expenses, if any, and shall deliver to Agent evidence reasonably acceptable to Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Credit Party or the conditions set forth in this Section 5.2(b) are no longer met.

5.3                                 Books and Records.  The Credit Parties shall keep adequate books and records with respect to their business activities in which proper entries, reflecting all material financial transactions, are made in accordance with GAAP and on a basis consistent with the Financial Statements attached as Disclosure Schedule (3.4(a)).

5.4                                 Insurance; Damage to or Destruction of Collateral.

(a)                                  The Credit Parties shall, at their sole cost and expense, maintain the policies of insurance described on Disclosure Schedule (3.18) as in effect on the date hereof or otherwise in form and amounts determined by the Credit Parties and reasonably acceptable to Agent and with insurers selected by the Credit Parties and reasonably acceptable to Agent.  Such policies of insurance (or the loss payable and additional insured endorsements delivered to Agent) shall contain provisions pursuant to which the insurer agrees to provide thirty (30) days’ prior written notice to Agent in the event of any non-renewal, cancellation or amendment of any such insurance policy.  If any Credit Party at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay all premiums relating thereto, Agent may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto that Agent deems reasonably advisable.  Agent shall have no obligation to obtain insurance for any Credit Party or pay any premiums therefor.  By doing so, Agent shall not be deemed to have waived any Default or Event of Default arising from any Credit Party’s failure to maintain such insurance or pay any premiums therefor.  All sums so disbursed, including reasonable attorneys’ fees, court costs and other charges related thereto, shall be payable on demand by Borrower to Agent and shall be additional Obligations hereunder secured by the Collateral.

(b)                                 Agent reserves the right at any time upon any change in any Credit Party’s risk profile (including any material change in the product mix maintained by any Credit Party or any laws affecting the potential liability of such Credit Party) to require additional forms and limits of insurance customary in the industry for such changed risk profile.  If reasonably requested by Agent, each Credit Party shall deliver to Agent from time to time a report of a reputable insurance broker, reasonably satisfactory to Agent, with respect to its insurance policies.

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(c)                                  Each Credit Party shall deliver to Agent, in form and substance reasonably satisfactory to Agent, endorsements to (i) all “All Risk” and business interruption insurance naming Agent, on behalf of itself and Lenders, as loss payee, and (ii) all general liability and other liability policies maintained by such Credit Party naming Agent, on behalf of itself and Lenders, as additional insured.  Each Credit Party irrevocably makes, constitutes and appoints Agent (and all officers, employees or agents designated by Agent), so long as any Event of Default has occurred and is continuing, as each Credit Party’s true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such “All Risk” policies of insurance, endorsing the name of each Credit Party on any check or other item of payment for the proceeds of such “All Risk” policies of insurance and for making all determinations and decisions with respect to such “All Risk” policies of insurance.  Agent shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney.  Borrower shall promptly notify Agent of any Event of Loss and of any loss, damage, or destruction to the Collateral in the amount of $250,000 or more, whether or not covered by insurance.  After deducting from the insurance proceeds received in connection with such Event of Loss the costs, fees and expenses, if any, incurred by Agent in the collection or handling thereof, Agent shall either, at its option, apply such proceeds to the reduction of the Obligations in accordance with Section 1.3(d) or permit or require each Credit Party to use such money, or any part thereof, to replace, repair, restore or rebuild the Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction.  Notwithstanding the foregoing, if an Event of Loss giving rise to insurance proceeds could not reasonably be expected to have a Material Adverse Effect (after giving effect to the application of the insurance proceeds to repair and restoration) and such insurance proceeds do not exceed $2,000,000 in the aggregate, the applicable Credit Party may elect, in its discretion, to replace, restore, repair or rebuild the property; provided that if such Credit Party has not completed or entered into binding agreements to complete such replacement, restoration, repair or rebuilding within 270 days of such casualty, Agent may apply such insurance proceeds to the Obligations in accordance with Section 1.3(d).  To the extent not used to replace, repair, restore or rebuild the Collateral, such insurance proceeds shall be applied in accordance with Section 1.3(d); provided, that in the case of insurance proceeds pertaining to any Credit Party other than Borrower, such insurance proceeds shall be applied to the Loans owing by Borrower in accordance with Section 1.3(d).

5.5                                 Compliance with Laws.  Each Credit Party shall comply with all federal, state, local and foreign laws and regulations applicable to it, including those relating to FAA, ERISA and labor matters and Environmental Laws and Environmental Permits, except to the extent that the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.6                                 Supplemental Disclosure.  From time to time as may be reasonably requested by Agent (which request will not be made more frequently than once each year absent the occurrence and continuance of an Event of Default), the Credit Parties shall supplement each Disclosure Schedule hereto, or any representation herein or in any other Loan Document, with respect to any matter hereafter arising that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or as an exception to such representation or that is necessary to correct any information in such Disclosure Schedule or representation which has been rendered inaccurate thereby (and, in the

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case of any supplements to any Disclosure Schedule, such Disclosure Schedule shall be appropriately marked to show the changes made therein); provided that (a) no such supplement to any such Disclosure Schedule or representation shall amend, supplement or otherwise modify any Disclosure Schedule or representation, or be or be deemed a waiver of any Event of Default resulting from the matters disclosed therein, except as consented to by Agent and Requisite Lenders in writing, and (b) no supplement shall be required or permitted as to representations and warranties that relate solely to the Original Closing Date or the Effective Date, as applicable.

5.7                                 Intellectual Property.  Each Credit Party will conduct its business and affairs without infringement of or interference with any Intellectual Property of any other Person in any material respect, except as could not reasonably be expected to have a Material Adverse Effect.

5.8                                 Holdings Undertakings.  Holdings shall (i) contribute to the capital of Borrower all net cash proceeds of the IPO upon the receipt thereof except for those amounts used (x) if clause (y) of Section 2.1(b) applies on the Effective Date, to make on the Effective Date a deposit with the trustee under the Discount Debentures Indenture sufficient in the amount to retire, redeem or otherwise acquire for value all the Discount Debentures and (y) to redeem, defease or otherwise retire or acquire for value (or make similar payments or distributions having substantially the same effect of any of the foregoing) the preferred Stock of Holdings; (ii) contribute to the capital of Borrower all net cash proceeds of any issuance of Stock (other than net cash proceeds received pursuant to the IPO) and (iii) if clause (y) of Section 2.1(b) applies on the Effective Date, deliver to the Agent all of the Stock of Borrower as Collateral within ten (10) Business Days after the Effective Date.

5.9                                 Landlords’ Agreements, Mortgagee Agreements, Bailee Letters and Real Estate Purchases.  Unless Agent shall otherwise agree in writing, each Credit Party shall use commercially reasonable efforts to obtain a landlord’s agreement, mortgagee agreement or bailee letter, as applicable, from the lessor of each leased property, mortgagee of owned property or bailee with respect to any warehouse, processor or converter facility or other location where Collateral is stored or located, which agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee may assert against the Collateral at that location, and shall otherwise be satisfactory in form and substance to Agent.  After the Effective Date, no real property or warehouse space shall be leased by any Credit Party, and no material amount of Inventory shall be shipped to a processor or converter under arrangements established after the Effective Date without the prior written consent of Agent or, unless and until a reasonably satisfactory landlord agreement or bailee letter, as appropriate, shall first or simultaneously have been obtained with respect to such location.  Each Credit Party shall timely and fully pay and perform its obligations in all material respects under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located.  Except to the extent otherwise permitted hereunder, if any Credit Party proposes to acquire a fee ownership interest in Real Estate after the Effective Date, it shall first provide to Agent a mortgage or deed of trust granting Agent a first priority Lien on such Real Estate, together with environmental audits, mortgage title insurance commitment, real property survey, local counsel opinion(s), and, if required by Agent, casualty insurance and flood insurance, and such other documents, instruments or agreements reasonably requested by Agent, in each case, in form and substance reasonably satisfactory to Agent.

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5.10                           Motor Vehicles.  In the event the value of all motor vehicles owned by Credit Parties shall exceed $100,000 in the aggregate, each Credit Party will grant to Agent perfected Liens on all motor vehicles owned by such Credit Party and deliver all title certificate for each motor vehicle owned by such Credit Party noting Agent’s security interest therein, signed by the relevant Credit Party, in a manner satisfactory to Agent.

5.11                           Interest Rate. Within one hundred and eighty (180) days after the Effective Date and at all times thereafter prior to the Termination Date, Borrower shall enter into and maintain one or more Specified Hedging Agreements designed to provide protection against fluctuations in interest rates, and pursuant to which Borrower is protected against increases in interest rates as currently in effect from and after the date of such contracts such that aggregate principal amount equal to at least 50% of the aggregate outstanding principal amount of the Term Loan is either (i) fixed rate Indebtedness or (ii) subject to Specified Hedging Agreements.

5.12                           Further Assurances.  Each Credit Party shall, at such Credit Party’s expense, execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Code and other financing statements, mortgages and deeds of trust) as may be required under applicable law, or that the Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the Loan Documents.

6.                                      NEGATIVE COVENANTS

Each Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties that from and after the Effective Date hereof until the Termination Date:

6.1                                 Mergers, Subsidiaries, Etc.  No Credit Party shall, nor shall it cause or permit any Subsidiaries to, directly or indirectly, by operation of law or otherwise, (i) form or acquire any Subsidiary, or (ii) merge with, consolidate with, acquire all or substantially all of the assets or Stock of, or otherwise combine with or acquire, any Person, except (A) any Credit Party may merge with another Credit Party, provided that Borrower shall be the survivor of any such merger to which it is a party; (B) any Credit Party may form one or more wholly owned Domestic Subsidiaries so long as (i) no Event of Default shall have occurred and be continuing or result therefrom, (ii) Agent receives an Officer Certificate of Borrower executed by the Chief Financial Officer of Borrower, or another officer acceptable to Agent, certifying as to the purpose of such New Subsidiary, the amount of cash and fair market value of any other assets being contributed to such New Subsidiary and Borrower’s compliance with the terms of the restrictions on such investments in Section 6.2 hereof, and (iii) such Subsidiary shall have become a Secured Guarantor and Borrower and/or its Subsidiaries shall have caused to be executed and delivered such documents and taken such actions as may be reasonably required by Agent in connection therewith, including, without limitation, delivery of financing statements, supplemental security agreements, mortgages, joinder agreements, a Guaranty, environmental indemnity agreements, blocked account agreements, and other documents, certificates and opinions, in each case in form and substance acceptable reasonably to Agent; (C) Borrower or any Secured Guarantor may consummate a Permitted Loan Funded Acquisition; and (D) any Foreign Subsidiary may consummate a Permitted Non-Loan Funded Acquisition.

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6.2                                 Investments; Loans and Advances.  Except as otherwise expressly permitted by this Section 6, no Credit Party shall, nor shall it cause or permit any Subsidiaries to, make or permit to exist any investment in, or make, accrue or permit to exist loans or advances of money to, any Person, through the direct or indirect lending of money, holding of securities or otherwise, except that:  (a) Borrower and Credit Parties may hold investments comprised of notes payable, or stock or other securities issued by Account Debtors to Borrower pursuant to negotiated agreements with respect to settlement of such Account Debtor’s Accounts in the ordinary course of business or pursuant to a plan of reorganization approved by a court of competent jurisdiction; (b) each Credit Party may maintain (but not increase) its existing investments in its Subsidiaries as of the Effective Date which are not Credit Parties; (c) so long as no Default or Event of Default has occurred and is continuing, Credit Parties may make investments, subject to a Control Letter in favor of Agent for the benefit of Lenders or otherwise subject to a perfected security interest in favor of Agent for the benefit of Lenders, in (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within one year from the date of acquisition thereof, (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc., (iii) certificates of deposit maturing no more than one year from the date of creation thereof issued by commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $300,000,000 and having a senior unsecured rating of “A” or better by a nationally recognized rating agency (an “A Rated Bank”), (iv) time deposits maturing no more than thirty (30) days from the date of creation thereof with A Rated Banks and (v) mutual funds that invest solely in one or more of the investments described in clauses (i) through (iv) above; (d) Borrower may make investments in the capital Stock of any of the Secured Guarantors; (e) Borrower and the Secured Guarantors may make investments in Borrower and Secured Guarantors consisting of the intercompany loans in accordance with Section 6.3; (f) Credit Parties may make loans and advances to employees permitted under Section 6.4(b); (g) each Credit Party may make Permitted Acquisitions, form Acquisition Companies for the purpose of making Permitted Acquisitions and form new wholly owned Subsidiaries in accordance with the terms of Section 6.1 so long as the value of any cash or other assets contributed by any Credit Party to (1) any one Acquisition Company or new Subsidiary does not exceed five (5%) percent of the consolidated total assets of Holdings and its Subsidiaries on the date of contribution plus any Stock Proceeds or (2) all such Acquisition Companies and/or new Subsidiaries do not exceed ten (10%) percent of the consolidated total assets of Holdings and its Subsidiaries on the date of contribution plus any Stock Proceeds; (h) each Credit Party may provide cash collateral to Agent in accordance with the Loan Documents; (i) each Credit Party may enter into currency hedging arrangements to the extent permitted by Section 6.3(a)(xiv), (j) Borrower may make additional investments after the Effective Date in RBC de Mexico S De R.L. de CV in an amount not to exceed $1,000,000 in the aggregate during any Fiscal Year; (k) Borrower may enter into Specified Hedging Agreements to the extent permitted by Section 6.3(a)(xiii); and (l) Credit Parties may make other investments not to exceed $3,000,000 in the aggregate.  For purposes of this Section 6.2, the value of any non-cash investment shall be, in the case of Equipment, its appraised orderly liquidation value at the time of investment and, in the case of any other non-cash investment, its fair market value at the time of investment.

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6.3                                 Indebtedness.

(a)                                  No Credit Party shall create, incur, assume or permit to exist any Indebtedness, except (without duplication) (i) Indebtedness secured by purchase money security interests and Capital Leases permitted in Section 6.7(c), (ii) the Loans and the other Obligations, (iii) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law, (iv) existing Indebtedness described in Disclosure Schedule (6.3) (including earn-outs payable to sellers of businesses, if any, constituting Indebtedness) and refinancings thereof or amendments or modifications thereto that do not have the effect of increasing the principal amount thereof or changing the amortization thereof (other than to extend the same) and that are otherwise on terms and conditions no less favorable to any Credit Party, Agent or any Lender, as reasonably determined by Agent, than the terms of the Indebtedness being refinanced, amended or modified, (v) Indebtedness specifically permitted under Section 6.1, (vi) Indebtedness consisting of intercompany loans and advances made by Borrower to any Secured Guarantor or by any Secured Guarantor to Borrower or another Secured Guarantor; provided, that:  (A) Borrower shall have executed and delivered to each such Secured Guarantor, and each such Secured Guarantor shall have executed and delivered to Borrower or another such Secured Guarantor, as applicable, a demand note (collectively, the “Intercompany Notes”) to evidence any such intercompany Indebtedness owing at any time by Borrower to such Secured Guarantor or by such Secured Guarantor to Borrower or such other Guarantor, which Intercompany Notes shall be in form and substance reasonably satisfactory to Agent and shall be pledged and delivered to Agent pursuant to the applicable Pledge Agreement or Security Agreement as additional collateral security for the Obligations; (B) Borrower and each Secured Guarantor shall record all intercompany transactions on its books and records in a manner reasonably satisfactory to Agent; (C) the obligations of Borrower and each Secured Guarantor under any such Intercompany Notes shall be subordinated to the Obligations of Borrower and each Secured Guarantor hereunder in a manner reasonably satisfactory to Agent; (D) no Event of Default shall be continuing after giving effect to any such proposed intercompany loan; and (E) the aggregate balance of all such intercompany loans owing by any Secured Guarantor incurred during the time that the EBITDA of such Secured Guarantor has been negative for a trailing twelve month period ending on the last day of any Fiscal Month shall not be increased by more than $2,000,000 over the amount of such Secured Guarantor’s intercompany loan obligations as of the last day of such period; provided that a Secured Guarantor shall no longer be subject to that $2,000,000 limitation if that Secured Guarantor has had positive EBITDA for the trailing twelve-month periods ending on the last day of six consecutive Fiscal Months; provided, further, that if a Secured Guarantor has been subject to that $2,000,000 limitation, then became exempt from it and again has a negative EBITDA for a trailing twelve-month period, not more than $2,000,000 of additional intercompany loans may be received by it after the date when it again has a negative EBITDA; (vii) unsecured Indebtedness of Borrower so long as such unsecured Indebtedness is subordinated to the Obligations in a manner and form satisfactory to Agent in its sole discretion, as to right and time of payment and as to any other terms, rights and remedies thereunder and so long as:  (A) no Event of Default has occurred and is continuing or would result after giving effect to such unsecured Indebtedness, (B) Holdings was, on a pro forma basis, in compliance with the Fixed Charge Coverage Ratio Financial Covenant set forth on Annex G as of the last day of the Fiscal Quarter reflected in the Compliance Certificate most recently delivered prior to the date such unsecured Indebtedness is incurred (after giving effect to such unsecured

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Indebtedness and the use thereof as if incurred on the first day of such period); and (C) the proceeds of such Indebtedness have been wholly used, promptly upon receipt thereof, to directly pay (by way of refinancing or exchange) the following Indebtedness in the following order of priority:  first, interest then due and payable on the Term Loan; second, the scheduled principal installments of the Term Loan in inverse order of maturity; third, interest then due and payable on the Revolving Credit Advances; and fourth, the outstanding principal balance of the Revolving Credit Advances until the same has been repaid in full; (viii) Indebtedness assumed or incurred in a Permitted Acquisition described in clause (iv) of the definition of the term “Permitted Loan Funded Acquisition” as long as such Indebtedness was not incurred in contemplation of such Permitted Acquisition; (ix) Indebtedness resulting from endorsement of negotiable instruments for collection in the ordinary course of business; (x) Indebtedness arising with respect to customary indemnification and purchase price adjustment obligations incurred in connection with Permitted Acquisitions; (xii) Indebtedness incurred in the ordinary course of business with respect to surety and appeal bonds, performance and return-of-money bonds and other similar obligations not exceeding at any time $250,000 in aggregate outstanding liability; (xiii) Indebtedness of Borrower under any Specified Hedging Agreement constituting Interest Rate Protection Agreements and providing for hedging obligations specifically permitted under Section 6.17; (xiv) currency hedging arrangements providing for hedging obligations specifically permitted under Section 6.17; and (xv) other Indebtedness not permitted by clauses (i) through (xiv) above, so long as much Indebtedness, in the aggregate at any time outstanding, does not exceed $500,000.

(b)                                 No Credit Party shall, directly or indirectly, voluntarily purchase, redeem, defease or prepay: any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness, other than (i) the Obligations; (ii) Indebtedness secured by a Permitted Encumbrance if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with Sections 6.8(b) or (c); (iii) Indebtedness permitted by Section 6.3(a)(iv) upon any refinancing thereof in accordance with Section 6.3(a)(iv); (iv) intercompany Indebtedness; and (v) as otherwise permitted by Section 6.14.

6.4                                 Employee Loans and Affiliate Transactions.

(a)                                  No Credit Party shall enter into or be a party to any transaction with any other Credit Party or any Affiliate thereof except (i) in the ordinary course of and pursuant to the reasonable requirements of such Credit Party’s business and upon fair and reasonable terms that are no less favorable to such Credit Party than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate of such Credit Party; (ii) the intercompany sale in the ordinary course of the Credit Parties’ business on fair and reasonable terms consistent with past practices of work in process Inventory by any Credit Party to RBC de Mexico S. De R.L. de CV (“RBC Mexico”) for finishing and resale and shipment back to a Credit Party (“Intercompany WIP”); provided, that the aggregate book value of such Intercompany WIP (valued at the lower of cost or market) at any time owned or possessed by RBC Mexico shall not exceed $8,000,000; (iii) as and to the extent permitted in Section 6.14(a)(F); and (iv) as and to the extent permitted by Section 6.3(a)(vi), Section 6.4(b) or Sections 6.2(d)-(g).  All such transactions existing as of the date hereof are described in Disclosure Schedule (6.4(a)).

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(b)                                 Excluding loans set forth in Disclosure Schedule (6.4(b)), no Credit Party shall enter into any lending or borrowing transaction with any employees of any Credit Party, except loans to its respective employees on an arm’s-length basis in the ordinary course of business consistent with past practices for travel and entertainment expenses, relocation costs and similar purposes up to a maximum of $250,000 to any employee and up to a maximum of $1,000,000 in the aggregate at any one time outstanding and except for loans or advances made in connection with a management or employee stock ownership program, the proceeds of which are immediately invested in Holdings’ Stock and contributed to the capital of Borrower.

6.5                                 Capital Structure and Business.  No Credit Party shall amend its charter or bylaws (or similar governing documents)in a manner that could reasonably be expected to adversely affect Agent or Lenders or such Credit Party’s duty or ability to repay the Obligations.  No Credit Party shall engage in any business other than the businesses currently engaged in by the Credit Parties or any business reasonably related thereto.  No Credit Party other than Borrower shall issue any additional shares of Stock.

6.6                                 Guaranteed Indebtedness.  No Credit Party shall create, incur, assume or permit to exist any Guaranteed Indebtedness except (a) by endorsement of instruments or items of payment for deposit to the general account of any Credit Party, and (b) for Guaranteed Indebtedness incurred for the benefit of any other Credit Party if the primary obligation is expressly permitted by this Agreement; provided, that neither Borrower nor any of its Domestic Subsidiaries shall create, incur, assume or permit to exist any Guaranteed Indebtedness for the benefit of Holdings or any Foreign Subsidiary; provided, further, that any such Guaranteed Indebtedness is subordinated to the Obligations to the same extent as the Indebtedness to which it relates is subordinated to the Obligations.

6.7                                 Liens.  No Credit Party shall create, incur, assume or permit to exist any Lien on or with respect to its Accounts (whether now owned or hereafter acquired) other than Lien in favor of the Agent, on behalf of itself and Lenders.  No Credit Party shall create, incur, assume or permit to exist any Lien on or with respect to any of its other properties or assets (whether now owned or hereafter acquired) except for (a) Permitted Encumbrances; (b) Liens in existence on the date hereof and summarized on Disclosure Schedule (6.7) securing the Indebtedness described on Disclosure Schedule (6.3) and permitted refinancings, extensions and renewals thereof, including extensions or renewals of any such Liens; provided that the principal amount of the Indebtedness so secured is not increased and the Lien does not attach to any other property; (c) Liens created after the date hereof by conditional sale or other title retention agreements (including Capital Leases) or in connection with purchase money Indebtedness with respect to real estate, improvements thereto, or Equipment and Fixtures acquired by any Credit Party in the ordinary course of business, involving the incurrence of an aggregate amount of purchase money Indebtedness and Capital Lease Obligations of not more than $5,000,000 outstanding at any one time for all such Liens (provided that such Liens attach only to the assets subject to such purchase money debt and such Indebtedness is incurred within thirty (30) days following such purchase and does not exceed 100% of the purchase price of the subject assets); (d) Liens permitted in accordance with Section 6.1; and (e) Liens securing other obligations not to exceed $500,000 in the aggregate.  In addition, no Credit Party shall become a party to any agreement, note, indenture or instrument, or take any other action, that would prohibit the creation of a Lien on any of its properties or other assets in favor of Agent, on behalf of itself and

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Lenders, as additional collateral for the Obligations, except operating leases, Capital Leases or Licenses which prohibit Liens upon the assets that are subject thereto.

6.8                                 Sale of Stock and Assets.  No Credit Party shall sell, transfer, convey, assign or otherwise dispose of any of its properties or other assets, including the Stock of any of its Subsidiaries (whether in a public or a private offering or otherwise) or any of its Accounts, other than (a) the sale of Inventory in the ordinary course of business, (b) the sale, transfer, conveyance or other disposition by a Credit Party of Equipment, Fixtures and Real Estate that are obsolete or no longer used or useful in such Credit Party’s business and having a book value not exceeding $500,000 in the aggregate in any Fiscal Year, (c) the sale, transfer, conveyance or other disposition of other Equipment and Fixtures having a value not exceeding $500,000 in the aggregate in any Fiscal Year, (d) assets acquired as part of a Permitted Acquisition and designated for disposition in a written notice to Agent when acquired as long as such assets are disposed of within one year after being acquired in such Permitted Acquisition, (e) Permitted Asset Sales as long as the Fair Market Value of all Permitted Asset Sales does not exceed $15,000,000 in the aggregate and (f) as permitted under Section 6.1 and/or Section 6.2.  With respect to any disposition of assets or other properties permitted pursuant to clauses (b) and (c) above, subject to compliance with Section 1.3(b), Agent agrees on reasonable prior written notice to release its Lien on such assets or other properties in order to permit the applicable Credit Party to effect such disposition and shall execute and promptly deliver to Borrower, at Borrower’s expense, appropriate UCC-3 termination statements and other releases as reasonably requested by Borrower.

6.9                                 ERISA.  No Credit Party shall, or shall cause or permit any ERISA Affiliate to, cause or permit to occur an event that could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA or cause or permit to occur an ERISA Event to the extent such ERISA Event could reasonably be expected to have a Material Adverse Effect.

6.10                           Financial Covenants.  Borrower shall not breach or fail to comply with any of the Financial Covenants.

6.11                           [Intentionally Omitted]

6.12                           Sale-Leasebacks.  No Credit Party shall engage in any sale-leaseback, synthetic lease or similar transaction involving any of its assets except in respect of the Real Estate of the Credit Parties described on Disclosure Schedule 6.12 hereto; provided, that (i) the Credit Parties receive net proceeds in connection with any such proposed transaction in excess of the amounts set forth opposite such Real Estate on Disclosure Schedule 6.12 and (ii) the net proceeds of any such transaction are applied as an asset sale in accordance with Section 1.3(c).

6.13                           Cancellation of Indebtedness.  No Credit Party shall cancel any claim or debt owing to it, except for reasonable consideration negotiated on an arm’s-length basis and in the ordinary course of its business consistent with past practices.

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6.14                           Restricted Payments.

(a)                                  No Credit Party shall make any Restricted Payment, except (A) payments of interest and principal of intercompany loans and advances between Borrower and Secured Guarantors to the extent permitted by Section 6.3, (B) dividends and distributions by Subsidiaries of Borrower paid to Borrower or to an intermediate Subsidiary of Borrower, as applicable, (C) transactions permitted under Section 6.4(a) or (b), (D) payments of interest and principal of Intercompany Notes as permitted and issued in accordance with Section 6.3, (E) dividends or distributions by Holdings solely in common Stock of Holdings, (F) payments to Dr. Michael J. Hartnett not to exceed those set forth in that certain Employment Agreement, dated as of July 1, 2005, by and between Borrower and Dr. Michael J. Hartnett, as in existence and in effect on the Effective Date; and (G) commencing with the Fiscal Year ending on or about March 31, 2007, annual dividends or distributions payable by Borrower to Holdings with proceeds of Excess Cash Flow that are not otherwise required to be applied to prepay the Obligations pursuant to Section 1.3(b)(vi), provided, that, as to each payment of such dividends or distributions, each of the following conditions is satisfied:  (1) Agent shall have received not less than ten (10) Business Days prior written notice of the intention of Borrower to pay such dividend or distribution, (2) as of the date of such payment and after giving effect thereto, no Default or Event of Default, shall have occurred or be continuing, and (3) as of the date of payment of such dividend or distribution, on a pro forma basis, Holdings and its Subsidiaries would have had a Leverage Ratio of not more than 2.5 to 1.0 for the twelve month period most recently ended for which financial statements have been delivered to Agent pursuant to Annex E of this Agreement (giving effect to payment of such dividend or distribution as if made on the first day of such period) as certified by the Chief Financial Officer of Borrower or another officer of Borrower acceptable to Agent;

(b)                                 Notwithstanding the foregoing Section 6.14(a), Borrower may pay cash dividends to Holdings (“Dividends”) as long as reasonably promptly upon receipt thereof, Holdings uses all of the proceeds of such Dividends solely for one or more of the following purposes: (i) payments at such times and in such amounts as are sufficient to enable Holdings to pay the federal and state income taxes attributable to the taxable income of Borrower and Subsidiaries pursuant to the Tax Sharing Agreement, (ii) payments to repurchase Holdings’ Stock from employees or former employees in an aggregate amount not to exceed $500,000 per year, it being agreed that no more than $100,000 of such aggregate amount may consist of such repurchases from employees whose employment continues, and (iii) payment of operating expenses of Holdings in an amount not to exceed $2,000,000 in the aggregate in any Fiscal Year.

6.15                           Change of Corporate Name or Location; Change of Fiscal Year.  No Credit Party shall (a) change its name as it appears in official filings in the state of its incorporation or other organization, (b) change its chief executive office, principal place of business, corporate offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral, (c) change the type of entity that it is, (d) cause to be changed its organization identification number, if any, issued by its state of incorporation or other organization, or (e) change its state of incorporation or organization or incorporate or organize in any additional jurisdictions, in each case without at least thirty (30) days prior written notice to Agent and after Agent’s written acknowledgment that any reasonable action requested by Agent in connection therewith, including to continue the perfection of any Liens in favor of

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Agent, on behalf of Lenders, in any Collateral, has been completed or taken, and provided that any such new location shall be in the continental United States. Without limiting the foregoing, no Credit Party shall cause to be changed its name, identity or corporate structure in any manner that might make any financing or continuation statement filed in connection herewith seriously misleading as such term is defined in and/or used in the Code or any other then applicable provision of the Code except upon prior written notice to Agent and Lenders and after Agent’s written acknowledgment that any reasonable action requested by Agent in connection therewith, including to continue the perfection of any Liens in favor of Agent, on behalf of Lenders, in any Collateral, has been completed or taken.  No Credit Party shall change its Fiscal Year.

6.16                           No Impairment of Intercompany Transfers.  No Credit Party shall directly or indirectly enter into or become bound by any agreement, instrument, indenture or other obligation (other than this Agreement and the other Loan Documents) that could directly or indirectly restrict, prohibit or require the consent of any Person with respect to the payment of dividends or distributions or the making or repayment of intercompany loans by a Secured Guarantor to Borrower.

6.17                           No Speculative Transactions.  No Credit Party shall engage in any transaction involving commodity options, futures contracts or similar transactions, except solely to hedge against fluctuations in the prices of commodities owned or purchased by it and the values of foreign currencies receivable or payable by it and interest swaps, caps or collars.

6.18                           Changes Relating to Subordinated Debt; Material Contracts.  No Credit Party shall change or amend the terms of any Subordinated Debt (or any indenture or agreement in connection therewith) if the effect of such amendment is to:  (a) increase the interest rate on such Subordinated Debt; (b) change the dates upon which payments of principal or interest are due on such Subordinated Debt other than to extend such dates; (c) change any default or event of default other than to delete or make less restrictive any default provision therein, or add any covenant with respect to such Subordinated Debt; (d) change the redemption or prepayment provisions of such Subordinated Debt other than to extend the dates therefor or to reduce the premiums payable in connection therewith; (e) grant any security or collateral to secure payment of such Subordinated Debt; or (f) change or amend any other term if such change or amendment would materially increase the obligations of the Credit Party thereunder or confer additional material rights on the holder of such Subordinated Debt in a manner adverse to any Credit Party, Agent or any Lender.

6.19                           Holdings.  Holdings shall not engage in any trade or business or incur any Indebtedness other than to (i) hold, manage and direct its equity and debt positions in Borrower and to perform its obligations under existing arrangements with its stockholders (ii) as required by law as a publicly registered company and (iii) as a party to this Agreement and related documents and take actions in each case incident thereto.

7.                                      TERM

7.1                                 Termination.  The financing arrangements contemplated hereby shall be in effect until the Commitment Termination Date, and the Loans and all other Obligations shall be automatically due and payable in full on such date.

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7.2                                 Survival of Obligations Upon Termination of Financing Arrangements.  Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the obligations, duties and liabilities of the Credit Parties or the rights of Agent and Lenders relating to any unpaid portion of the Loans or any other Obligations, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Commitment Termination Date.  Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon the Credit Parties, and all rights of Agent and each Lender, all as contained in the Loan Documents shall continue in full force and effect until the Termination Date; provided, that the provisions of Section 11, the payment obligations under Sections 1.15 and 1.16,  and the indemnities contained in the Loan Documents shall survive the Termination Date.

8.                                      EVENTS OF DEFAULT; RIGHTS AND REMEDIES

8.1                                 Events of Default.  The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an “Event of Default” hereunder:

(a)                                  Borrower (i) fails to make any payment of principal hereunder when due; (ii) fails to make any payment of interest on, or Fees owing in respect of, the Loans or any of the other Obligations within three (3) days after such payment is due; or (iii) fails to pay or reimburse Agent or Lenders for any expense reimbursable hereunder or under any other Loan Document within ten (10) days following Agent’s demand for such reimbursement or payment of expenses.

(b)                                 Any Credit Party fails or neglects to perform, keep or observe any of the provisions of Sections 1.4, 1.8, 5.4(a), 5.8, 5.11, or 6, any of the provisions set forth in Annexes C or G, respectively, or any of the provisions of Section 3.2 of the Environmental Indemnity Agreement.

(c)                                  Borrower fails or neglects to perform, keep or observe (i) any of the provisions of Section 4 or any provisions set forth in Annexes E or F (other than paragraph (d) of Annex E), respectively, and the same shall remain unremedied for five (5) days or more or (ii) any of the provisions set forth in paragraph (d) of Annex E, and the same shall remain unremedied for fifteen (15) days or more.

(d)                                 Any Credit Party fails or neglects to perform, keep or observe any other provision of this Agreement or of any of the other Loan Documents (other than any provision embodied in or covered by any other clause of this Section 8.1) and the same shall remain unremedied for fifteen (15) days or more after Agent’s notice thereof to Borrower.

(e)                                  A default or breach occurs under any other agreement, document or instrument to which any Credit Party is a party that is not cured within any applicable grace period therefor, and such default or breach (i) involves the failure to make any payment when due in respect of any Indebtedness or Guaranteed Indebtedness (other than the Obligations) of

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any Credit Party in excess of $3,000,000 in the aggregate (including (x) undrawn committed or available amounts and (y) amounts owing to all creditors under any combined or syndicated credit arrangements), or (ii) causes, or permits any holder of such Indebtedness or Guaranteed Indebtedness or a trustee to cause, Indebtedness or Guaranteed Indebtedness or a portion thereof in excess of $3,000,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, or cash collateral to be demanded in respect thereof, in each case, regardless of whether such default is waived, or such right is exercised, by such holder or trustee.

(f)                                    Any representation or warranty herein or in any Loan Document or in any written statement, report, financial statement or certificate made or delivered to Agent or any Lender by any Credit Party is untrue or incorrect in any material respect as of the date when made or deemed made.

(g)                                 Assets of any Credit Party with a fair market value of $1,500,000 or more are attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of any Credit Party and such condition continues for thirty (30) days or more.

(h)                                 A case or proceeding is commenced against any Credit Party or Holdings seeking a decree or order in respect of such Credit Party or Holdings (i) under the Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Credit Party or Holdings or for any substantial part of any such Credit Party’s assets or of assets of Holdings, or (iii) ordering the winding-up or liquidation of the affairs of such Credit Party or Holdings, and such case or proceeding shall remain undismissed or unstayed for sixty (60) days or more or a decree or order granting the relief sought in such case or proceeding by a court of competent jurisdiction.

(i)                                     Any Credit Party or Holdings (i) files a petition seeking relief under the Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) consents to or fails to contest in a timely and appropriate manner to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Credit Party or Holdings or for any substantial part of any such Credit Party’s assets or of assets of Holdings, (iii) makes an assignment for the benefit of creditors, or (iv) takes any action in furtherance of any of the foregoing, or (v) admits in writing its inability to, or is generally unable to, pay its debts as such debts become due.

(j)                                     An uninsured final judgment or judgments for the payment of money in excess of $3,000,000 in the aggregate at any time are outstanding against one or more of the Credit Parties and the same are not, within thirty (30) days after the entry thereof, discharged or execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay.

(k)                                  Any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Credit Party shall challenge

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the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any Lien created under any Loan Document ceases to be a valid and perfected first priority Lien (except as otherwise permitted herein or therein) in any of the Collateral purported to be covered thereby, and remains unremedied for a period of ten (10) days after Borrower obtains knowledge thereof.

(l)                                     Any Change of Control occurs.

(m)                               Any event occurs, whether or not insured or insurable, as a result of which revenue-producing activities cease or are substantially curtailed at any facility of Borrower or any Secured Guarantor generating more than 5% of Borrower’s consolidated revenues for the Fiscal Year preceding such event and such cessation or curtailment continues for more than one hundred eighty (180) days.

(n)                                 A default or breach under any agreement document or instrument to which Schaublin Holding or any of its Subsidiaries is a party that evidences the Schaublin Financing that is not cured within any applicable grace period thereto and such default or breach (involves the failure to make any payment when due in respect of any Indebtedness or Guaranteed indebtedness, or (ii) causes, or permits any holder of such Indebtedness or Guaranteed Indebtedness or a trustee to cause, Indebtedness or Guaranteed Indebtedness or a portion thereof in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, or cash collateral to be demanded in respect thereof, in each case, regardless of whether such default is waived, or such right is exercised, by such holder or trustee.

8.2                                 Remedies.

(a)                                  If any Default or Event of Default has occurred and is continuing, Agent may (and at the written request of the Requisite Revolving Lenders shall), without notice, suspend the Revolving Loan facility with respect to additional Advances and/or the incurrence of additional Letter of Credit Obligations, whereupon any additional Advances and additional Letter of Credit Obligations shall be made or incurred in Agent’s sole discretion (or in the sole discretion of the Requisite Revolving Lenders, if such suspension occurred at their direction) so long as such Default or Event of Default is continuing.  If any Default or Event of Default has occurred and is continuing, Agent may (and at the written request of Requisite Lenders shall), without notice except as otherwise expressly provided herein, increase the rate of interest applicable to the Loans and the Letter of Credit Fees to the Default Rate.

(b)                                 If any Event of Default has occurred and is continuing, Agent may (and at the written request of the Requisite Lenders shall), without notice: (i) terminate the Revolving Loan facility with respect to further Advances or the incurrence of further Letter of Credit Obligations; (ii) reduce the Revolving Loan Commitments from time to time upon written notice to Borrower; (iii) declare all or any portion of the Obligations, including all or any portion of any Loan to be forthwith due and payable, and require that the Letter of Credit Obligations be cash collateralized as provided in Annex B, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrower and each other Credit Party; and

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(iv) exercise any rights and remedies provided to Agent under the Loan Documents or at law or equity, including all remedies provided under the Code; provided, that upon the occurrence of an Event of Default specified in Sections 8.1(h) or (i), the Commitments shall be immediately terminated and all of the Obligations, including the Revolving Loan, shall become immediately due and payable without declaration, notice or demand by any Person.

8.3                                 Waivers by Credit Parties.  Except as otherwise provided for in this Agreement or by applicable law, each Credit Party waives: (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, setoff rights, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Agent on which any Credit Party may in any way be liable, and hereby ratifies and confirms whatever Agent may do in this regard, (b) all rights to notice and a hearing prior to Agent’s taking possession or control of, or to Agent’s replevy, attachment or levy upon, the Collateral or any bond or security that might be required by any court prior to allowing Agent to exercise any of its remedies, and (c) the benefit of all valuation, appraisal, marshaling and exemption laws.

9.                                      ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT

9.1                                 Assignment and Participations.

(a)                                  Subject to the terms of this Section 9.1, any Lender may make an assignment to a Qualified Assignee or a Related Fund of, or sell participations in, at any time or times, the Loan Documents, Loans, Letter of Credit Obligations and any Commitment or any portion thereof or interest therein, including any Lender’s rights, title, interests, remedies, powers or duties thereunder.  Any assignment by a Lender shall:  (i) require the consent of Agent (which consent shall not be unreasonably withheld or delayed with respect to a Qualified Assignee) and the execution of an assignment agreement (an “Assignment Agreement” substantially in the form attached hereto as Exhibit 9.1(a) and otherwise in form and substance reasonably satisfactory to, and acknowledged by, Agent; (ii) be conditioned on such assignee Lender representing to the assigning Lender and Agent that it is purchasing the applicable Loans to be assigned to it for its own account, for investment purposes and not with a view to the distribution thereof; (iii) after giving effect to any such partial assignment, (x) in the case of Revolving Loan, the assignee Lender shall have Revolving Commitments in an amount at least equal to $5,000,000 and the assigning Lender shall have retained Revolving Commitments in an amount at least equal to $5,000,000, and (y) in the case of Term Loan, the assignee Lender and its Affiliates and Related Funds shall have Term Loan Commitments of at least $1,000,000 in the aggregate and the assigning Lender and its Affiliates and Related Funds shall have retained Term Loan Commitments of at least $1,000,000 in the aggregate; (iv) include a payment to Agent of an assignment fee of $3,500; and (vi) so long as no Event of Default shall have occurred or be continuing, require the consent of Borrower (which consent shall not be unreasonably withheld or delayed with respect to a Qualified Assignee and shall not be required (x) for an assignment by a Lender to another Lender or to an Affiliate of a Lender or to a Related Fund or (y) for an assignment of the Term Loan and the related Loan Documents).  In the case of an assignment by a Lender under this Section 9.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as all other Lenders hereunder.  The assigning Lender shall

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be relieved of its obligations hereunder with respect to its Commitments or assigned portion thereof from and after the date of such assignment.  Borrower hereby acknowledges and agrees that any assignment shall give rise to a direct obligation of Borrower to the assignee and that the assignee shall be considered to be a “Lender”.  In all instances, each Lender’s liability to make Loans hereunder shall be several and not joint and shall be limited to such Lender’s Pro Rata Share of the applicable Commitment.  In the event Agent or any Lender assigns or otherwise transfers all or any part of the Obligations, Agent or any such Lender shall so notify Borrower and Borrower shall, upon the request of Agent or such Lender, execute new Notes in exchange for the Notes, if any, being assigned.  Notwithstanding the foregoing provisions of this Section 9.1(a), any Lender may at any time pledge all or any portion of the Obligations held by it and all or any portion of such Lender’s rights under this Agreement and the other Loan Documents to a Federal Reserve Bank or a Qualified Assignee as collateral security to secure obligations of such Lender, Affiliates of such Lender or funds or accounts managed by such Lender or an Affiliate of such Lender to such Federal Reserve Bank or such Qualified Assignee (without requesting the consent of the Borrower or the Agent but in each case by providing to the Agent an advance written notice thereof which shall identify the Person obligated under the obligations secured by such pledge and the Person in whose favor such pledge is made); provided, that no such pledge shall release such Lender from such Lender’s obligations hereunder or under any other Loan Document; provided, further, any such pledgee or grantee (other than any Federal Reserve Bank) shall be entitled to further transfer all of any portion of the rights pledged or granted to it, whether by means of foreclosure or otherwise, as long as (x) such pledgee or grantee transfers such rights to a Qualified Assignee, (y) such right to transfer is at all times subject to the terms of this Agreement and (z) each such pledgee or grantee shall have provided in each case a written notice of such transfer to the Agent which identifies the transferee of such rights.  Agent shall, on behalf of the Borrower, maintain in its offices located at 100 California Street, 10th Floor, San Francisco, California 94111 (or such other offices as Agent may elect from time to time) a copy of each Assignment Agreement delivered to it and a register for recording the name, address, commitment and Loans owing to each Lender from time to time party hereto (the “Register”).  Upon acceptance by the Agent of a properly completed and executed Assignment Agreement in respect of any interest under this Agreement which has at any time been recorded in the Register, the Agent shall record the name, address and the commitment of the Assignee in the Register, and no such assignment shall be effective unless and until it has been recorded in the Register.  The entries in the Register shall be presumptive evidence of the amounts due and owing to each Lender in the absence of manifest error.  Borrower, Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.  Agent shall incur no liability of any kind to any Lender or any other Person with respect to its maintenance of the Register or the recordation of information therein.

(b)                                 Any participation by a Lender of all or any part of its Commitments shall be made with the understanding that all amounts payable by Borrower hereunder shall be determined as if that Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of, or interest rate or Fees payable with respect to, any Loan in which such holder participates, (ii) any extension of the scheduled amortization of the principal amount of any Loan in which such

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holder participates or the final maturity date thereof, and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement, the Collateral Documents or the other Loan Documents).  Neither Borrower nor any other Credit Party shall have any obligation or duty to any participant.  Neither Agent nor any Lender (other than the Lender selling a participation) shall have any duty to any participant and may continue to deal solely with the Lender selling a participation as if no such sale had occurred.

(c)                                  Except as expressly provided in this Section 9.1, no Lender shall, as between Borrower and that Lender, or Agent and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans, the Notes or other Obligations owed to such Lender.

(d)                                 Each Credit Party executing this Agreement shall assist any Lender permitted to sell assignments or participations under this Section 9.1 as reasonably required to enable the assigning or selling Lender to effect any such assignment or participation, including the preparation of informational materials for, and the participation of management in meetings with, potential assignees or participants.  Each Credit Party executing this Agreement shall certify the correctness, completeness and accuracy of all descriptions of the Credit Parties and their respective affairs contained in any selling materials provided by it and all other information provided by it and included in such materials, except that any Projections delivered by Borrower shall only be certified by Borrower as having been prepared by Borrower in compliance with the representations contained in Section 3.4(c).

(e)                                  A Lender may furnish any information concerning Credit Parties in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants); provided that such Lender shall obtain from assignees or participants confidentiality covenants substantially equivalent to those contained in Section 11.8.

(f)                                    No Lender shall assign or sell participations in any portion of its Loan or Commitments to a potential Lender or participant, if, as of the date of the proposed assignment or sale, the assignee Lender or participant would be subject to capital adequacy or similar requirements under Section 1.16(a), increased costs under Section 1.16(b), an inability to fund LIBOR Loans under Section 1.16(c), or taxes in accordance with Section 1.15(a) or Section 1.15(b).

(g)                                 Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”), may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing by the Granting Lender to Agent and Borrower, the option to provide to Borrower all or any part of any Loans that such Granting Lender would otherwise be obligated to make to Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan; and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof.  The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if such Loan were made by such Granting Lender.  No SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender).  Any SPC may (i) with notice to, but without the prior written consent of, Borrower and

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Agent and assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by Borrower and Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guaranty or credit or liquidity enhancement to such SPC.  This Section 9.1(g) may not be amended without the prior written consent of each Granting Lender, all or any of whose Loans are being funded by an SPC at the time of such amendment.  For the avoidance of doubt, the Granting Lender shall for all purposes, including without limitation, the approval of any amendment or waiver of any provision of any Loan Document or the obligation to pay any amount otherwise payable by the Granting Lender under the Loan Documents, continue to be the Lender of record hereunder.

9.2                                 Appointment of Agent.  GE Capital is hereby appointed to act on behalf of all Lenders as Agent under this Agreement and the other Loan Documents.  The provisions of this Section 9.2 are solely for the benefit of Agent and Lenders and no Credit Party nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof.  In performing its functions and duties under this Agreement and the other Loan Documents, Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Credit Party or any other Person.  Agent shall have no duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents.  The duties of Agent shall be mechanical and administrative in nature and Agent shall not have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any Lender.  Except as expressly set forth in this Agreement and the other Loan Documents, Agent shall not have any duty to disclose, and shall not be liable for failure to disclose, any information relating to any Credit Party or any of their respective Subsidiaries or any Account Debtor that is communicated to or obtained by GE Capital or any of its Affiliates in any capacity.  Neither Agent nor any of its Affiliates nor any of their respective officers, directors, employees, agents or representatives shall be liable to any Lender for any action taken or omitted to be taken by it hereunder or under any other Loan Document, or in connection herewith or therewith, except for damages caused by its or their own gross negligence or willful misconduct.

If Agent shall request instructions from Requisite Lenders, Requisite Revolving Lenders, or all affected Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Requisite Lenders, Requisite Revolving Lenders, or all affected Lenders, as the case may be, and Agent shall not incur liability to any Person by reason of so refraining.  Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document (a) if such action would, in the opinion of Agent, be contrary to law or the terms of this Agreement or any other Loan Document, (b) if such action would, in the opinion of Agent, expose Agent to Environmental Liabilities or (c) if Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action or if Agent has not received sufficient cash deposits to satisfy expected liabilities and expenses related to such action.  Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with

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the instructions of Requisite Lenders, Requisite Revolving Lenders, or all affected Lenders, as applicable.

9.3                                 Agent’s Reliance, Etc.  Neither Agent nor any of its Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages caused by its or their own gross negligence or willful misconduct.  Without limiting the generality of the foregoing, Agent:  (a) may treat the payee of any Note as the holder thereof until Agent receives written notice of the assignment or transfer thereof signed by such payee and in form reasonably satisfactory to Agent; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Credit Party or to inspect the Collateral (including the books and records) of any Credit Party; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (f) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

9.4                                 GE Capital and Affiliates.  With respect to its Commitments hereunder, GE Capital shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include GE Capital in its individual capacity.  GE Capital and its Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Credit Party, any of their Affiliates and any Person who may do business with or own securities of any Credit Party or any such Affiliate, all as if GE Capital were not Agent and without any duty to account therefor to Lenders.  GE Capital or one or more of Affiliates may also purchase certain equity interests in Holdings, which is a corporation that currently owns 100% of the outstanding Stock of Borrower.  GE Capital and its Affiliates may accept fees and other consideration from any Credit Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders.  Each Lender acknowledges the potential conflict of interest between GE Capital as a Lender holding disproportionate interests in the Loans, GE Capital or its Affiliates as a Stockholder and GE Capital as Agent; provided that any equity investment by GE Capital shall not exceed 7.5% in the aggregate of the Stock of Holdings outstanding on a fully diluted basis, and shall not exceed $7,500,000 of investments in the aggregate.

9.5                                 Lender Credit Decision.  Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender and based on the Financial Statements referred to in Section 3.4(a) and such other documents and information as it has deemed appropriate, made its own credit and financial analysis of the Credit Parties and its own

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decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.  Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Loans, and expressly consents to, and waives any claim based upon, such conflict of interest.

9.6                                 Indemnification.  Lenders agree to indemnify Agent (to the extent not reimbursed by Credit Parties on demand and without limiting the obligations of Credit Parties hereunder), ratably according to their respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including reasonable attorneys’, accountants’, experts’ and advisors’ fees and disbursements and all costs of investigation, testing or defense, including those incurred on any appeal) that may be instituted or asserted against, imposed on or incurred by Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted to be taken by Agent in connection therewith (all such liabilities, obligations, losses, damages, penalties, actions, judgments, suits costs, expenses or disbursements, collectively, the “Agent Indemnified Items”); provided, that no Lender shall be liable to Agent for that portion, if any, of such Agent Indemnified Items which resulted from Agent’s gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel, accountant, expert and advisor fees and disbursements) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document to the extent that Agent is not reimbursed for such expenses by the Credit Parties upon demand.

9.7                                 Successor Agent.  Agent may resign at any time by giving not less than thirty (30) days’ prior written notice thereof to Lenders and Borrower.  Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Agent.  If no successor Agent shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within thirty (30) days after the resigning Agent’s giving notice of resignation, then the resigning Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution is organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $300,000,000.  If no successor Agent has been appointed pursuant to the foregoing, within thirty (30) days after the date such notice of resignation was given by the resigning Agent, such resignation shall become effective and the Requisite Lenders shall thereafter perform all the duties of Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Agent as provided above. Any successor Agent appointed by Agent or Requisite Lenders hereunder shall be subject to the approval of Borrower, such approval not to be unreasonably withheld or delayed; provided that such approval shall not be required if a Default or an Event of Default has occurred and is continuing.  Upon the acceptance of any appointment as Agent hereunder by a successor Agent,

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such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent.  Upon the earlier of the acceptance of any appointment as Agent hereunder by a successor Agent or the effective date of the resigning Agent’s resignation, the resigning Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity rights or other rights in favor of such resigning Agent shall continue.  After any resigning Agent’s resignation hereunder, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was acting as Agent under this Agreement and the other Loan Documents.

9.8                                 Setoff and Sharing of Payments.  In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default and subject to Section 9.9(f), each Lender is hereby authorized at any time or from time to time, without notice to any Credit Party or to any other Person, any such notice being hereby expressly waived, to offset and to appropriate and to apply any and all balances held by it at any of its offices for the account of Borrower or any Guarantor (regardless of whether such balances are then due to Borrower or any Guarantor) and any other properties or assets at any time held or owing by that Lender or that holder to or for the credit or for the account of Borrower or any Guarantor against and on account of any of the Obligations that are not paid when due.  Any Lender exercising the foregoing right of setoff or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof determined in accordance with Section 1.11 shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender’s or holder’s Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so offset or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares determined in accordance with Section 1.11, (other than offset rights exercised by any Lender with respect to Sections 1.13, 1.15 or 1.16).  Each Credit Party agrees, to the fullest extent permitted by law, that (a) any Lender may exercise the foregoing right to offset with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amounts so offset to other Lenders and holders and (b) any Lender so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of offset, bankers’ lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Loans and the other Obligations in the amount of such participation.  Notwithstanding the foregoing, if all or any portion of the offset amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of offset, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.

9.9                                 Advances; Payments; Non-Funding Lenders; Information; Actions in Concert.

(a)                                  Advances; Payments.

(i)                                     Revolving Lenders shall refund or participate in the Swing Line Loan in accordance with clauses (iii) and (iv) of Section 1.1(c).  If the Swing Line Lender declines to make a Swing Line Loan or if Swing Line Availability is zero, Agent shall notify Revolving Lenders, promptly after receipt of a Notice of Revolving Credit Advance and in any event prior to 1:00 p.m. (Chicago time) on the date such Notice of Revolving Advance is

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received, by telecopy, telephone or other similar form of transmission.  Each Revolving Lender shall make the amount of such Lender’s Pro Rata Share of such Revolving Credit Advance available to Agent in same day funds by wire transfer to Agent’s account as set forth in Annex H not later than 3:00 p.m. (Chicago time) on the requested funding date, in the case of an Index Rate Loan and not later than 11:00 a.m. (Chicago time) on the requested funding date in the case of a LIBOR Loan.  After receipt of such wire transfers (or, in the Agent’s sole discretion, before receipt of such wire transfers), subject to the terms hereof, Agent shall make the requested Revolving Credit Advance to Borrower.  All payments by each Revolving Lender shall be made without setoff, counterclaim or deduction of any kind.

(ii)                                  On the 2nd Business Day of each calendar week or more frequently at Agent’s election (each, a “Settlement Date”), Agent shall advise each Lender by telephone, or telecopy of the amount of such Lender’s Pro Rata Share of principal, interest and Fees paid for the benefit of Lenders with respect to each applicable Loan.  Provided that each Lender has funded all payments and Advances required to be made by it and purchased all participations required to be purchased by it under this Agreement and the other Loan Documents as of such Settlement Date, Agent shall pay to each Lender such Lender’s Pro Rata Share of principal, interest and Fees paid by Borrower since the previous Settlement Date for the benefit of such Lender on the Loans held by it.  To the extent that any Lender (a “Non-Funding Lender”) has failed to fund all such payments and Advances or failed to fund the purchase of all such participations, Agent shall be entitled to set off the funding short-fall against that Non-Funding Lender’s Pro Rata Share of all payments received from Borrower.  Such payments shall be made by wire transfer to such Lender’s account (as specified by such Lender in Annex H or the applicable Assignment Agreement) not later than 1:00 p.m. (Chicago time) on the next Business Day following each Settlement Date.

(b)                                 Availability of Lender’s Pro Rata Share.  Agent may assume that each Revolving Lender will make its Pro Rata Share of each Revolving Credit Advance available to Agent on each funding date.  If such Pro Rata Share is not, in fact, paid to Agent by such Revolving Lender when due, Agent will be entitled to recover such amount on demand from such Revolving Lender without setoff, counterclaim or deduction of any kind.  If any Revolving Lender fails to pay the amount of its Pro Rata Share forthwith upon Agent’s demand, Agent shall promptly notify Borrower and Borrower shall immediately repay such amount to Agent.  Nothing in this Section 9.9(b) or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Agent to advance funds on behalf of any Revolving Lender or to relieve any Revolving Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrower may have against any Revolving Lender as a result of any default by such Revolving Lender hereunder.  To the extent that Agent advances funds to Borrower on behalf of any Revolving Lender and is not reimbursed therefor on the same Business Day as such Advance is made, Agent shall be entitled to retain for its account all interest accrued on such Advance until reimbursed by the applicable Revolving Lender.

(c)                                  Return of Payments.

(i)                                     If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrower

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and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind.

(ii)                                  If Agent determines at any time that any amount received by Agent under this Agreement must be returned to Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Agent will not be required to distribute any portion thereof to any Lender.  In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to Borrower or such other Person, without setoff, counterclaim or deduction of any kind.

(d)                                 Non-Funding Lenders.  The failure of any Non-Funding Lender to make any Revolving Credit Advance or any payment required by it hereunder, or to purchase any participation in any Swing Line Loan to be made or purchased by it on the date specified therefor shall not relieve any other Lender (each such other Revolving Lender, an “Other Lender”) of its obligations to make such Advance or purchase such participation on such date, but neither any Other Lender nor Agent shall be responsible for the failure of any Non-Funding Lender to make an Advance, purchase a participation or make any other payment required hereunder.  Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a “Lender” or a “Revolving Lender” (or be included in the calculation of “Requisite Lenders” or “Requisite Revolving Lenders” hereunder) for any voting or consent rights under or with respect to any Loan Document (except that a Lender that becomes a Non-Funding Lender solely by reason of Section 2.2(c) shall retain its voting or consent rights under or with respect to any Loan Document).  At Borrower’s request, Agent or a Person acceptable to Agent shall have the right with Agent’s consent and in Agent’s sole discretion (but shall have no obligation) to purchase from any Non-Funding Lender, and each Non-Funding Lender agrees that it shall, at Agent’s request, sell and assign to Agent or such Person, all of the Commitments of that Non-Funding Lender for an amount equal to the principal balance of all Loans held by such Non-Funding Lender and all accrued interest and fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

(e)                                  Dissemination of Information.  Agent shall use reasonable efforts to provide Lenders with any notice of Default or Event of Default received by Agent from, or delivered by Agent to, any Credit Party, with notice of any Event of Default of which Agent has actually become aware and with notice of any action taken by Agent following any Event of Default; provided that Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent’s gross negligence or willful misconduct.  Lenders acknowledge that Borrower is required to provide Financial Statements and Collateral Reports to Lenders in accordance with Annexes E and F hereto and agree that Agent shall have no duty to provide the same to Lenders.

(f)                                    Actions in Concert.  Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Notes (including exercising any rights of setoff) without first obtaining the prior written consent of Agent and

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Requisite Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of Agent or Requisite Lenders.  With respect to any action by Agent to enforce the rights and remedies of Agent and the Lenders under this Agreement and the other Loan Documents, each Lender hereby consents to the jurisdiction of the court in which such action is maintained, and agrees to deliver its Notes to Agent to the extent necessary to enforce the rights and remedies of Agent for the benefit of the Lenders under the Mortgages in accordance with the provisions hereof.

10.                               SUCCESSORS AND ASSIGNS

10.1                           Successors and Assigns.  This Agreement and the other Loan Documents shall be binding on and shall inure to the benefit of each Credit Party, Agent, Lenders and their respective successors and assigns (including, in the case of any Credit Party, a debtor-in-possession on behalf of such Credit Party), except as otherwise provided herein or therein.  No Credit Party may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of Agent and all Lenders.  Any such purported assignment, transfer, hypothecation or other conveyance by any Credit Party without the prior express written consent of Agent and all Lenders shall be void.  The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of each Credit Party, Agent and Lenders with respect to the transactions contemplated hereby and no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement or any of the other Loan Documents.

11.                               MISCELLANEOUS

11.1                           Complete Agreement; Modification of Agreement.  The Loan Documents constitute the complete agreement between the parties with respect to the subject matter thereof and may not be modified, altered or amended except as set forth in Section 11.2.  Any letter of interest, commitment letter, or fee letter (other than the GE Capital Fee Letter or any confidentiality agreement), if any, between any Credit Party and Agent or any Lender or any of their respective Affiliates, predating this Agreement and relating to a financing of substantially similar form, purpose or effect shall be superseded by this Agreement.

11.2                           Amendments and Waivers.

(a)                                  Except for actions expressly permitted to be taken by Agent, no amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, or any consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Agent and Borrower, and by Requisite Lenders, Requisite Revolving Lenders, Term Lenders or all affected Lenders, as applicable.  Except as set forth in clauses (b) and (c) below, all such amendments, modifications, terminations or waivers shall require the written consent of Requisite Lenders.

(b)                                 No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement that waives compliance with the conditions precedent

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set forth in Section 2.2 to the making of any Loan or the incurrence of any Letter of Credit Obligations shall be effective unless the same shall be in writing and signed by Agent, Requisite Revolving Lenders and Borrower.  Notwithstanding anything contained in this Agreement to the contrary, no waiver or consent with respect to any Default or any Event of Default shall be effective for purposes of the conditions precedent to the making of Loans or the incurrence of Letter of Credit Obligations set forth in Section 2.2 and Section 2.3 unless the same shall be in writing and signed by Agent, Requisite Revolving Lenders and Borrower.

(c)                                  No amendment, modification, termination or waiver shall, unless in writing and signed by Agent and each Lender directly affected thereby:  (i) increase the principal amount of any Lender’s Commitment (which action shall be deemed only to affect those Lenders whose Commitments are increased and must be approved by Requisite Lenders, including those Lenders whose Commitments are increased); (ii) reduce the principal of, rate of interest on or Fees payable with respect to any Loan or Letter of Credit Obligations of any affected Lender; (iii) waive or extend any scheduled payment date (other than payment dates of mandatory prepayments under Section 1.3(b)(ii)-(vi)) or final maturity date of the principal amount of any Loan of any affected Lender; (iv) waive, forgive, defer, extend or postpone any payment of interest or Fees as to any affected Lender; (v) amend the second sentence of Section 10.1 or release any Guaranty or except as otherwise permitted herein or in the other Loan Documents, release, or permit any Credit Party to sell or otherwise dispose of, any Collateral with a value exceeding $4,000,000 in the aggregate (which action shall be deemed to directly affect all Lenders); (vi) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans that shall be required for Lenders or any of them to take any action hereunder (which action shall be deemed to directly affect all Lenders); and (vii) amend or waive this Section 11.2 or the definitions of the terms “Requisite Lenders” or “Requisite Revolving Lenders” insofar as such definitions affect the substance of this Section 11.2 (which action shall be deemed to directly affect all Lenders).  Furthermore, no amendment, modification, termination or waiver affecting the rights or duties of Agent or L/C Issuer under this Agreement or any other Loan Document shall be effective unless in writing and signed by Agent or L/C Issuer, as the case may be, in addition to Lenders required hereinabove to take such action.  Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given.  In addition, no amendment, modification, termination or waiver to Section 1.11(a) {Application and Allocation of Payments} shall be effective unless in writing and signed by the Requisite Revolving Lenders and the Requisite Lenders.  No amendment, modification, termination or waiver shall be required for Agent to take additional Collateral pursuant to any Loan Document.  No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note.  No notice to or demand on any Credit Party in any case shall entitle such Credit Party or any other Credit Party to any other or further notice or demand in similar or other circumstances.  Any amendment, modification, termination, waiver or consent effected in accordance with this Section 11.2 shall be binding upon each holder of the Notes at the time outstanding and each future holder of the Notes.

(d)                                 If, in connection with any proposed amendment, modification, waiver or termination (a “Proposed Change”):

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(i)                                     requiring the consent of all affected Lenders, the consent of Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this clause (i) and in clause (ii) below being referred to as a “Non-Consenting Lender”), or

(ii)                                  requiring the consent of all affected Revolving Lenders, the consent of Requisite Revolving Lenders is obtained, but the consent of other Revolving Lenders whose consent is required is not obtained, then, so long as Agent is not a Non-Consenting Lender, at Borrower’s request Agent, or a Person reasonably acceptable to Agent, shall have the right with Agent’s consent and in Agent’s sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon Agent’s request, sell and assign to Agent or such Person, all of the Commitments of such Non-Consenting Lenders for an amount equal to the principal balance of all Loans held by the Non-Consenting Lenders and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

(e)                                  Upon payment in full in cash and performance of all of the Obligations (other than indemnification Obligations), termination of the Commitments and a release of all claims against Agent and Lenders, and so long as no suits, actions proceedings, or claims are pending or threatened against any Indemnified Person asserting any damages, losses or liabilities that are Indemnified Liabilities, Agent shall deliver to Borrower termination statements, mortgage releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.

11.3                           Fees and Expenses.  Borrower shall reimburse (i) Agent for all reasonable out-of-pocket fees, costs and expenses (including the reasonable fees and expenses of all of its counsel, advisors, consultants and auditors) and (ii) Agent (and, with respect to clauses (c) and (d) below, all Lenders) for all reasonable out-of-pocket fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors (including environmental and management consultants and appraisers) incurred in connection with the negotiation, preparation and filing and/or recordation of the Loan Documents and incurred in connection with:

(a)                                  the forwarding to Borrower or any other Person on behalf of Borrower by Agent of the proceeds of any Loan (including a wire transfer fee of $25 per wire transfer);

(b)                                 any amendment, modification or waiver of, or consent with respect to, or termination of, any of the Loan Documents or Related Transactions Documents or advice in connection with the syndication and administration of the Loans made pursuant hereto or its rights hereunder or thereunder;

(c)                                  any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, any Lender, any Credit Party or any other Person and whether as a party, witness or otherwise) in any way relating to the Collateral, any of the Loan Documents or any other agreement to be executed or delivered in connection herewith or therewith, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in

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connection with a case commenced by or against any or all of the Credit Parties or any other Person that may be obligated to Agent by virtue of the Loan Documents, including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided that in the case of reimbursement of counsel for Lenders other than Agent, such reimbursement shall be limited to one counsel for all such Lenders; provided, further, that no Person shall be entitled to reimbursement under this clause (c) in respect of any litigation, contest, dispute, suit, proceeding or action to the extent any of the foregoing results from such Person’s gross negligence or willful misconduct;

(d)                                 any attempt to enforce any remedies of Agent or any Lender against any or all of the Credit Parties or any other Person that may be obligated to Agent or any Lender by virtue of any of the Loan Documents, including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided that in the case of reimbursement of counsel for Lenders other than Agent, such reimbursement shall be limited to one counsel for all such Lenders;

(e)                                  any workout or restructuring of the Loans during the pendency of one or more Events of Default; and

(f)                                    efforts to (i) monitor the Loans or any of the other Obligations, and (ii) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral;

including, as to each of clauses (a) through (f) above, all reasonable attorneys’ and other professional and service providers’ fees arising from such services and other advice, assistance or other representation, including those in connection with any appellate proceedings, and all expenses, costs, charges and other fees incurred by such counsel and others in connection with or relating to any of the events or actions described in this Section 11.3, all of which shall be payable, on demand, by Borrower to Agent.  Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services and, in the case of auditors, a per diem charge at the Agents’ then applicable rate per person per day for each such auditor in the field and office plus all reasonable out-of-pocket costs and expenses (including, without limitation, air fare, lodging and meals) incurred in connection with or relating to audits to be conducted pursuant hereunder.  As of the Effective Date, the Agent’s applicable rate for auditors is $800 per person per day.

11.4                           No Waiver.  Agent’s or any Lender’s failure, at any time or times, to require strict performance by the Credit Parties of any provision of this Agreement or any other Loan Document shall not waive, affect or diminish any right of Agent or such Lender thereafter to demand strict compliance and performance herewith or therewith.  Any suspension or waiver of an Event of Default shall not suspend, waive or affect any other Event of Default whether the

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same is prior or subsequent thereto and whether the same or of a different type.  Subject to the provisions of Section 11.2, none of the undertakings, agreements, warranties, covenants and representations of any Credit Party contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by any Credit Party shall be deemed to have been suspended or waived by Agent or any Lender, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of Agent and the applicable required Lenders and directed to Borrower specifying such suspension or waiver.

11.5                           Remedies.  Agent’s and Lenders’ rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that Agent or any Lender may have under any other agreement, including the other Loan Documents, by operation of law or otherwise.  Recourse to the Collateral shall not be required.

11.6                           Severability.  Wherever possible, each provision of this Agreement and the other Loan Documents shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement or any other Loan Document shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement or such other Loan Document.

11.7                           Conflict of Terms.  Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement conflicts with any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

11.8                           Confidentiality.  Agent and each Lender agree to use commercially reasonable efforts (equivalent to the efforts Agent or such Lender applies to maintain the confidentiality of its own confidential information) to maintain as confidential all confidential information provided to them by the Credit Parties and designated as confidential for a period of two (2) years following receipt thereof, except that Agent and any Lender may disclose such information (a) to Persons employed or engaged by Agent or such Lender, including any agents that have been granted access pursuant to Section 1.14; (b) to any bona fide assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 11.8 (and any such bona fide assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any Governmental Authority or reasonably believed by Agent or such Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of Agent’s or such Lender’s counsel, is required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any Litigation to which Agent or such Lender is a party; (f) to a Person that is an investor or prospective investor in a Securitization (as defined below) that agrees that its access to information regarding the Borrower and the Loans is solely for purposes of evaluating an investment in such Securitization and that has agreed to comply with the covenant contained in this Section 11.8, (g) to a Person that is a trustee, collateral manager, servicer, investor, potential investor or secured party in a Securitization in connection with the administration, servicing and reporting on the assets serving as collateral for such Securitization.  For purposes of this Section “Securitization” shall mean a public or private offering by a Lender

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or any of its Affiliates or their respective successors and assigns, of securities which represent an interest in, or which are collateralized in whole or in part by, the Loans; or (h) that ceases to be confidential through no fault of Agent or any Lender.

11.9                           GOVERNING LAW.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THE LOAN DOCUMENTS AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.  EACH CREDIT PARTY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE CREDIT PARTIES, AGENT AND LENDERS PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, THAT AGENT, LENDERS AND THE CREDIT PARTIES ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY AND; PROVIDED, FURTHER THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT.  EACH CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH CREDIT PARTY HEREBY WAIVES ANY OBJECTION THAT SUCH CREDIT PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.  EACH CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH CREDIT PARTY AT THE ADDRESS SET FORTH IN ANNEX I OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH CREDIT PARTY’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID.

11.10                     Notices.  Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to

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this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 11.10); (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated in Annex I or to such other address (or facsimile number) as may be substituted by notice given as herein provided.  The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice.  Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrower or Agent) designated in Annex I to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

11.11                     Section Titles.  The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

11.12                     Counterparts.  This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

11.13                     WAIVER OF JURY TRIAL.  BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG AGENT, LENDERS AND ANY CREDIT PARTY ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

11.14                     Press Releases and Related Matters.  Each Credit Party executing this Agreement agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of GE Capital or its affiliates or referring to this Agreement, the other Loan Documents or the Related Transactions Documents without at least two (2) Business Days’ prior notice to GE Capital and without the prior written consent of GE Capital unless (and only to the extent that) such Credit Party or Affiliate is required to do so

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under law and then, in any event, such Credit Party or Affiliate will consult with GE Capital before issuing any press release.  Each Credit Party consents to the publication by Agent or any Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement.  Agent or such Lender shall provide a draft of any such tombstone or similar advertising material to each Credit Party for review and comment prior to the publication thereof.  Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

11.15                     Reinstatement.  This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Credit Party for liquidation or reorganization, should any Credit Party become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Credit Party’s assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

11.16                     Advice of Counsel.  Each of the parties represents to each other party hereto that it has discussed this Agreement and, specifically, the provisions of Sections 11.9 and 11.13, with its counsel.

11.17                     No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

12.                               RESTATEMENT OF PRIOR CREDIT AGREEMENT.

(a)                                  The parties hereto agree that, on the Effective Date, the following transactions shall be deemed to occur automatically, without further action by any party hereto:

(i)                                     the Prior Credit Agreement shall be deemed to be amended and restated in its entirety in the form of this Agreement;

(ii)                                  all Existing Obligations outstanding on the Effective Date shall, to the extent not paid on the Effective Date, be deemed to be Obligations outstanding hereunder;

(iii)                               the guaranties and Collateral Documents, including the Liens created thereunder in favor of Agent for the benefit of Agent and Lenders or in favor of Agent and Lenders, as applicable, and securing payment of the Existing Obligations, as amended and restated on the Effective Date, shall remain in full force and effect with respect to the Obligations and are hereby reaffirmed; and

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(iv)                              all references in the other Loan Documents to the Prior Credit Agreement shall be deemed to refer without further amendment to this Agreement.

(b)                                 The parties hereto further agree that (i) the outstanding Revolving Credit Advances and the outstanding Letter of Credit Obligations under the Prior Credit Agreement (collectively “Prior Revolving Loan”) shall continue to remain outstanding as a portion of the Revolving Loan hereunder (and if any holder of the Prior Revolving Loan has declined to become a Revolving Lender hereunder or wishes to reduce its commitments, the Agent or other Revolving Lenders hereunder (including, without limitation, any Revolving Lenders that is not a holder of the Prior Revolving Loan) shall purchase the portion of the Prior Revolving Loan held by such Revolving Lender (or applicable portion thereof) pursuant to an Assignment Agreement and shall fund any additional Revolving Credit Advances, as applicable, such that the portion of the Revolving Loan funded by a Revolving Lender hereunder is equal to such Revolving Lender’s Pro Rata Share of the outstanding Revolving Loan hereunder on the Effective Date) and such Revolving Lender’s Revolving Loan Commitment shall be as set forth on Annex J hereto), (ii) the outstanding principal balance of the Term Loan under the Prior Credit Agreement (the “Prior Term Loan”) shall continue to remain outstanding as a portion of the Term Loan hereunder and such portion of the Term Loans shall not be advanced on the Effective Date (and if any holder of the Prior Term Loan has declined to become a Term Lender hereunder or wishes to reduce its commitments, the Agent or other Term Lenders (including, without limitation, any Term Lender that is not a holder of the Prior Term Loan) shall purchase the portion of the Prior Term Loan held by such Term Lender (or applicable portion thereof) pursuant to an Assignment Agreement on the Effective Date and shall fund any additional portion of the Term Loan such that the portion of the Term Loan funded by a Term Lender hereunder is equal to such Term Lender’s Term Loan Commitment as set forth on Annex J hereto.  All Prior Revolving Loan and Prior Term Loan that is a LIBOR Loan (as defined in the Prior Credit Agreement) shall have been converted on the Effective Date into Index Rate Loans (as defined in the Prior Credit Agreement) in accordance with Section 1.5(e) of the Prior Credit Agreement (and the Borrower shall pay to Agent, for the benefit of Lenders that are parties to the Prior Credit Agreement, any LIBOR funding breakage costs in accordance with Section 1.13(b)), and from and after the Effective Date, the Prior Revolving Loan and the Prior Term Loan (including all interest thereon) shall be governed by the terms of this Agreement.  On the Effective Date, Borrower shall pay to the Agent for the account of each Lender under the Prior Credit Agreement all accrued but unpaid Interest and Fees arising under and at the rates applicable pursuant to the Prior Credit Agreement and Agent is hereby directed by Borrower to fund a Swing Line Loan on the Effective Date in a like amount to pay such accrued Interest and Fees to the Lenders under the Prior Credit Agreement.  All Interest and Fees accruing under this Agreement on and after the Effective Date shall be payable in accordance with the terms of this Agreement.

(c)                                  The parties acknowledge and agree that this Agreement and the other Loan Documents do not constitute a novation, payment and reborrowing or termination of the Existing Obligations and that all such Existing Obligations are in all respects continued and outstanding as Obligations under this Agreement and the Notes with only the terms being modified from and after the Effective Date of this Agreement as provided in this Agreement, the Notes and the other Loan Documents.

<remainder of page intentionally left blank>

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<signature pages follow>

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IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

BORROWER:

ROLLER BEARING COMPANY OF AMERICA, INC., a Delaware corporation

By:	/s/ Daniel A. Bergeron
Name:	Daniel A. Bergeron
Title:	Vice President

AGENT AND LENDERS:

GENERAL ELECTRIC CAPITAL
CORPORATION, as Agent and Lender

By:	/s/ Neel Morey
Duly Authorized Signatory

LASALLE BANK NATIONAL ASSOCIATION, as a
Lender

By:	/s/ Sean P. Silver
Name:	Sean P. Silver
Title:	1st Vice President

ANTARES CAPITAL CORPORATION, as a Lender

By:	/s/ Leslie Hundley
Name:	Leslie Hundley
Title:	Assistant Vice President

ANTARES FUNDING, L.P. , as a Lender

By:	JP Morgan Chase Bank, N.A. , As Trustee of the Antares Funding Trust created under the Trust Agreement dated as of November 30, 1999

By:	/s/ Michael W. Chirillo
Name:	Michael W. Chirillo
Title:	Vice President

NAVIGATOR CDO 2003, LTD., as a Lender

By:	Antares Asset Management Inc., as Collateral Manager

By:	/s/ Michael W. Chirillo
Name:	Michael W. Chirillo
Title:	Vice President

NAVIGATOR CDO 2004, LTD., as a Lender

By:	Antares Asset Management Inc., as Agent

By:	/s/ Michael W. Chirillo
Name:	Michael W. Chirillo
Title:	Vice President

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Suzannah Harris
Name:	Suzannah Harris
Title:	Vice President

The following Persons are signatories to this Agreement in their capacity as Credit Parties and not as a Borrower.

CREDIT PARTIES:

RBC BEARINGS INCORPORATED, a Delaware corporation

By:	/s/ Daniel A. Bergeron
Name:	Daniel A. Bergeron
Title:	Vice President

INDUSTRIAL TECTONICS BEARINGS CORPORATION, a Delaware corporation

By:	/s/ Daniel A. Bergeron
Name:	Daniel A. Bergeron
Title:	Vice President

RBC NICE BEARINGS INC., a Delaware corporation

By:	/s/ Daniel A. Bergeron
Name:	Daniel A. Bergeron
Title:	Vice President

RBC PRECISION PRODUCTS - PLYMOUTH, INC., a Delaware corporation

By:	/s/ Daniel A. Bergeron
Name:	Daniel A. Bergeron
Title:	Vice President

TYSON BEARING COMPANY, INC., a Delaware corporation

By:	/s/ Daniel A. Bergeron
Name:	Daniel A. Bergeron
Title:	Vice President

RBC AIRCRAFT PRODUCTS, INC., a Delaware corporation

By:	/s/ Daniel A. Bergeron
Name:	Daniel A. Bergeron
Title:	Vice President

RBC LINEAR PRECISION PRODUCTS, INC., a Delaware corporation

By:	/s/ Daniel A. Bergeron
Name:	Daniel A. Bergeron
Title:	Vice President

RBC PRECISION PRODUCTS - BREMEN, INC., a Delaware corporation

By:	/s/ Daniel A. Bergeron
Name:	Daniel A. Bergeron
Title:	Vice President

RBC OKLAHOMA, INC., a Delaware corporation

By:	/s/ Daniel A. Bergeron
Name:	Daniel A. Bergeron
Title:	Vice President

ANNEX A (Recitals)

to

CREDIT AGREEMENT

DEFINITIONS

Capitalized terms used in the Loan Documents shall have (unless otherwise provided elsewhere in the Loan Documents) the following respective meanings and all references to Sections, Exhibits, Schedules or Annexes in the following definitions shall refer to Sections, Exhibits, Schedules or Annexes of or to the Agreement:

“A Rated Bank” has the meaning ascribed to it in Section 6.2.

“Account Debtor” means any Person who may become obligated to any Credit Party under, with respect to, or on account of, an Account, Chattel Paper or General Intangibles (including a payment intangible).

“Accounting Changes” has the meaning ascribed thereto in Annex G.

“Accounts” means all “accounts,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper or Instruments), (including any such obligations that may be characterized as an account or contract right under the Code), (b) all of each Credit Party’s rights in, to and under all purchase orders or receipts for goods or services, (c) all of each Credit Party’s rights to any goods represented by any of the foregoing (including unpaid sellers’ rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all rights to payment due to any Credit Party for property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Credit Party or in connection with any other transaction (whether or not yet earned by performance on the part of such Credit Party), (e) all healthcare insurance receivables, and (f) all collateral security of any kind, now or hereafter in existence, given by any Account Debtor or other Person with respect to any of the foregoing.

“Acquisition” means a Domestic Acquisition or a Foreign Acquisition, or either of them.

“Acquisition Company” means (a) in the case of any Domestic Acquisition, a Delaware corporation, limited liability company or limited partnership and (b) in the case of any Acquisition outside the United States, a corporation, limited liability company or limited partnership or any equivalent legal entity under the laws of any jurisdiction in which a Permitted Acquisition outside the United State is consummated, which, in the case of clause (a) or clause (b), is a direct or indirect wholly-owned Subsidiary of Borrower formed for the sole purpose of completing a Permitted Acquisition of a Qualified Target.

“Acquisition Compliance Certificate” means a certificate in the form of Exhibit 6.1 showing compliance with the terms and provision of clauses (iv)(C) and (iv)(D) of the definition of the term “Permitted Loan Funded Acquisition” and clauses (iv)(C) and (iv)(D) of the definition of the term “Permitted Non-Loan Funded Acquisition”, as the case may be, and a designation of assets, if any, in accordance with Section 6.8(d) with respect to such Acquisition.

“Acquisition Pro Forma” has the meaning ascribed to it in clause(xiv)(A) of the definition of the term “Permitted Loan Funded Acquisition”.

“Acquisition Subordinated Debt” means Indebtedness issued to seller(s) as consideration for a Permitted Loan Funded Acquisition in an amount, on such terms, and subordinated to the Obligations in a manner and form satisfactory to Agent and Lenders in their reasonable discretion as to right and time of payment and as to any other terms, rights and remedies thereunder, provided that Borrower may determine the maturity date thereof and Agent’s and Lenders’ discretion with respect to subordination provisions shall not preclude a maturity date otherwise permitted under the definition of the term “Permitted Loan Funded Acquisition”.

“Activation Event” and “Activation Notice” have the meanings ascribed thereto in Annex C.

“Advance” means any Revolving Credit Advance or Swing Line Advance, as the context may require.

“Adjusted EBITDA” means for any period with respect to Holdings, on a consolidated basis, an amount equal to (i) EBITDA of Holdings, on a consolidated basis, for such period, plus (ii) the Permitted Adjustments, if any, relevant to such period, plus (iii) to the extent that the calculation thereof has been approved by the Agent (in consultation with Requisite Lenders) and to the extent not included in such EBITDA, the aggregate EBITDA for such period on pro forma basis of any Qualified Target of a Permitted Acquisition which closed within such period (it being understood that any EBITDA of such Qualified Target shall be included in the EBITDA of Holdings), on a consolidated basis, only for those Fiscal Quarters in such period occurring prior to the closing of such Permitted Acquisition, (iv) less the aggregate EBITDA of any Person or assets, as the case may be, sold by the Holdings or any Subsidiary thereof (if such EBITDA is positive), the sale of which closed during such period.

“Affected Lender” has the meaning ascribed to it in Section 1.16(d).

“Affiliate” means, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, 10% or more of the Stock having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by or is under common control with such Person, (c) each of such Person’s officers, directors, joint venturers and partners and (d) in the case of Borrower, the immediate family members, spouses and lineal descendants of individuals who are Affiliates of Borrower.  For the purposes of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; provided, however, that with respect to each Credit Party and its Affiliates, the term “Affiliate” shall specifically exclude (i) Agent and each Lender and their respective Affiliates and (ii) any Person in which an investment fund managed by Whitney & Co. or its Affiliates has a direct or indirect equity or debt interest.

“Agent” means GE Capital in its capacity as Agent for Lenders or its successor appointed pursuant to Section 9.7.

“Agreement” means the Credit Agreement by and among Borrower, the other Credit Parties party thereto, GE Capital, as Agent and Lender and the other Lenders from time to time party thereto, as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Appendices” has the meaning ascribed to it in the recitals to the Agreement.

“Applicable Leverage Multiple” means, as of any date of determination, the applicable leverage multiple for purposes of determining compliance with the Leverage Ratio covenant set forth in Section 6.01 (Annex G) hereto for the most recently ended quarterly Fiscal Period for which a Compliance Certificate has been delivered by Borrower to Agent.

“Applicable Margins” means collectively the Applicable Revolver Index Margin, the Applicable Term Loan Index Margin, the Applicable Revolver LIBOR Margin and the Applicable Term Loan LIBOR Margin.

“Applicable Revolver Index Margin” means the per annum interest rate margin from time to time in effect and payable in addition to the Index Rate applicable to the Revolving Loan, as determined by reference to Section 1.5(a).

“Applicable Revolver LIBOR Margin” means the per annum interest rate from time to time in effect and payable in addition to the LIBOR Rate applicable to the Revolving Loan, as determined by reference to Section 1.5(a).

“Applicable Term Loan Index Margin” means the per annum interest rate from time to time in effect and payable in addition to the Index Rate applicable to the Term Loan, as determined by reference to Section 1.5(a).

“Applicable Term Loan LIBOR Margin” means the per annum interest rate from time to time in effect and payable in addition to the LIBOR Rate applicable to the Term Loan, as determined by reference to Section 1.5(a).

“Average Borrowing Availability” has the meaning ascribed to it in Annex C.

“Assignment Agreement” has the meaning ascribed to it in Section 9.1(a).

“Bankruptcy Code” means the provisions of Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq.

“Blocked Accounts” has the meaning ascribed to it in Annex C.

“Borrower” has the meaning ascribed thereto in the preamble to the Agreement.

“Borrower Mexican Pledge Agreement” means the Pledge Agreement of even date herewith executed by Borrower in favor of Agent, on behalf of itself and Lenders, pledging sixty-six (66%) percent of the outstanding Stock of RBC de Mexico S De R.L. de CV governed by Mexican law, as the same may be amended, restated, modified and/or supplemented from time to time.

“Borrower Pledge Agreement” means the Pledge Agreement as of the Original Closing Date executed by Borrower in favor of Agent, on behalf of itself and Lenders, pledging (i) all Stock of its Domestic Subsidiaries, and (ii) all Intercompany Notes owing to or held by it, as the same may be amended, restated, modified and/or supplemented from time to time including, without limitation, by any joinder thereto.

“Borrower Swiss Pledge Agreement” means the Pledge Agreement executed by Borrower in favor of Agent, on behalf of itself and Lenders, dated as of June 19, 2003, as amended, restated or otherwise modified from time to time including, without limitation, by any joinder thereto, pledging sixty-six (66%) percent of the outstanding Stock of Schaublin Holding governed by Swiss law.

“Borrowing Availability” means as of any date of determination the lesser of (i) the Maximum Amount, less the sum of the Revolving Loan (including the Swing Line Loan) then outstanding or (ii) Adjusted EBITDA for the most recently ended trailing twelve months for which Financial Statements have been delivered by Borrower to Agent multiplied by the Applicable Leverage Multiple, less the sum of (x) Funded Debt of Holdings and/or any of its Subsidiaries (excluding Subordinated Debt, the Revolving Loan and the Swing Line Loan) then outstanding plus (y) Subordinated Debt then outstanding plus (z) the Revolving Loan (including the Swing Line Loan) then outstanding (the amount calculated pursuant to clause (ii) of this definition is referred to as the “Multiple Amount”); provided that an Overadvance permitted in accordance with Section 1.1(a)(iii) may cause the Revolving Loan and Swing Line Loan to exceed the Multiple Amount by the amount of such permitted Overadvance.

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the States of Illinois and/or New York and in reference to LIBOR Loans shall mean any such day that is also a LIBOR Business Day.

“Capital Expenditures” means, with respect to any Person, all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by such Person during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP, provided that expenditures for Permitted Acquisitions and reinvestment in assets in accordance with the proviso of Section 1.3(b)(ii) shall not constitute Capital Expenditures.  For purposes of this definition, the Capital Expenditure of any other Person made prior to the date it became a Subsidiary or was merged or consolidated into, such Person or any of such Person’s Subsidiaries shall be excluded.

“Capital Lease” means, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

“Capital Lease Obligation” means, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

“Cash Collateral Account” has the meaning ascribed to it Annex B.

“Cash Equivalents” has the meaning ascribed to it in Annex B.

“Cash Management Systems” has the meaning ascribed to it in Section 1.8.

“Certificate of Exemption” has the meaning ascribed to it in Section 1.15.

“Change of Control” shall be deemed to have occurred if (a) (i) any person or group (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934) (other than Michael J. Hartnett, his Permitted Transferees, Whitney & Co., its Affiliates, or any Person controlled by or under common control with any of the foregoing existing Stockholders or one or more equity sponsors with funds under management of at least $500,000,000, (any such Person being a “Related Stockholder Party”)) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 30% or more of the issued and outstanding shares of capital Stock of Holdings on a fully diluted basis, (ii) Michael J. Hartnett, his Permitted Transferees, Whitney & Co., its Affiliates and Related Stockholder Parties shall cease, taken as a whole, to own directly or indirectly, beneficially or of record, at least 30% of the issued and outstanding shares of capital Stock of Holdings on a fully diluted basis or (iii) Michael J. Hartnett, his Permitted Transferees, Whitney & Co., its Affiliates and Related Stockholder Parties, taken as a whole, shall cease to own directly or indirectly, beneficially or of record, more of the issued and outstanding shares of capital Stock of Holdings than any other Person and its Affiliates, taken as a whole on a fully diluted basis; (b) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of Holdings (together with any new directors whose election by the board of directors of Holdings or whose nomination for election by the Stockholders of Holdings was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office; (c) Holdings ceases to own and control all of the economic and voting rights associated with all of the outstanding capital Stock of Borrower; (d) Borrower ceases to own, directly or indirectly, and control all of the economic and voting rights associated with all of the outstanding capital Stock of any of its Subsidiaries other than (i) as a result of a dissolution of a Subsidiary resulting in the distribution of its assets to Borrower or the merger of any Subsidiary with Borrower or another Subsidiary of Borrower or (ii) as a result of a Permitted Asset Sale to the extent permitted by Section 6.8(f).

“Charges” means all federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of any Credit Party, (d) any Credit Party’s ownership or use of any properties or other assets, or (e) any other aspect of any Credit Party’s business.

“Chattel Paper” means any “chattel paper,” as such term is defined in the Code, including electronic chattel paper, now owned or hereafter acquired by any Credit Party, wherever located.

“Closing Checklist” means the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Agreement, the other Loan Documents and the transactions contemplated thereunder, substantially in the form attached hereto as Annex D.

“Code” means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided, further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent’s or any Lender’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“Collateral” means the property covered by the Security Agreement, the Mortgages and the other Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Agent, on behalf of itself and Lenders, to secure the Obligations.

“Collateral Documents” means the Security Agreement, the Pledge Agreements, the Guaranties, the Mortgages, the Patent Security Agreement, the Trademark Security Agreement, the Copyright Security Agreement and all similar agreements entered into guaranteeing payment of, or granting a Lien upon property as security for payment of, the Obligations.

“Collateral Reports” means the reports with respect to the Collateral referred to in Annex F.

“Collection Account” means that certain account of Agent, account number 502-328-54 in the name of Agent at Deutsche Bank Trust Company Americas in New York, New York ABA No. 021 001 033, or such other account as may be specified in writing by Agent as the “Collection Account.”

“Commitment Increase” has the meaning ascribed to it in the definition of the term “Commitments”.

“Commitment Increase Cap” has the meaning ascribed to it in the definition of the term “Commitments”.

“Commitment Termination Date” means the earliest of (a) August 15, 2010, (b) the date of termination of Lenders’ obligations to make Advances and to incur Letter of Credit Obligations or permit existing Loans to remain outstanding pursuant to Section 8.2(b), and (c) the date of indefeasible prepayment in full by Borrower of the Loans and the cancellation and return (or stand-by guaranty) of all Letters of Credit or the cash collateralization of all Letter of Credit Obligations pursuant to Annex B, and the permanent reduction of the Commitments to zero dollars ($0).

“Commitments” means (a) as to any Lender, the aggregate of such Lender’s Revolving Loan Commitment (including without duplication the Swing Line Lender’s Swing Line Commitment as a subset of its Revolving Loan Commitment) and Term Loan Commitment as set forth on Annex J to the Agreement or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate of all Lenders’ Revolving Loan Commitments (including without duplication the Swing Line Lender’s Swing Line Commitment as a subset of its Revolving Loan Commitment) and Term Loan Commitments, which aggregate commitment shall be Two Hundred Five Million Dollars ($205,000,000) on the Effective Date; provided that, upon satisfaction of the conditions to the increase in Commitments specified in Section 2.4, Commitments may be increased in the aggregate amount not to exceed the least of: (i)  $40,000,000, (ii) an amount that, after giving effect to such increase, would not cause the Leverage Ratio of Holdings, Borrower and its Subsidiaries on a consolidated basis to exceed 2.5 to 1.00 for the period of twelve consecutive completed fiscal months most recently ended on or prior to the date of the increase (assuming that such increase in Senior Debt had occurred on the last days of such period), and (iii) the amount requested in writing by the Borrower (each such increase being the “Commitment Increase” and the aggregate amount of all such increases permitted hereunder being the “Commitment Increase Cap”) and as Commitments may be increased, reduced, amortized or adjusted from time to time in accordance with the Agreement.

“Compliance Certificate” has the meaning ascribed to it in Annex E.

“Component Parts” means parts machined at Borrower’s or a Secured Guarantor’s facility which are placed in storage for later assembly.

“Concentration Account” has the meaning ascribed to it in Annex C.

“Contracts” means all “contracts,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, in any event, including all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Credit Party may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

“Control Letter” means a letter agreement between Agent and (i) the issuer of uncertificated securities with respect to uncertificated securities in the name of any Credit Party, (ii) a securities intermediary with respect to securities, whether certificated or uncertificated, securities entitlements and other financial assets held in a securities account in the name of any Credit Party, (iii) a futures commission merchant or clearing house, as applicable, with respect to commodity accounts and commodity contracts held by any Credit Party, whereby, among other things, the issuer, securities intermediary or futures commission merchant disclaims any security interest in the applicable financial assets, acknowledges the Lien of Agent, on behalf of itself and Lenders on such financial assets, and agrees to follow the instructions or entitlement orders of Agent without further consent by the affected Credit Party.

“Copyright License” means any and all rights now owned or hereafter acquired by any Credit Party under any written agreement granting any right to use any Copyright or Copyright registration.

“Copyright Security Agreements” means the Copyright Security Agreements made in favor of Agent, on behalf of itself and Lenders, by each applicable Credit Party, as the same may be amended, restated, modified and/or supplemented from time to time including, without limitation, by any joinder thereto.

“Copyrights” means all of the following now owned or hereafter adopted or acquired by any Credit Party: (a) all copyrights and General Intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

“Credit Parties” means Holdings, Borrower, its Domestic Subsidiaries and any other Guarantor.

“Current Assets” means, with respect to any Person, all current assets of such Person as of any date of determination calculated in accordance with GAAP, but excluding cash, cash equivalents and debts due from Affiliates.”

“Current Liabilities” means, with respect to any Person, all liabilities that should, in accordance with GAAP, be classified as current liabilities, and in any event shall include all Indebtedness payable on demand or within one year from any date of determination without any option on the part of the obligor to extend or renew beyond such year, all accruals for federal or other taxes based on or measured by income and payable within such year, but excluding the current portion of long-term debt required to be paid within one year and the aggregate outstanding principal balances of the Revolving Loan and the Swing Line Loan.

“Default” means any event that, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

“Default Rate” has the meaning ascribed to it in Section 1.5(d).

“Deposit Accounts” means all “deposit accounts” as such term in defined in the Code, now or hereafter held in the name of any Credit Party.

“Disbursement Accounts” has the meaning ascribed to it in Annex C.

“Disclosure Schedules” means the Schedules prepared by Borrower and denominated as Disclosure Schedules (1.4) through (6.12) in the Index to the Agreement.

“Discount Debentures” means those certain 13% Senior Discount Debentures Due 2009 issued by Holdings in an aggregate original principal amount of $74,882,000 pursuant to that certain Indenture dated as of June 15, 1997 between Holdings, as issuer, and United States Trust Company of New York, as trustee (the “Discount Debentures Indenture”).

“Discount Debentures Documents” means the Discount Debentures, the Discount Debentures Indenture and any other instrument, document or agreement delivered pursuant thereto or in connection therewith.

“Discount Debentures Indenture” has the meaning ascribed to it in the definition of the Discount Debentures.

“Disqualified Stock” mean any Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the eighth anniversary of the Closing Date, (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i)  debt securities or (ii)  any Stock referred to in clause (a) above, in each case at any time prior to the eighth anniversary of the Closing Date, or (c) contains any repurchase obligation which may come into effect prior to payment in full of all Obligations.

“Dividends” has the meaning ascribed to it in Section 6.14.

“Documents” means any “documents,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located.

“Dollars” or “$” means lawful currency of the United States of America.

“Domestic” means, as to any Person, a Person which is created or organized under the laws of the United States of America, any of its states or the District of Columbia.

“Domestic Acquisition” has the meaning ascribed to in the definition of the term “Permitted Loan Funded Acquisition.”

“Domestic Acquisition Projections” has the meaning ascribed to it in clause(xii)(B)  of the definition of the term “Permitted Loan Funded Acquisition”.

“EBITDA” means, with respect to any Person for any fiscal period, without duplication, an amount equal to (a) consolidated net income of such Person for such period,

determined in accordance with GAAP, minus (b) the sum of (i) income tax credits, (ii) interest income, (iii) gain from extraordinary items for such period, (iv) any aggregate net gain during such period arising from the sale, exchange or other disposition of capital assets of such Person, and (v) any other non-cash gains (including non-cash gains in respect of Hedging Agreements, including those resulting from the application of FAS 133) that have been added in determining consolidated net income, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, plus (c) the sum of (i) any provision for income taxes, (ii) Interest Expense, (iii) loss from extraordinary items for such period, (iv) depreciation and amortization for such period, (v) amortized debt discount for such period, (vi) the amount of any deduction to consolidated net income as the result of any grant of any Stock or equity rights to any employee of such Person, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, (vii) any aggregate net loss during such period arising from the sale, exchange or other disposition of capital assets of such Person, (viii) with the consent of Agent, which shall not be unreasonably withheld, any non-recurring losses or charges that have been deducted from the consolidated net income of such Person in accordance with GAAP, (ix) any other non-cash losses or charges in respect of Hedging Agreements (including those resulting from the application of FAS 133) that have been deducted in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, and (x) the amount of any reduction to the consolidated net income of Holdings as the result of the Restricted Payment described and permitted pursuant to Section 6.14(a)(E) {Whitney &Co. Management Fees of the Prior Credit Agreement for all relevant periods occurring prior to the Effective Date or Section 6.14(b)(iii){Holdco Operating Expenses} of this Agreement.  For purposes of this definition, the following items shall be excluded in determining consolidated net income of a Person: (1) the income (or deficit) of any other Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, such Person or any of such Person’s Subsidiaries; (2) the income (or deficit) of any other Person (other than a Subsidiary) in which such Person has an ownership interest, except to the extent any such income has actually been received by such Person in the form of cash dividends or distributions; (3) the undistributed earnings of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary; (4) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period; (5) any write-down of assets (other than Accounts or Inventory) and any write-down of goodwill (to the extent it is a write-down of goodwill only), or write-up of any asset; (6) any net gain from the collection of the proceeds of life insurance policies; (7) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of such Person, (8) in the case of a successor to such Person by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets, (9) any deferred credit representing the excess of equity in any Subsidiary of such Person at the date of acquisition of such Subsidiary over the cost to such Person of the investment in such Subsidiary, and (10) any other non-cash expenses or deductions in connection with the issuances or modifications of stock options or rights issued to employees or directors.

“Effective Date” means the date on which each of the conditions set forth in Section 2.1 shall have been satisfied except for such conditions, if any that have been waived in writing by the Agent and the Requisite Lenders.

“Environmental Indemnity Agreement” means that certain Environmental Indemnity Agreement, dated the date hereof, by the Credit Parties in favor of Agent on behalf of the Lenders.

“Environmental Laws” means all applicable federal, state, local and foreign laws, statutes, ordinances, codes, rules, standards and regulations, now or hereafter in effect, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation).  Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. §§ 9601 et seq.) (“CERCLA”); the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C. §§ 5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. §§ 136 et seq.); the Solid Waste Disposal Act (42 U.S.C. §§ 6901 et seq.); the Toxic Substance Control Act (15 U.S.C. §§ 2601 et seq.); the Clean Air Act (42 U.S.C. §§ 7401 et seq.); the Federal Water Pollution Control Act (33 U.S.C. §§ 1251 et seq.); the Occupational Safety and Health Act (29 U.S.C. §§ 651 et seq.); and the Safe Drinking Water Act (42 U.S.C. §§ 300(f) et seq.), and any and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes relating to or stemming from environmental matters.

“Environmental Liabilities” means, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

“Environmental Permits” means all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

“Equipment” means all “equipment,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located and, in any event, including all such Credit Party’s machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment, including embedded software and peripheral equipment and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations promulgated thereunder.

“ERISA Affiliate” means, with respect to any Credit Party, any trade or business (whether or not incorporated) that, together with such Credit Party, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC.

“ERISA Event” means, with respect to any Credit Party or any ERISA Affiliate, (a) any event described in Section 4043(c) of ERISA with respect to a Title IV Plan; (b) the withdrawal of any Credit Party or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any Credit Party or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (f) the failure by any Credit Party or ERISA Affiliate to make when due required contributions to a Multiemployer Plan or Title IV Plan unless such failure is cured within thirty (30) days; (g) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 or 4245 of ERISA; or (i) the loss of a Qualified Plan’s qualification or tax exempt status; or (j) the termination of a Plan described in Section 4064 of ERISA.

“ESOP” means a Plan that is intended to satisfy the requirements of Section 4975(e)(7) of the IRC.

“Event of Default” has the meaning ascribed to it in Section 8.1.

“Event of Loss” means, with respect to any property, any of the following:  (a) any loss, destruction or damage of such property; (b) any condemnation or seizure of such property or for the exercise of any right of eminent domain; or (c) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property, or confiscation of such property or the requisition of the use of such property.

“Excess Cash Flow” has the meaning and shall be computed in accordance with Exhibit ECF attached hereto.

“Existing Obligations” shall mean the “Obligations”, as defined in the Prior Credit Agreement.

“Fair Labor Standards Act” means the Fair Labor Standards Act, 29 U.S.C. §201 et seq.

“Fair Market Value” means, with respect any asset, the price (after taking into account any liabilities relating to such assets) which could be negotiated in an arm’s length transaction, for cash, between a willing seller and a willing and able buyer neither of which is under any compulsion to complete the transaction.

“Federal Funds Rate” means, for any day, a floating rate equal to the weighted average of the rates on overnight federal funds transactions among members of the Federal Reserve System, as determined by Agent in its sole discretion, which determination shall be final, binding and conclusive (absent manifest error).

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

“Fees” means any and all fees payable to Agent or any Lender pursuant to the Agreement or any of the other Loan Documents.

“Financial Covenants” means the financial covenants set forth in Annex G.

“Financial Statements” means the consolidated and consolidating income statements, statements of cash flows and balance sheets of Borrower delivered in accordance with Section 3.4 and Annex E.

“Fiscal Month” means any of the monthly accounting periods of Borrower.

“Fiscal Quarter” means any of the quarterly accounting periods of Borrower, ending on the last Saturday closest to the last day of March, June, September and December.

“Fiscal Year” means any of the annual accounting periods of Borrower ending on the Saturday closest to March 31 of each year.

“Fixed Charges” means, with respect to Holdings, on a consolidated basis, for any fiscal period, an amount equal to the sum of (a) the aggregate of all cash Interest Expense paid or accrued during such period (excluding (i) original issue discount and (ii) interest paid by the issuance of any payment-in-kind notes plus (b) scheduled payments of principal with respect to Indebtedness during such period, plus (c) payments on earn-outs to sellers in connection with a Permitted Acquisition, unless such earn-outs are deducted in the calculation of EBITDA during the relevant period, plus (d) the aggregate of all redemptions, purchases, retirements, defeasances, sinking fund or similar payments or acquisitions for value with respect to Indebtedness plus (d) dividends paid in cash.  For purposes of this definition, the following Fixed Charges shall be excluded: (1) the Fixed Charges of any other Person prior to the date it became a Subsidiary of, or was merged or consolidated into, such Person or any of such Person’s

Subsidiaries, and (2) the Fixed Charges of any other Person (other than a Subsidiary) in which such Person has an ownership interest.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any fiscal period, the ratio of (a) Adjusted EBITDA less Capital Expenditures (other than that portion of Capital Expenditures financed by third party loans) and income taxes paid in cash to (b) Fixed Charges.

“Fixtures” means all “fixtures” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party.

“Foreign” means, as to any Person, a Person which is not created or organized under the laws of the United States of America, or any of its states or the District of Columbia.

“Foreign Acquisition” has the meaning ascribed to it in the definition of the term “Permitted Non-Loan Funded Acquisition”.

“Foreign Acquisition Pro Forma” has the meaning ascribed to it in clause(vi)(A) of the definition of the term “Permitted Non-Loan Funded Acquisition”.

“Foreign Acquisition Projections” has the meaning ascribed to it in clause(vi)(B)  of the definition of the term “Permitted Non-Loan Funded Acquisition”.

“Funded Debt” means, with respect to any Person, without duplication, all Indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness that by its terms matures more than one year from, or is directly or indirectly renewable or extendible at such Person’s option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from the date of creation thereof, and specifically including Capital Lease Obligations, current maturities of long-term debt, revolving credit and short-term debt extendible beyond one year at the option of the debtor, and also including, in the case of Borrower, the Obligations, and, without duplication, Guaranteed Indebtedness consisting of guaranties of Funded Debt of other Persons.  For purposes of this definition when computing the Funded Debt of Holdings and its Subsidiaries, the following Indebtedness shall be excluded: (1) the Indebtedness of any other Person prior to the date it became a Subsidiary of, or was merged into, Holdings or any Subsidiary of Holdings; and (2) the Indebtedness of any other Person (other than a Subsidiary) in which Holdings has an ownership interest.  For the avoidance of doubt, if clause (y) of Section 2.1(b) applies on the Effective Date, Funded Debt shall not include any obligations under or amounts due in respect of the Discount Debentures.

“GAAP” means generally accepted accounting principles in the United States of America, consistently applied, as such term is further defined in Annex G to the Agreement.

“GE Capital” means General Electric Capital Corporation, a Delaware corporation.

“GE Capital Fee Letter” means that certain letter, dated as of June 17, 2005, between GE Capital and Borrower with respect to certain Fees to be paid from time to time by Borrower to GE Capital.

“General Intangibles” means all “general intangibles,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including all right, title and interest that such Credit Party may now or hereafter have in or under any Contract, all payment intangibles, customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged Stock and Investment Property, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Credit Party or any computer bureau or service company from time to time acting for such Credit Party.

“Goods” means all “goods” as defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, including embedded software to the extent included in “goods” as defined in the Code, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Granting Lender” has the meaning ascribed to it in Section 9.1(g).

“Guaranteed Indebtedness” means, as to any Person, any obligation of such Person guaranteeing, providing comfort or otherwise supporting any Indebtedness, lease, dividend, or other obligation (“primary obligation”) of any other Person (the “primary obligor”) in any manner, including any obligation or arrangement of such Person to (a) purchase or repurchase any such primary obligation, (b) advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) protect the beneficiary of such arrangement from loss (other than product warranties given in the ordinary course of business) or

(e) indemnify the owner of such primary obligation against loss in respect thereof.  The amount of any Guaranteed Indebtedness at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is incurred and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness, or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

“Guaranties” means, collectively, each Subsidiary Guaranty, Holdings Guaranty and any other guaranty executed by any Guarantor in favor of Agent and Lenders in respect of the Obligations.

“Guarantors” means each Secured Guarantor and each other Person, if any, that executes a guaranty or other similar agreement in favor of Agent, for itself and the ratable benefit of Lenders, in connection with the transactions contemplated by the Agreement and the other Loan Documents.

“Hazardous Material” means any substance, material or waste that is regulated by, or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance that is (a) defined as a “solid waste,” “hazardous waste,” “hazardous material,” “hazardous substance,” “extremely hazardous waste,”  “restricted hazardous waste,” “pollutant,” “contaminant,” “hazardous constituent,” “special waste,” “toxic substance” or other similar term or phrase under any Environmental Laws, or (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB’s), or any radioactive substance.

“Hedging Agreement” means any Interest Rate Protection Agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“Hedging Termination Value” means, in respect of any one or more Hedging Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Agreements, (a) for any date on or after the date such Hedging Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Hedging Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Agreements.

“Holdings” means RBC Bearings Incorporated, a Delaware corporation.

“Holdings Guaranty” means the Guaranty dated as of August 15, 2005 executed by Holdings in favor of Agent, on behalf of itself and Lenders as the same may be amended, restated, modified and/or supplemented from time to time.

“Holdings Pledge Agreement” means the Pledge Agreement executed by Holdings in favor of Agent, on behalf of itself and Lenders, dated as of August 15, 2005, as amended, restated or otherwise modified from time to time, pledging all of the outstanding Stock of Borrower.

“Immediate Family” with respect to any individual, shall mean his brothers, sisters, spouse, children (including adopted children), parents, parents-in-law, grandchildren, great grandchildren and other lineal descendants and spouses of any of the foregoing.

“Indebtedness” means, with respect to any Person, without duplication (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred 12 months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are unsecured and not overdue by more than 6 months unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers’ acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and the present value (discounted at the Index Rate as in effect on the Effective Date) of future rental payments under all synthetic leases, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all obligations of such Person under any Hedging Agreement, in each case whether contingent or matured, (h) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, and (i) the Obligations.  Notwithstanding the foregoing, in no event shall Indebtedness include any obligations under or amounts due in respect of Stock of Holdings other than Disqualified Stock and, if clause (y) of Section 2.1(b) applies, Discount Debentures.

“Indemnified Liabilities” has the meaning ascribed to it in Section 1.13.

“Indemnified Person” has the meaning ascribed to it in Section 1.13.

“Index Rate” means, for any day, a floating rate equal to the higher of (i) the rate publicly quoted from time to time by The Wall Street Journal as the “base rate on corporate loans posted by at least 75% of the nation’s 30 largest banks” (or, if The Wall Street Journal ceases quoting a base rate of the type described, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled “Selected Interest Rates” as the Bank prime loan rate or its equivalent), and (ii) the Federal Funds Rate plus 50 basis points per annum.  Each change in any interest rate provided for in the Agreement based upon the Index Rate shall take effect at the time of such change in the Index Rate.

“Index Rate Loan” means a Loan or portion thereof bearing interest by reference to the Index Rate.

“Industrial Revenue Bond Financing” means financing of acquisition of real estate and improvements thereto, Fixtures and Equipment involved in industrial or commercial projects from proceeds of tax-exempt or taxable bonds issues by state or local government agency.

“Instruments” means all “instruments,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

“Intellectual Property” means any and all Licenses, Patents, Copyrights, Trademarks, and the goodwill associated with such Trademarks.

“Intercompany Notes” has the meaning ascribed to it in Section 6.3.

“Intercompany WIP” has the meaning ascribed to it in Section 6.4(a).

“Interest Expense” means, with respect to any Person for any fiscal period, interest expense (whether cash or non-cash) of such Person less any interest income of such Person determined in accordance with GAAP for the relevant period ended on such date, including interest expense with respect to any Funded Debt of such Person and interest expense for the relevant period that has been capitalized on the balance sheet of such Person.

“Interest Payment Date” means (a) as to any Index Rate Loan, the first Business Day of January, April, July and October of each year while such Loan is outstanding, and (b) as to any LIBOR Loan, the last day of the applicable LIBOR Period and, in addition, in the case of a LIBOR Period in excess of three months, the last day of the third month of such LIBOR Period, provided that, in addition to the foregoing, each of (x) the date upon which all of the Commitments have been terminated and the Loans have been paid in full and (y) the Commitment Termination Date shall be deemed to be an “Interest Payment Date” with respect to any interest that has then accrued under the Agreement.

“Interest Rate Protection Agreement” shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or similar agreement or arrangement designed to protect Borrower or any Secured Guarantor against fluctuations in interest rates and not entered into for speculation.

“Inventory” means all “inventory,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and in any event including inventory, merchandise, goods and other personal property that are held by or on behalf of any Credit Party for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods, returned goods, supplies or materials of any kind, nature or description used or consumed or to be used or consumed in such Credit Party’s business or in the processing, production, packaging, promotion, delivery or shipping of the same, including other supplies and embedded software.

“Investment Property” means all “investment property” as such term is defined in the Code now owned or hereafter acquired by any Credit Party, wherever located, including (a) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (b) all securities entitlements of any Credit Party, including the rights of such Credit Party to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (c) all securities accounts of any Credit Party; (d) all commodity contracts of any Credit Party; and (e) all commodity accounts held by any Credit Party.

“IPO” means an initial public offering of Stock of Holdings resulting in gross cash proceeds to Holdings of at least $87,010,000 and which qualifies Holdings for listing on NASDAQ National Markets or the New York Stock Exchange.

“IRB Loan” shall mean Indebtedness evidenced by any of the following: (a) the Loan Agreement dated as of September 1, 1994, between South Carolina Jobs-Economic Development Authority (the “Authority”) and Borrower relating to $7,700,000 Variable Rate Demand Industrial Development Revenue Bonds (Roller Bearing Company of America, Inc. Project) Series 1994A, (b) the Trust Indenture dated as of September 1, 1994, by and between the Authority and Mark Twain Bank, as trustee, with respect to the bonds described in clause (a) of this definition, (c) the Loan Agreement dated as of September 1, 1994, between the Authority and Borrower relating to $1,155,000 Variable Rate Demand Industrial Development Revenue Bonds (Roller Bearing Company of America, Inc. Project) Series 1994B, (d) the Trust Indenture dated as of September 1, 1994, by and between the Authority and Mark Twain Bank, as trustee, with respect to the bonds described in clause (c) of this definition, (e) the Loan Agreement dated as of September 1, 1998 between the Authority and RBC Linear Precision Products, Inc. relating to $3,000,000 Tax Exempt Demand/Fixed Rate Industrial Development Revenue Bonds (RBC Linear Precision Products, Inc. Project) Series 1998, (f) the Trust Indenture dated as of September 1, 1998 with respect to the bonds described in clause (e) of this definition, (g) the Loan Agreement dated as of April 1, 1999 between California Infrastructure and Economic Development Bank and Borrower relating to $4,800,000 Variable Rate Demand Industrial Revenue Bonds Series 1999 (Roller Bearing Company of America, Inc. — Santa Ana Project) and (h) the Indenture of Trust dated as of April 1, 1999 with respect to the bonds described in clause (g) of this definition and, in each case, the other documents executed in connection therewith.

“IRC” means the Internal Revenue Code of 1986, as amended, and all regulations promulgated thereunder.

“IRS” means the Internal Revenue Service.

“Keyman Life Insurance” means a keyman life insurance policy on Michael J. Hartnett from an insurance company and on terms and conditions acceptable to the Agent, in an amount of at least $10,000,000.

“L/C Issuer” has the meaning ascribed to it in Annex B.

“L/C Sublimit” has the meaning ascribed to in it Annex B.

“Lenders” means GE Capital and the other Lenders named on the signature pages of the Agreement, and, if any such Lender shall decide to assign all or any portion of the Obligations, such term shall include any assignee of such Lender.

“Letter of Credit Fee” has the meaning ascribed to it in Annex B.

“Letter of Credit Obligations” means all outstanding obligations incurred by Agent and Lenders at the request of Borrower, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of Letters of Credit by Agent or another L/C Issuer or the purchase of a participation as set forth in Annex B with respect to any Letter of Credit.  The amount of such Letter of Credit Obligations shall equal the maximum amount that may be payable by Agent or Lenders thereupon or pursuant thereto.

“Letters of Credit” means documentary or standby letters of credit issued for the account of Borrower by any L/C Issuer, and bankers’ acceptances issued by Borrower, for which Agent and Lenders have incurred Letter of Credit Obligations.

“Letter-of Credit Rights” means “letter-of-credit rights” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including rights to payment or performance under a letter of credit, whether or not such Credit Party, as beneficiary, has demanded or is entitled to demand payment or performance.

“Leverage Ratio” means, with respect to Holdings, Borrower and their Subsidiaries, on a consolidated basis, as of any date of determination, the ratio of (a) the difference of (i) the sum of (w) Funded Debt (excluding Subordinated Debt) and (x) Subordinated Debt minus (ii) the sum of (y) the Credit Parties’ consolidated unrestricted cash and Cash Equivalents on hand not in excess of $4,000,000 (other than any cash or Cash Equivalents constituting proceeds of an asset disposition by any Credit Party for which Agent has received notice from Borrower pursuant to Section 1.3(b)(ii) that such proceeds will be reinvested in fixed assets) and (z) the Credit Parties’ consolidated unrestricted cash and Cash Equivalents on hand in excess of $4,000,000 to the extent the same constitute proceeds of an asset disposition by any Credit Party as to which Borrower has provided irrevocable written notice to the Agent (in lieu of its right retain such proceeds for reinvestment in fixed assets pursuant to Section 1.3(b)(ii) hereof) that such proceeds will be used to prepay the Loans (provided, that with respect to the Revolving Loan, Funded Debt shall include the average monthly balance outstanding during any applicable measuring period) to (b) Adjusted EBITDA for the 12-month period ending on the date of determination.

“LIBOR Business Day” means a Business Day on which banks in the City of London are generally open for interbank or foreign exchange transactions.

“LIBOR Loan” means a Loan or any portion thereof bearing interest by reference to the LIBOR Rate.

“LIBOR Period” means, with respect to any LIBOR Loan, each period commencing on a LIBOR Business Day selected by Borrower pursuant to the Agreement and ending 7 days, or one, two, three or six months thereafter, as selected by Borrower’s irrevocable notice to Agent as set forth in Section 1.5(e); provided that the foregoing provision relating to LIBOR Periods is subject to the following:

(a)                                  if any LIBOR Period would otherwise end on a day that is not a LIBOR Business Day, such LIBOR Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month in which event such LIBOR Period shall end on the immediately preceding LIBOR Business Day;

(b)                                 any LIBOR Period that would otherwise extend beyond the Commitment Termination Date shall end two (2) LIBOR Business Days prior to such date;

(c)                                  any LIBOR Period that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last LIBOR Business Day of a calendar month;

(d)                                 Borrower shall select LIBOR Periods so that there shall be no more than 10 separate LIBOR Loans in existence at any one time; and

(e)                                  LIBOR Periods of 7 days may only be selected between the 11th day and 45th day after the Effective Date.

“LIBOR Rate” means for each LIBOR Period, a rate of interest determined by Agent equal to:

(a)                                  the offered rate for deposits in United States Dollars for the applicable LIBOR Period that appears on Telerate Page 3750 as of 11:00 a.m. (London time), on the second full LIBOR Business Day next preceding the first day of such LIBOR Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used); divided by

(b)                                 a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day that is two (2) LIBOR Business Days prior to the beginning of such LIBOR Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Federal Reserve Board or other Governmental Authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Federal Reserve Board that are required to be maintained by a member bank of the Federal Reserve System.

If such interest rates shall cease to be available from Telerate News Service, the LIBOR Rate shall be determined from such financial reporting service or other information as shall be mutually acceptable to Agent and Borrower.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Credit Party.

“Lien” means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

“Litigation” has the meaning ascribed to it in Section 3.13.

“Loan Account” has the meaning ascribed to it in Section 1.12.

“Loan Documents” means the Agreement, the Notes, the Collateral Documents, the Master Standby Agreement, the Master Documentary Agreement, the Environmental Indemnity Agreement, the GE Capital Fee Letter, Specified Hedging Agreements and all other agreements, instruments, documents and certificates identified in the Closing Checklist executed and delivered to, or in favor of, Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Credit Party, or any employee of any Credit Party, and delivered to Agent or any Lender in connection with the Agreement or the transactions contemplated thereby.  Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Loans” means the Revolving Loan, the Swing Line Loan and the Term Loan.

“Lock Boxes” has the meaning ascribed to it in Annex C.

“Margin Stock” has the meaning ascribed to it in Section 3.10.

“Master Documentary Agreement” means the Master Agreement for Documentary Letters of Credit dated as of the Original Closing Date between Borrower, as Applicant, and GE Capital, as Issuer, as the same may be amended, restated, modified and/or supplemented from time to time including, without limitation, by any joinder thereto.

“Master Standby Agreement” means the Master Agreement for Standby Letters of Credit dated as of the Original Closing Date between Borrower, as Applicant, and GE Capital, as Issuer, as the same may be amended, restated, modified and/or supplemented from time to time including, without limitation, by any joinder thereto.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, prospects or financial or other condition of the Credit Parties considered as a whole, (b) Borrower’s ability to pay any of the Loans or any of the other Obligations in accordance with the terms of the Agreement, (c) the Collateral or Agent’s Liens, on behalf of itself and Lenders, on the Collateral or the priority of such Liens, or (d) Agent’s or any Lender’s rights and remedies under the Agreement and the other Loan Documents.

“Maximum Amount” means, as of any date of determination, an amount equal to the Revolving Loan Commitment of all Lenders as of that date.

“Maximum Lawful Rate” has the meaning ascribed to it in Section 1.5(f).

“Mortgaged Properties” has the meaning assigned to it in Annex D.

“Mortgages” means each of the mortgages, deeds of trust, leasehold mortgages, leasehold deeds of trust, collateral assignments of leases or other real estate security documents delivered by any Credit Party to Agent on behalf of itself and Lenders with respect to the Mortgaged Properties, all in form and substance reasonably satisfactory to Agent, as each may be amended restated, supplemented or modified from time to time.

“Multiple Amount” has the meaning ascribed thereto in the definition of Borrowing Availability.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 3(37) of ERISA, and to which any Credit Party or ERISA Affiliate is making, is obligated to make or has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them with the last six years.

“New Lender” means a Qualified Assignee or other similar investment fund, bank, savings and loan, savings bank or “accredited investor” (as defined in Regulation D of the Securities Act of 1933) that is deemed to be acceptable by the Agent to become a Lender under this Agreement in connection with a Commitment Increase.

“Non-Consenting Lender” has the meaning ascribed to it in Section 11.2(d)(i).

“Non-Funding Lender” has the meaning ascribed to it in Section 9.9(a)(ii).

“Notes” means, collectively, the Revolving Notes, the Swing Line Note and the Term Notes.

“Notice of Conversion/Continuation” has the meaning ascribed to it in Section 1.5(e).

“Notice of Revolving Credit Advance” has the meaning ascribed to it in Section 1.1(a).

“Obligations” means all loans, advances, debts, liabilities and obligations, including letter of credit obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Credit Party to Agent or any Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under the Agreement or any of the other Loan Documents.  This term includes all principal, interest (including all interest that accrues after the commencement of any case or proceeding by or against any Credit Party in bankruptcy, whether or not allowed in such case or proceeding), Fees, Charges, expenses, attorneys’ fees and any other sum chargeable to any Credit Party under the Agreement or any of the other Loan Documents and payment and performance obligations of Borrower under each Specified Hedging Agreement entered into with any counterparty that is a Lender or an Affiliate of a Lender.

“Officer Certificate” means a certificate of Chief Executive Officer, Chief Financial Officer, or any other officer acceptable to Agent, executed on behalf of Holdings, Borrower or any other Credit Party, in each case in accordance with the Agreement.

“Original Closing Date” means May 30, 2002.

“Other Lender” has the meaning ascribed to it in Section 9.9(d).

“Overadvance” has the meaning ascribed to it in Section 1.1(a)(iii).

“Patent License” means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right with respect to any invention on which a Patent is in existence.

“Patent Security Agreements” means the Patent Security Agreements made in favor of Agent, on behalf of itself and Lenders, by each applicable Credit Party, as the same may be amended, restated, modified and/or supplemented from time to time including, without limitation, by any joinder thereto.

“Patents” means all of the following in which any Credit Party now holds or hereafter acquires any interest: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or of any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or any other country, and (b) all reissues, continuations, continuations-in-part or extensions thereof.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means a Plan described in Section 3(2) of ERISA.

“Permitted Acquisition” means Permitted Loan Funded Acquisition, Permitted Non-Loan Funded Acquisition, or either of them.

“Permitted Adjustments” means each of the dollar amount of adjustments to Adjusted EBITDA of Holdings and its Subsidiaries described on Exhibit PA hereto which shall be deemed to be applicable in computing Adjusted EBITDA only for a period of 12 months after the date described on Exhibit PA pertaining to such adjustments.

“Permitted Asset Sale” means any sale, transfer, conveyance, assignment or other disposition of any of the properties or other assets made, directly or indirectly, by Borrower or any other Credit Party which meets each of the following conditions:

(a)                                  no Default or Event of Default then exists or would result therefrom;

(b)                                 Borrower or such other Credit Party, as the case may be, receives consideration at the time of such sale, transfer, conveyance, assignment or other disposition at least equal to the Fair Market Value of the property or other assets being sold, transferred, conveyed, assigned or otherwise disposed of, provided, however, that the Fair Market Value of any property or other assets being sold, transferred, conveyed, assigned or otherwise disposed of (A) in excess of $1,000,000 but less than $5,000,000 shall be determined conclusively by the board of directors of Borrower (or a duly authorized committee thereof) acting in good faith and shall be evidenced by a resolution of such board of directors delivered to the Agent and (B) in excess of $5,000,000 shall be determined by the board of directors of the Borrower as provided in the immediately preceding clause (A), whose determination, however, shall not be conclusive but which shall be supported by an appraisal as may be requested the Agent, at the expense of the Borrower, by an independent, third-party appraiser designated by the Agent and reasonably acceptable to the Borrower.; and

(c)                                  at least 85% of such consideration received by Borrower or such other Credit Party consists of cash.

“Permitted Encumbrances” means the following encumbrances: (a) Liens for taxes or assessments or other governmental Charges not yet due and payable or which are being contested in accordance with Section 5.2(b); (b) pledges or deposits of money securing statutory obligations under workmen’s compensation, unemployment insurance, social security or public liability laws or similar legislation (excluding Liens under ERISA); (c) pledges or deposits of money securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Credit Party is a party as lessee made in the ordinary course of business; (d) inchoate and unperfected workers’, mechanics’  or similar liens arising in the ordinary course of business, so long as such Liens attach only to Equipment, Fixtures and/or Real Estate; (e) carriers’, warehousemen’s, suppliers’ or other similar possessory liens arising in the ordinary course of business and securing liabilities not yet due and payable or which are being contested in accordance with Section 5.2(b), so long as such Liens attach only to Inventory; (f) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Credit Party is a party; (g) any attachment or judgment lien not constituting an Event of Default under Section 8.1(j); (h) zoning restrictions, easements, licenses, or other restrictions on the use of any Real Estate or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such Real Estate; (i) presently existing or hereafter created Liens in favor of Agent, on behalf of Lenders; (j) Liens expressly permitted under clauses (b) and (c) of Section 6.7 of the Agreement, (k) Liens securing the IRB Loans and the Swiss Loans, (l) Liens securing Industrial Revenue Bond Financing incurred or assumed after the date hereof permitted under the terms of the Agreement, (m) deposits made in the ordinary course of business to secure liability to insurance carriers, (n) leases or subleases granted to others not materially interfering with the business of the Credit Parties, (o) any interest or title of a landlord or a sublandlord under any lease, (o) Liens consisting of owner’s rights to raw materials held on consignment at 999 Happy Valley Road, Glasgow, Kentucky 42141 that are segregated and clearly labeled, (p) Liens arising from precautionary Code financing statements with respect to assets leased by Borrower or its Subsidiaries pursuant to operating leases, (q) non-exclusive licenses of Borrower’s or its Subsidiaries’ Intellectual Property entered into in the ordinary course, (r) Liens on, or rights of setoff against, cash of any Credit Party constituting deposits of cash made by such Credit Party in the ordinary course of business and within the general parameters customary in the industry, to secure Indebtedness under Specified Hedging Agreements that is permitted under Section 6.3(a) hereof, and (s) Liens of the Discount Debenture trustee on funds, if any, deposited with that trustee.

“Permitted Loan Funded Acquisition” means (a) acquisition by any Credit Party or an Acquisition Company (or Holdings, so long as contemporaneously therewith, all assets so acquired are transferred to Borrower or any other Credit Party) of all or substantially all of the assets of a Qualified Target or assets that constitute all or substantially all of the assets of a division or operating unit of a Qualified Target, (b) purchase by any Credit Party or an Acquisition Company which shall become a Credit Party upon consummation of such Permitted Acquisition (or Holdings, so long as contemporaneously therewith, all assets so acquired are transferred to Borrower or any other Credit Party) of 100% of the outstanding Stock of a Qualified Target, (c) purchase by any Credit Party or an Acquisition Company which shall become a Credit Party upon consummation of such Permitted Acquisition (or Holdings, so long as contemporaneously therewith, all assets so acquired are transferred to Borrower or any other Credit Party) of not less than 80% of each class of outstanding Stock of a Qualified Target as long as, without limitation to conditions required for Permitted Loan Funded Acquisition set forth below, Agent will be granted a first priority perfected Lien (subject to Permitted Encumbrances (other than those described in clause (t) of the definition of Permitted Encumbrances)) and except as contemplated by clauses (A) and (C) of this definition of the term “Permitted Loan Funded Acquisition” in all in the assets and Stock of the Qualified Target, and Agent shall have received lien search results, financing statements and supplemental security agreements, a Guaranty, environmental indemnity agreements, blocked account agreements and other collateral documents in connection therewith as reasonably requested by Agent, or (d) participation by any Credit Party or an Acquisition Company (or Holdings, so long as contemporaneously therewith, all assets so acquired are transferred to Borrower or any other Credit Party) in a merger of a Qualified Target with and into Borrower or a Secured Guarantor or the merger of an Acquisition Company into a Qualified Target (with Borrower as the sole Stockholder of Qualified Target after giving effect thereto) or the merger of a Qualified Target into an Acquisition Company (each such acquisition, purchase or merger being an “Domestic Acquisition”), subject to satisfaction or waiver by Agent (in its sole discretion) of each of the following conditions (and each such Domestic Acquisition shall be a “Permitted Loan Funded Acquisition” only upon satisfaction of each of the following conditions):

(i)                                     Agent shall receive at least thirty (30) days’ (or any shorter period if requested by such Credit Party and consented to by Agent in writing) prior written notice of such Domestic Acquisition, which notice shall include a reasonably detailed description of such Domestic Acquisition, which may be subject to further negotiation, and a copy of any executed letter of intent relating thereto;

(ii)                                  such Domestic Acquisition shall only involve a Qualified Target which business would not subject Agent or any Lender to regulatory or third party approvals in connection with the exercise of its rights and remedies under this Agreement or any other Loan Documents other than approvals applicable to the exercise of such rights and remedies with respect to Borrower prior to such Domestic Acquisition;

(iii)                               such Domestic Acquisition shall be consensual and shall have been approved by the Qualified Target’s board of directors or, in the case of a Qualified Target in bankruptcy, a court of competent jurisdiction;

(iv)                              no additional Indebtedness, Guaranteed Indebtedness or other liabilities shall be incurred, assumed or otherwise be reflected on a consolidated balance sheet of Borrower and Qualified Target after giving effect to such Domestic Acquisition, except (A) Revolving Credit Advances made under the Agreement that are made in accordance with the terms of Section 2.3 or Loans made in respect of an Increased Commitment under the Agreement, (B) trade payables and accrued expenses, each in existence at the time of the Domestic Acquisition and not created in anticipation thereof and each arising in ordinary course, (C) Industrial Revenue Bond Financing, Capital Leases and purchase money Indebtedness, not to exceed in the aggregate twenty five percent (25%) of total consideration paid for such Permitted Loan Funded Acquisition (including the book value of assumed liabilities), each in existence at the time of Domestic Acquisition and not created in anticipation thereof and each arising in the ordinary course of business, and (D) Subordinated Debt in the form of an “earn-out” and unsecured Domestic Acquisition Subordinated Debt in an amount not to exceed in the aggregate twenty five percent (25%) of the purchase price of any given Permitted Loan Funded Acquisition;

(v)                                 the assets acquired in such Domestic Acquisition shall be free and clear of all Liens (other than Permitted Encumbrances and except as contemplated by clauses (iv)(A) and (iv)(C) of this definition of the term “Permitted Loan Funded Acquisitions”);

(vi)                              such Qualified Target is a Domestic Person and at the closing of the Domestic Acquisition of such Qualified Target, Agent will be granted a first priority perfected Lien (subject to Permitted Encumbrances and except as contemplated by clauses (iv)(A) and (iv)(C) of this definition of the term “Permitted Loan Funded Acquisitions”) in all assets acquired pursuant thereto or, in the case of equity purchase, in the assets and Stock of the Qualified Target, and Borrower shall have executed such documents and taken such actions as may be reasonably required by Agent in connection therewith, and Agent shall have received lien search results, financing statements and supplemental security agreements, a Guaranty, environmental indemnity agreements, blocked account agreements and other collateral documents and other documents reasonably requested by Agent;

(vii)                           at the time of such Domestic Acquisition and immediately after giving effect thereto (including any Revolving Credit Advance, Loans made in respect of an Increased Commitment under the Agreement in connection therewith), no Default or Event of Default shall have occurred and be continuing;

(viii)                        at least five (5) days before the closing date for the Permitted Loan Funded Acquisition, Agent shall have received the following financial statements consisting of balance sheets, statements of income and retained earnings and cash flows with respect to the Qualified Target to the extent such financial statements exist or are obtained by such date: (A) annual financial statements for the most recent 3-year period preceding the Domestic Acquisition; (B) monthly financial statements for the most recent 4-quarter period preceding the Domestic Acquisition; and (C) monthly financial statements for year-to-date preceding the Domestic Acquisition, setting forth in comparative form the figures for the two previous years;

(ix)                                at least five (5) days before the closing date for the Permitted Loan Funded Acquisition, Agent shall have received all pro forma financial statements consisting of balance sheets, statements of income and retained earnings and cash flows with respect to the Qualified Target prepared by Borrower or a Secured Guarantor, as applicable, in connection with such Domestic Acquisition;

(x)                                   Agent shall have not less than seven (7) days to review (without, however, the right to approve or disapprove), environmental audits with respect to real estate acquired in connection with a Permitted Loan Funded Acquisition and with respect to Qualified Targets acquired by merger or Stock purchase or where contingent liabilities are to be assumed, litigation, actuarial studies and similar contingent liability analyses with respect to the Qualified Target;

(xi)                                at least seven (7) days (or any shorter period if requested by such Credit Party and consented to by Agent in writing) prior to the date of such Domestic Acquisition, Agent shall have received copies of the draft acquisition agreement and related agreements, instruments, and other documents reasonably requested by Agent and, promptly following the closing date for such Permitted Loan Funded Acquisition, final drafts of the foregoing;

(xii)                             at least five (5) days prior to the closing of an Domestic Acquisition, Borrower shall have delivered to Agent:

(A)                              a pro forma consolidated balance sheet, income statement and cash flow statement of Holdings and its Subsidiaries for a 12-month period immediately following such Permitted Loan Funded Acquisition, on a month by month basis (the “Acquisition Pro Forma”), based on recent financial statements, which shall fairly present in all material respects the assets, liabilities, financial condition and results of operations of Holdings and its Subsidiaries in accordance with GAAP consistently applied, but taking into account such Permitted Loan Funded Acquisition and the funding of the Revolving Loan in connection therewith, including detailed acquisition adjustments acceptable to Agent, and such Domestic Acquisition Pro Forma shall reflect that, on a pro forma basis, no Event of Default has occurred and is continuing or would result after giving effect to such Domestic Acquisition and Borrower would have been in compliance with the Financial Covenants set forth in Annex G for the four quarter period reflected in the Compliance Certificate most recently delivered to Agent pursuant to Annex E prior to the consummation of such Domestic Acquisition (after giving effect to such Permitted Loan Funded Acquisition and the Revolving Loan funded in connection therewith as if made on the first day of such period);

(B)                                updated versions of the most recently delivered Projections covering the 1-year period commencing on the date of such Domestic Acquisition and otherwise prepared in accordance with the Projections (the “Domestic Acquisition Projections”) and based upon historical financial data of a recent date reasonably satisfactory to Agent, taking into account such Permitted Loan Funded Acquisition;

(C)                                an Officer Certificate of Holdings and Borrower to the effect that: (w) Holdings on a consolidated basis (after taking into consideration all rights of contribution and indemnity Borrower has against Holdings and each other Subsidiary of Holdings) will be Solvent upon the consummation of the Permitted Loan Funded Acquisition; (x) the Acquisition Pro Forma fairly presents the financial condition of Holdings (on a consolidated basis) as of the date thereof after giving effect to the Domestic Acquisition; (y) the Domestic Acquisition Projections are reasonable estimates of the future financial performance of Holdings (on a consolidated basis) subsequent to the date thereof based upon the historical performance of Holdings, Borrower and the Qualified Target and show that Holdings (on a consolidated basis) shall continue to be in compliance with the Financial Covenants set forth in Annex G for the 2-year period thereafter; and (z) Holdings and Borrower have completed in all material respects their due diligence investigation with respect to the Qualified Target and such Permitted Loan Funded Acquisition; and

(D)                               an Acquisition Compliance Certificate showing compliance with the terms and provision of clauses (iv)(C) and (iv)(D) of this definition of the term “Permitted Loan Funded Acquisition”, and a designation of assets, if any, in accordance with Section 6.8(d) with respect to such Acquisition.

“Permitted Non-Loan Funded Acquisition” means (a) acquisition by any Foreign Subsidiary of Borrower of all or substantially all of the assets of a Foreign Qualified Target or assets that constitute all or substantially all of the assets of a division or operating unit of a Foreign Qualified Target, (b) purchase by any Foreign Subsidiary of Borrower or by a Domestic Credit Party of more than 50% of the outstanding Stock of a Foreign Qualified Target or (c) participation by any Foreign Subsidiary of Borrower in a merger of a Foreign Qualified Target with and into such Foreign Subsidiary of Borrower (each such acquisition, purchase or merger being an “Foreign Acquisition”), subject to satisfaction of each of the following conditions (and each such Foreign Acquisition shall be a “Permitted Non-Loan Funded Acquisition” only upon satisfaction of each of the following conditions):

(i)                                     Agent shall receive a written notice of such Foreign Acquisition reasonably in advance of such Foreign Acquisition, which notice shall include a reasonably detailed description of such Foreign Acquisition and any financing thereof, and promptly following the closing date for such Permitted Non-Loan Funded Acquisition, copies of all acquisition agreements and related agreements, instruments, and other documents executed in connection therewith or related thereto;

(ii)                                  such Foreign Acquisition shall be consensual and shall have been approved by the Foreign Qualified Target’s board of directors or, in the case of a Foreign Qualified Target in bankruptcy, a court of competent jurisdiction;

(iii)                               consideration for the Foreign Acquisition is funded entirely from (A) proceeds of a financing provided to the Foreign Subsidiary of Borrower with recourse solely to the assets of the Foreign Subsidiary upon which Agent has no Liens, (B) unsecured Indebtedness issued to seller(s) in such Foreign Acquisition; (C) cash which is provided by

Foreign Subsidiaries, (D) Stock Proceeds or (E) combination of any of the foregoing clauses (A), (B), (C) or (D);

(iv)                              no Credit Party incurs any Indebtedness, Guaranteed Indebtedness or any other liability or obligation in connection with or relating to such Foreign Acquisition;

(v)                                 at the time of such Foreign Acquisition and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing;

(vi)                              at least five (5) days prior to the closing of an Foreign Acquisition, Borrower shall have delivered to Agent:

(A)                              a pro forma consolidated balance sheet, income statement and cash flow statement of Holdings and its Subsidiaries for a 12-month period immediately following such Permitted Non-Loan Funded Acquisition, on a month by month basis (the “Foreign Acquisition Pro Forma”), based on recent financial statements, which shall fairly present in all material respects the assets, liabilities, financial condition and results of operations of Holdings and its Subsidiaries in accordance with GAAP consistently applied, but taking into account such Permitted Non-Loan Funded Acquisition, including detailed acquisition adjustments acceptable to Agent, and such Foreign Acquisition Pro Forma shall reflect that, on a pro forma basis, no Event of Default has occurred and is continuing or would result after giving effect to such Foreign Acquisition and Borrower would have been in compliance with the Financial Covenants set forth in Annex G for the four quarter period reflected in the Compliance Certificate most recently delivered to Agent pursuant to Annex E prior to the consummation of such Foreign Acquisition (after giving effect to such Permitted Non-Loan Funded Acquisition);

(B)                                updated versions of the most recently delivered Projections covering the 1-year period commencing on the date of such Foreign Acquisition and otherwise prepared in accordance with the Projections (the “Foreign Acquisition Projections”) and based upon historical financial data of a recent date reasonably satisfactory to Agent, taking into account such Permitted Non-Loan Funded Acquisition;

(C)                                an Officer Certificate of Holdings and Borrower to the effect that: (w) Holdings on a consolidated basis (after taking into consideration all rights of contribution and indemnity Borrower has against Holdings and each other Subsidiary of Holdings) will be Solvent upon the consummation of the Permitted Non-Loan Funded Acquisition; (x) the Foreign Acquisition Pro Forma fairly presents the financial condition of Holdings (on a consolidated basis) as of the date thereof after giving effect to the Foreign Acquisition; (y) the Foreign Acquisition Projections are reasonable estimates of the future financial performance of Holdings (on a consolidated basis) subsequent to the date thereof based upon the historical performance of Holdings, Borrower, Foreign Subsidiaries and the Foreign Qualified Target and show that Holdings (on a consolidated basis) shall continue to be in compliance with the Financial Covenants set forth in Annex G for the 2-year period thereafter; and (z) applicable Foreign Subsidiary has completed in all material respects its due diligence investigation with respect to the Foreign Qualified Target and such Permitted Non-Loan Funded Acquisition; and

(D)                               an Acquisition Compliance Certificate showing compliance with a designation of assets, if any, in accordance with Section 6.8(d) with respect to such Acquisition;

(vii)                           the aggregate consideration for all Permitted Non-Loan Funded Acquisitions since the Closing Date does not exceed the dollar equivalent of $30,000,000 (the dollar equivalent being the amount of Dollars, as of any date of determination, into which currency other than Dollars may be converted in accordance with prevailing exchange rates, as determined by Agent in its reasonable discretion, on the date of determination); and

(viii)                        in the case Foreign Qualified Target is a Foreign Person which will become a first-tier Foreign Subsidiary of a Domestic Credit Party or of a Domestic Acquisition Company after giving effect to the proposed Foreign Acquisition (x) at the closing of the Foreign Acquisition of such Foreign Qualified Target, if any Domestic Acquisition Company is formed for the purpose of completing such Foreign Acquisition, such Domestic Acquisition Company satisfies all requirements to become a Secured Guarantor under the Agreement, (y) at the closing of the Foreign Acquisition of such Foreign Qualified Target, such Foreign Qualified Target satisfies all requirements to become a Secured Guarantor under the Agreement (other than the requirement that the Qualified Target be a Domestic Subsidiary) or, if becoming a Secured Guarantor would result in adverse tax liabilities under Section 956 of the IRC (or any similar statute) for Holdings, Borrower or the other Credit Parties (as demonstrated by Borrower in a manner reasonably satisfactory to Agent), such Foreign Qualified Target shall not be required to become a Secured Guarantor provided that Agent shall have been granted a first priority perfected Lien on 66% of Stock of such Foreign Qualified Target and (z) to the extent any assets of such Foreign Qualified Target are located in the United States, the fair market value of such assets does not exceed 5% of the purchase price for the proposed Foreign Acquisition (unless a greater percentage is approved by Requisite Lenders in writing).

“Permitted Transferee” means, with respect to any Person, if such Person is an individual, (i) a member of the Immediate Family of such Person, (ii) a trust or other similar legal entity for the primary benefit of such Person and/or one or more members of his Immediate Family, or (iii) a partnership, limited partnership, limited liability company, corporation or other entity in which such Person alone or together with members of his Immediate Family possess 100% of the outstanding voting securities.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

“Plan” means, at any time, an “employee benefit plan,” as defined in Section 3(3) of ERISA, that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any Credit Party.

“Pledge Agreements” means the Borrower Pledge Agreement, Borrower Swiss Pledge Agreement, Borrower Mexican Pledge Agreement, Holdings Pledge Agreement and any other pledge agreement entered into after the Original Closing Date by any Credit Party (as required by the Agreement or any other Loan Document).

“Proceeds” means “proceeds,” as such term is defined in the Code, including (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Credit Party from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Credit Party from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of governmental authority), (c) any claim of any Credit Party against third parties (i) for past, present or future infringement of any Patent or Patent License, or (ii) for past, present or future infringement or dilution of any Copyright, Copyright License, Trademark or Trademark License, or for injury to the goodwill associated with any Trademark or Trademark License, (d) any recoveries by any Credit Party against third parties with respect to any litigation or dispute concerning any of the Collateral including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, Collateral, (e) all amounts collected on, or distributed on account of, other Collateral, including dividends, interest, distributions and Instruments with respect to Investment Property and pledged Stock, and (f) any and all other amounts, rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of Collateral and all rights arising out of Collateral.

“Projections” means Borrower’s forecasted consolidated:  (a) balance sheets; (b) profit and loss statements; (c) cash flow statements; and (d) capitalization statements, which, in the case of profit and loss statements, shall be prepared on a Subsidiary by Subsidiary or division-by-division basis, if applicable, and all consistent with the historical Financial Statements of Borrower, together with appropriate supporting details and a statement of underlying assumptions.

“Pro Rata Share” means with respect to all matters relating to any Lender (a) with respect to the Revolving Loan, the percentage obtained by dividing (i) the Revolving Loan Commitment of that Lender by (ii) the aggregate Revolving Loan Commitments of all Lenders, (b) with respect to the Term Loan, the percentage obtained by dividing (i) the Term Loan Commitment of that Lender by (ii) the aggregate Term Loan Commitments of all Lenders, as any such percentages may be adjusted by assignments permitted pursuant to Section 9.1, (c) with respect to all Loans, the percentage obtained by dividing (i) the aggregate Commitments of that Lender by (ii) the aggregate Commitments of all Lenders, and (d) with respect to all Loans on and after the Commitment Termination Date, the percentage obtained by dividing (i) the aggregate outstanding principal balance of the Loans held by that Lender, by (ii) the outstanding principal balance of the Loans held by all Lenders.

“Purchased Parts” means parts purchased by Borrower or a Secured Guarantor from a third-party supplier or a Foreign Subsidiary which are used for assembly.

“Qualified Assignee” means (a) any Lender, any Affiliate of any Lender and, with respect to any Lender that is an investment fund that invests in commercial loans, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor, and (b) any commercial bank, savings and loan association or savings bank or any other entity which is an “accredited investor” (as defined in Regulation D under the Securities Act or 1933) and which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds, lease financing companies and commercial finance companies, in each case, which, through its applicable lending office, is capable of lending to Borrower without the imposition of any withholding or similar taxes and which, in the case of any assignment of a Revolving Loan Commitment, is a Person having a rating of BBB or higher from S&P and a rating of Baa2 or higher from Moody’s at the date that it becomes a Lender; provided that no Person or Affiliate of such Person (other than a Person that is already a Lender) holding Subordinated Debt or Stock issued by any Credit Party shall be a Qualified Assignee.

“Qualified Plan” means a Pension Plan that is intended to be tax-qualified under Section 401(a) of the IRC.

“Qualified Target” means a corporation, limited partnership, limited liability company or partnership or a similar Person that is incorporated, formed or organized under the laws of one of the United States of America, Canada, Europe or Asia, with substantially all of its assets located in the United States of America, Canada, Europe or Asia and that is engaged in a business engaged in by Borrower or any Credit Party or a business substantially similar or related thereto.

“Ratable Share” has the meaning ascribed to it in Section 1.1(b).

“RBC Aircraft” means RBC Aircraft Products, Inc., a Delaware corporation.

“Real Estate” has the meaning ascribed to it in Section 3.6.

“Refunded Swing Line Loan” has the meaning ascribed to it in Section 1.1(c)(iii).

“Related Fund” with respect to any Lender, means any fund that (a) invests in commercial loans and (b) is managed or advised by the same investment advisor as such Lender, by such Lender or an Affiliate of such Lender.

“Related Stockholder Party” has the meaning ascribed to it in the definition of the term “Change of Control”.

“Related Transactions” means the borrowing under the Revolving Loan and the Term Loan on the Effective Date, the repayment of the SCIL Loan, closing of the IPO, the repurchase of Holdings preferred Stock, the repurchase and/or redemption of all of the Discount Debentures, and the payment of all fees, costs and expenses associated with all of the foregoing and the execution and delivery of all of the Related Transactions Documents.

“Related Transactions Documents” means the Loan Documents and all other agreements or instruments executed in connection with the Related Transactions.

“Release” means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

“Replacement Lender” has the meaning ascribed to it in Section 1.16(d).

“Requisite Lenders” means Lenders having (a) more than 51% of the Commitments of all Lenders, or (b) if the Commitments have been terminated, more than 51% of the aggregate outstanding amount of the Loans; provided that if only two Lenders shall exist, “Requisite Lenders” shall mean both such Lenders.

“Requisite Revolving Lenders” means Lenders having (a) more than 51% of the Revolving Loan Commitments of all Lenders, or (b) if the Revolving Loan Commitments have been terminated, more than 51% of the aggregate outstanding amount of the Revolving Loan, provided that if there are only two Lenders, “Requisite Revolving Lenders” shall mean both such Lenders.

“Restricted Payment” means, with respect to any Credit Party (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of Stock; (b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement or acquisition for value of such Credit Party’s Stock or any other payment or distribution made in respect thereof, either directly or indirectly; (c) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment or acquisition for value with respect to, any Subordinated Debt; (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock of such Credit Party now or hereafter outstanding; (e) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of such Credit Party’s Stock or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission; (f) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Credit Party other than payment of compensation in the ordinary course of business to Stockholders who are employees of such Credit Party; and (g) any payment of management fees (or other fees of a similar nature) by such Credit Party to any Stockholder of such Credit Party or its Affiliates.

“Retiree Welfare Plan” means, at any time, a Welfare Plan that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant’s termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant.

“Revolving Credit Advance” has the meaning ascribed to it in Section 1.1(a)(i).

“Revolving Lenders” means, as of any date of determination, Lenders having a Revolving Loan Commitment.

“Revolving Loan” means, at any time, the sum of (i) the aggregate amount of Revolving Credit Advances outstanding to Borrower plus (ii) the aggregate Letter of Credit Obligations incurred on behalf of Borrower.  Unless the context otherwise requires, references to the outstanding principal balance of the Revolving Loan shall include the outstanding balance of Letter of Credit Obligations.

“Revolving Loan Commitment” means (a) as to any Revolving Lender, the aggregate commitment of such Revolving Lender to make Revolving Credit Advances or incur Letter of Credit Obligations as set forth on Annex J to the Agreement or in the most recent Assignment Agreement executed by such Revolving Lender and (b) as to all Revolving Lenders, the aggregate commitment of all Revolving Lenders to make Revolving Credit Advances or incur Letter of Credit Obligations, which aggregate commitment shall be Fifty-Five Million Dollars ($55,000,000) on the Effective Date, as such amount may be adjusted, if at all, from time to time in accordance with the Agreement (including, without limitation, pursuant to a Commitment Increase).

“Revolving Note” has the meaning ascribed to it in Section 1.1(a)(ii).

“Schaublin” means Schaublin S.A, a Swiss corporation and wholly-owned Subsidiary of Schaublin Holding (excluding directors’ qualifying shares).

“Schaublin Financing” shall mean the credit facility provided to Schaublin pursuant to that certain Credit Agreement dated on or about December 8, 2003 between Schaublin and Credit Suisse and all documents and agreements executed and/or delivered in connection therewith, as the same may be amended, restated, modified or supplemented from time to time.

“Schaublin Holding” means Schaublin Holding S.A., a Swiss corporation and wholly-owned Subsidiary of Borrower (excluding directors’ qualifying shares).

“SCIL Credit Agreement” means the SCIL Credit Agreement dated as of the date June 29, 2004 among the Credit Parties, Madeleine L.L.C., a New York limited liability company, as SCIL Agent and lender, and the other lenders from time to time party thereto, as the same may be amended, supplemented, restated, replaced or otherwise modified from time to time.

“SCIL Loan” means a subordinated collateralized institutional loan, secured by a second lien on all or substantially all of the Collateral in the principal amount of $45,000,000, payable in a single installment on its maturity date, and having a maturity date of not earlier than June 29, 2011.

“SCIL Loan Documents” shall mean the “Loan Documents” as defined in Annex A to the SCIL Credit Agreement.

“Security Agreement” means the Security Agreement dated as of the Original Closing Date entered into by and among Agent, on behalf of itself and Lenders, and each Credit Party that is a signatory thereto, as the same may be amended, restated, modified and/or supplemented from time to time including, without limitation, by any joinder thereto.

“Secured Guarantor” means a Person (i) that execute a guaranty or other similar agreement in favor of Agent, (ii) that is a Domestic Subsidiary of Borrower (other than Bunting Acquisition Corp., a Delaware corporation), (iii) that has granted Agent a first priority perfected Lien on all or substantially all of its assets to secure payments and performance of the Obligations, (iv) with respect to which Agent has received all opinions, certificates and other documents requested by Agent, and (v) whose outstanding equity interests have been pledged to Agent to secure payment and performance of the Obligations.

“Senior Debt” means all Funded Debt of Holdings, Borrower and their Subsidiaries, on a consolidated basis, excluding Subordinated Debt.

“Settlement Date” has the meaning ascribed to it in Section 9.9(a)(ii).

“Software” means all “software” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, other than software embedded in any category of Goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.

“Solvent” means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person’s property would constitute an unreasonably small capital.  The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can be reasonably be expected to become an actual or matured liability.

“SPC” has the meaning ascribed to it in Section 9.1(g).

“Specified Hedging Agreements” means any Hedging Agreements made or entered into at any time, or in effect at any time between any Borrower and a counterparty to a Hedging Agreement reasonably satisfactory to the Agent (which may include any Lender hereunder) and on terms and for periods reasonably satisfactory to the Agent.

“Stock” means all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

“Stock Proceeds” means all net proceeds from Stock issuances by Holdings after the Effective Date (other than 50% of all net cash proceeds from the issuance of the Over-Allotment Stock) which have not been previously utilized to fund (x) investment permitted under Section 6.2 other than Permitted Acquisition or (y) Capital Expenditures permitted under Annex G of this Agreement.

“Stockholder” means, with respect to any Person, each holder of Stock of such Person.

“Subordinated Debt” means any Indebtedness of any Credit Party in an amount, on such terms, and subordinated to the Obligations in a manner and form satisfactory to Agent and Lenders in their sole discretion as to right and time of payment and as to any other terms, rights and remedies thereunder.

“Subordinated Debt Documents” means any instrument, document or agreement (including subsidiary guaranties delivered by applicable Subsidiaries of Borrower) evidencing the Subordinated Debt, in each including all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith.

“Subsidiary” means, with respect to any Person, (a) any corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of 50% or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or may exercise the powers of a general partner.  Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of the Borrower.

“Subsidiary Guaranty” means Subsidiary Guaranty dated as of the Original Closing Date executed by each Secured Guarantor in favor of Agent, on behalf of itself and Lenders as the same may be amended, restated, modified and/or supplemented from time to time including, without limitation, by any joinder thereto.

“Supporting Obligations” means all “supporting obligations” as such term is defined in the Code, including letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments, or Investment Property.

“Swing Line Advance” has the meaning ascribed to it in Section 1.1(c)(i).

“Swing Line Availability” has the meaning ascribed to it in Section 1.1(c)(i).

“Swing Line Commitment” means, as to the Swing Line Lender, the commitment of the Swing Line Lender to make Swing Line Advances as set forth on Annex J to the Agreement, which commitment constitutes a subfacility of the Revolving Loan Commitment of the Swing Line Lender.

“Swing Line Lender” means GE Capital.

“Swing Line Loan” means at any time, the aggregate amount of Swing Line Advances outstanding to Borrower.

“Swing Line Note” has the meaning ascribed to it in Section 1.1(c)(ii).

“Swiss Loan” means the Indebtedness of RBC Schaublin S.A. Delémont to Credit Suisse pursuant to the terms of the Credit Agreement dated as of December 27, 1999 (as amended on November 8, 2004) not to exceed Swiss Francs 12,000,000 in the aggregate.

“Tax Sharing Agreement” means the Tax Sharing Agreement dated June 16, 1997, by and among Holdings, Borrower and Subsidiaries.

“Taxes” means (i) taxes, levies, imposts, deductions, Charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of Agent or a Lender and (ii) franchise taxes (imposed in lieu of taxes imposed on or measured by net income) of Agent or a Lender, in each case, by the jurisdictions under the laws of which Agent and Lenders are organized or conduct business or any political subdivision thereof.

“Term Lenders” means those Lenders having Term Loan Commitments.

“Term Loan” has the meaning assigned to it in Section 1.1(b)(i).

“Term Loan Commitment” means (a) as to any Lender with a Term Loan Commitment, the commitment of such Lender to make its Pro Rata Share of the Term Loan on the Effective Date as set forth on Annex J to the Agreement or in the most recent Assignment Agreement executed by such Lender, and (b) as to all Lenders with a Term Loan Commitment, the aggregate commitment of all Lenders to make the Term Loan, which aggregate commitment shall be One Hundred Fifty Million Dollars ($150,000,000) on the Effective Date, as such amount may be adjusted, if at all, from time to time in accordance with this Agreement (including, without limitation, pursuant to a Commitment Increase).  After advancing the Term Loan, each reference to a Lender’s Term Loan Commitment shall refer to that Lender’s Pro Rata Share of the outstanding Term Loan.

“Term Note” has the meaning ascribed to it in Section 1.1(b)(i).

“Termination Date” means the date on which (a) the Loans have been indefeasibly repaid in full, (b) all other Obligations under the Agreement and the other Loan Documents have been completely discharged, (c) all Letter of Credit Obligations have been cash collateralized, cancelled or backed by standby letters of credit in accordance with Annex B, and (d) Borrower shall not have any further right to borrow any monies under the Agreement.

“Title IV Plan” means a Pension Plan (other than a Multiemployer Plan), that is covered by Title IV of ERISA or subject to Section 412 of IRC, and that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

“Trademark Security Agreements” means the Trademark Security Agreements made in favor of Agent, on behalf of Lenders, by each applicable Credit Party, as the same may be amended, restated, modified and/or supplemented from time to time including, without limitation, by any joinder thereto.

“Trademark License” means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right to use any Trademark.

“Trademarks” means all of the following now owned or hereafter adopted or acquired by any Credit Party: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

“Trustee” has the meaning ascribed to it in Section 2.1(b).

“Unfunded Pension Liability” means, at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan, and (b) for a period of 5 years following a transaction which might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Credit Party or any ERISA Affiliate as a result of such transaction.

“Welfare Plan” means a Plan described in Section 3(1) of ERISA.

“Working Capital” means, with respect to any Fiscal Year, the average Current Assets of Holdings and its Subsidiaries on a consolidated basis less the average Current Liabilities of Holdings and its Subsidiaries on a consolidated basis for the first month of each Fiscal Year compared to the average Current Assets of Holdings and its Subsidiaries on a consolidated basis less the average Current Liabilities of Holdings and its Subsidiaries on a consolidated basis for the last month of such Fiscal Year determined from the financial statements delivered with respect thereto under paragraphs (a) and/or (d) of Annex E.

Rules of construction with respect to accounting terms used in the Agreement or the other Loan Documents shall be as set forth in Annex G.  All other undefined terms contained in any of the Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code to the extent the same are used or defined therein; in the event that any term is defined differently in different Articles or Divisions of the Code, the definition contained in Article or Division 9 shall control.  Unless otherwise specified, references in the Agreement or any of the Appendices to a Section, subsection or clause refer to such Section, subsection or clause as contained in the Agreement.  The words “herein,” “hereof” and “hereunder” and other words of similar import refer to the Agreement as a whole, including all Annexes, Exhibits and Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in the Agreement or any such Annex, Exhibit or Schedule.  The word “including” means “including, without limitation”.

Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders.  The words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; the word “or” is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations.  Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of any Credit Party, such words are intended to signify that such Credit Party has actual knowledge or awareness of a particular fact or circumstance.

ANNEX B (Section 1.2)

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CREDIT AGREEMENT

LETTERS OF CREDIT

(a)                                  Issuance. Subject to the terms and conditions of the Agreement, Agent and Revolving Lenders agree to incur, from time to time prior to the Commitment Termination Date, upon the request of Borrower and for Borrower’s account, Letter of Credit Obligations by causing Letters of Credit to be issued by GE Capital or a Subsidiary thereof or a bank or other legally authorized Person selected by or acceptable to Agent in its sole discretion (each, an “L/C Issuer”) for Borrower’s account and guaranteed by Agent; provided that if the L/C Issuer is a Revolving Lender, then such Letters of Credit shall not be guaranteed by Agent but rather each Revolving Lender shall, subject to the terms and conditions hereinafter set forth, purchase (or be deemed to have purchased) risk participations in all such Letters of Credit issued with the written consent of Agent, as more fully described in paragraph (b)(ii) below. The aggregate amount of all such Letter of Credit Obligations shall not at any time exceed the least of (i) Thirty Million Dollars ($30,000,000) (the “L/C Sublimit”), and (ii) the Maximum Amount less the aggregate outstanding principal balance of the Revolving Credit Advances and the Swing Line Loan, and (iii) except for Overadvances, the Multiple Amount.  No such Letter of Credit shall have an expiry date that is more than one year following the date of issuance thereof, unless otherwise determined by Agent in its sole discretion, and neither Agent nor Revolving Lenders shall be under any obligation to incur Letter of Credit Obligations in respect of, or purchase risk participations in, any Letter of Credit having an expiry date that is later than the Commitment Termination Date.  All letters of credit which constitute “Letters of Credit” under the Prior Credit Agreement and which are outstanding on the Effective Date shall constitute Letters of Credit hereunder.

(b)(i)  Advances Automatic; Participations.  In the event that Agent or any Revolving Lender shall make any payment on or pursuant to any Letter of Credit Obligation, such payment shall then be deemed automatically to constitute a Revolving Credit Advance under Section 1.1(a) of the Agreement regardless of whether a Default or Event of Default has occurred and is continuing and notwithstanding Borrower’s failure to satisfy the conditions precedent set forth in Section 2, and each Revolving Lender shall be obligated to pay its Pro Rata Share thereof in accordance with the Agreement.  The failure of any Revolving Lender to make available to Agent for Agent’s own account its Pro Rata Share of any such Revolving Credit Advance or payment by Agent under or in respect of a Letter of Credit shall not relieve any other Revolving Lender of its obligation hereunder to make available to Agent its Pro Rata Share thereof, but no Revolving Lender shall be responsible for the failure of any other Revolving Lender to make available such other Revolving Lender’s Pro Rata Share of any such payment.

(ii)  If it shall be illegal or unlawful for Borrower to incur Revolving Credit Advances as contemplated by paragraph (b)(i) above because of an Event of Default described in Sections 8.1(h) or (i) or otherwise or if it shall be illegal or unlawful for any Revolving Lender to be deemed to have assumed a ratable share of the reimbursement obligations owed to an L/C Issuer, or if the L/C Issuer is a Revolving Lender, then (A) immediately and without further action whatsoever, each Revolving Lender shall be deemed to have irrevocably and unconditionally purchased from Agent (or such L/C Issuer, as the case may be) an undivided interest and participation equal to such Revolving Lender’s Pro Rata Share (based on the Revolving Loan Commitments) of the Letter of Credit Obligations in respect of all Letters of Credit then outstanding and (B) thereafter, immediately upon issuance of any Letter of Credit, each Revolving Lender shall be deemed to have irrevocably and unconditionally purchased from Agent (or such L/C Issuer, as the case may be) an undivided interest and participation in such Revolving Lender’s Pro Rata Share (based on the Revolving Loan Commitments) of the Letter of Credit Obligations with respect to such Letter of Credit on the date of such issuance.  Each Revolving Lender shall fund its participation in all payments or disbursements made under the Letters of Credit in the same manner as provided in the Agreement with respect to Revolving Credit Advances.

(c)                                  Cash Collateral.  (i) If Borrower is required to provide cash collateral for any Letter of Credit Obligations pursuant to the Agreement prior to the Commitment Termination Date, Borrower will pay to Agent for the ratable benefit of itself and Revolving Lenders cash or cash equivalents acceptable to Agent (“Cash Equivalents”) in an amount equal to 103% of the maximum amount then available to be drawn under each applicable Letter of Credit outstanding, plus fees and expenses reasonably expected to be incurred in connection with draws thereunder.  Such funds or Cash Equivalents shall be held by Agent in a cash collateral account (the “Cash Collateral Account”) maintained at a bank or financial institution acceptable to Agent.  The Cash Collateral Account shall be in the name of Borrower and shall be pledged to, and subject to the control of, Agent, for the benefit of Agent and Lenders, in a manner satisfactory to Agent.  Borrower hereby pledges and grants to Agent, on behalf of itself and Lenders, a security interest in all such funds and Cash Equivalents held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all amounts due in respect of the Letter of Credit Obligations and other Obligations, whether or not then due.  The Agreement, including this Annex B, shall constitute a security agreement under applicable law.

(ii)                                  If any Letter of Credit Obligations, whether or not then due and payable, shall for any reason be outstanding on the Commitment Termination Date, Borrower shall either (A) provide cash collateral therefor in the manner described above, or (B) cause all such Letters of Credit and guaranties thereof, if any, to be canceled and returned, or (C) deliver a stand-by letter (or letters) of credit in guarantee of such Letter of Credit Obligations, which stand-by letter (or letters) of credit shall be of like tenor and duration (plus thirty (30) additional days) as, and in an amount equal to 103% of the aggregate maximum amount then available to be drawn under, the Letters of Credit to which such outstanding Letter of Credit Obligations relate, plus fees and expenses reasonably expected to be incurred in connection with draws thereunder and shall be issued by a Person, and shall be subject to such terms and conditions, as are be satisfactory to Agent in its sole discretion.

(iii)                               From time to time after funds are deposited in the Cash Collateral Account by Borrower, whether before or after the Commitment Termination Date, Agent may apply such funds or Cash Equivalents then held in the Cash Collateral Account to the payment of any amounts, and in such order as Agent may elect, as shall be or shall become due and payable by Borrower to Agent and Lenders with respect to such Letter of Credit Obligations of Borrower and, upon the satisfaction in full of all Letter of Credit Obligations of Borrower, to any other Obligations then due and payable.

(iv)                              Neither Borrower nor any Person claiming on behalf of or through Borrower shall have any right to withdraw any of the funds or Cash Equivalents held in the Cash Collateral Account, except that upon the termination of all Letter of Credit Obligations and the payment of all amounts payable by Borrower to Agent and Lenders in respect thereof, any funds remaining in the Cash Collateral Account shall be applied to other Obligations then due and owing and upon payment in full of such Obligations, any remaining amount shall be paid to Borrower or as otherwise required by law.  Interest earned on deposits in the Cash Collateral Account shall be for the account of Agent.

(d)                                 Fees and Expenses.  Borrower agrees to pay to Agent for the benefit of Revolving Lenders, as compensation to such Lenders for Letter of Credit Obligations incurred hereunder, (i) all costs and expenses incurred by Agent or any Lender on account of such Letter of Credit Obligations, and (ii) for each month during which any Letter of Credit Obligation shall remain outstanding, a fee (the “Letter of Credit Fee”) in an amount equal to two and one-half (2.50%) per annum multiplied by the maximum amount available from time to time to be drawn under the applicable Letter of Credit.  Such fee shall be paid to Agent for the benefit of the Revolving Lenders in arrears, on the first day of each month and on the Commitment Termination Date.  In addition, Borrower shall pay to any L/C Issuer, on demand, such fees (including all per annum fees), charges and expenses of such L/C Issuer in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.

(e)                                  Request for Incurrence of Letter of Credit Obligations.  Borrower shall give Agent at least two (2) Business Days’ prior written notice requesting the incurrence of any Letter of Credit Obligation.  The notice shall be accompanied by the form of the Letter of Credit (which shall be acceptable to the L/C Issuer) and a completed Application for Standby Letter of Credit or Application for Documentary Letter of Credit as applicable in the form Exhibit B-1 or B-2 attached hereto.  Notwithstanding anything contained herein to the contrary, Letter of Credit applications by Borrower and approvals by Agent and the L/C Issuer may be made and transmitted pursuant to electronic codes and security measures mutually agreed upon and established by and among Borrower, Agent and the L/C Issuer.

(f)                                    Obligation Absolute.  The obligation of Borrower to reimburse Agent and Revolving Lenders for payments made with respect to any Letter of Credit Obligation shall be absolute, unconditional and irrevocable, without necessity of presentment, demand, protest or other formalities, and the obligations of each Revolving Lender to make payments to Agent with respect to Letters of Credit shall be unconditional and irrevocable.  Such obligations of Borrower and Revolving Lenders shall be paid strictly in accordance with the terms hereof under all circumstances including the following:

(i)                                     any lack of validity or enforceability of any Letter of Credit or the Agreement or the other Loan Documents or any other agreement;

(ii)                                  the existence of any claim, setoff, defense or other right that Borrower or any of its Affiliates or any Lender may at any time have against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such transferee may be acting), Agent, any Lender, or any other Person, whether in connection with the Agreement, the Letter of Credit, the transactions contemplated herein or therein or any unrelated transaction (including any underlying transaction between Borrower or any of its Affiliates and the beneficiary for which the Letter of Credit was procured);

(iii)                               any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv)                              payment by Agent (except as otherwise expressly provided in paragraph (g)(ii)(C) below) or any L/C Issuer under any Letter of Credit or guaranty thereof against presentation of a demand, draft or certificate or other document that does not comply with the terms of such Letter of Credit or such guaranty;

(v)                                 any other circumstance or event whatsoever, that is similar to any of the foregoing; or

(vi)                              the fact that a Default or an Event of Default has occurred and is continuing.

(g)                                 Indemnification; Nature of Lenders’ Duties.  (i) In addition to amounts payable as elsewhere provided in the Agreement, Borrower hereby agrees to pay and to protect, indemnify, and save harmless Agent and each Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys’ fees and allocated costs of internal counsel) that Agent or any Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or guaranty thereof, or (B) the failure of Agent or any Lender seeking indemnification or of any L/C Issuer to honor a demand for payment under any Letter of Credit or guaranty thereof as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, in each case other than to the extent solely as a result of the gross negligence or willful misconduct of Agent or such Lender (as finally determined by a court of competent jurisdiction).

(ii)                                  As between Agent and any Lender and Borrower, Borrower assumes all risks of the acts and omissions of, or misuse of any Letter of Credit by beneficiaries of any Letter of Credit.  In furtherance and not in limitation of the foregoing, to the fullest extent permitted by law neither Agent nor any Lender shall be responsible for:  (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document issued by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to demand payment under such Letter of Credit;

provided that in the case of any payment by Agent under any Letter of Credit or guaranty thereof, Agent shall be liable to the extent such payment was made solely as a result of its gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction) in determining that the demand for payment under such Letter of Credit or guaranty thereof complies on its face with any applicable requirements for a demand for payment under such Letter of Credit or guaranty thereof; (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they may be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Letter of Credit or guaranty thereof or of the proceeds thereof; (G) the credit of the proceeds of any drawing under any Letter of Credit or guaranty thereof; and (H) any consequences arising from causes beyond the control of Agent or any Lender. None of the above shall affect, impair, or prevent the vesting of any of Agent’s or any Lender’s rights or powers hereunder or under the Agreement.

(iii)                               Nothing contained herein shall be deemed to limit or to expand any waivers, covenants or indemnities made by Borrower in favor of any L/C Issuer in any letter of credit application, reimbursement agreement or similar document, instrument or agreement between Borrower and such L/C Issuer, including an Application and Agreement for Documentary Letter of Credit or a Master Documentary Agreement and a Master Standby Agreement entered into with Agent.

ANNEX C (Section 1.8)

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CREDIT AGREEMENT

CASH MANAGEMENT SYSTEM

Borrower shall, and shall cause the Secured Guarantors to, establish and maintain the Cash Management Systems described below:

(a)                                  Before the Effective Date and until the Termination Date, Borrower shall (i) establish lock boxes (“Lock Boxes”) or, at Agent’s discretion, blocked accounts (“Blocked Accounts”) at one or more of the banks set forth in Disclosure Schedule (3.19), and shall request in writing and otherwise take such reasonable steps to ensure that all Account Debtors forward payment directly to such Lock Boxes, and (ii) deposit and cause the Secured Guarantors to deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all cash, checks, drafts or other similar items of payment relating to or constituting payments made in respect of any and all Collateral (whether or not otherwise delivered to a Lock Box) into one or more Blocked Accounts in Borrower’s name or any such Secured Guarantor’s name and at a bank identified in Disclosure Schedule (3.19) (each, a “Relationship Bank”).  On or before the Original Closing Date, Borrower shall have established a concentration account in its name (such account and any replacement or successor thereof, the “Concentration Account”) at the bank that shall be designated as the Concentration Account bank for Borrower in Disclosure Schedule (3.19) (such bank and any replacement or successor thereof reasonably satisfactory to Agent, the “Concentration Account Bank”).

(b)                                 Borrower may maintain, in its name, an account (each a “Disbursement Account” and collectively, the “Disbursement Accounts”) at a bank acceptable to Agent into which Agent shall, from time to time, deposit proceeds of Revolving Credit Advances and Swing Line Advances made to Borrower pursuant to Section 1.1 for use by Borrower in accordance with the provisions of Section 1.4.

(c)                                  On or before the Effective Date (or such later date as Agent shall consent to in writing), the Concentration Account Bank, each bank where a Disbursement Account is maintained and all other Relationship Banks, shall have entered into tri-party blocked account agreements with Agent, for the benefit of itself and Lenders, and Borrower and the Secured Guarantors, as applicable, in form and substance reasonably acceptable to Agent, which shall become operative on or prior to the Effective Date.  Each such blocked account agreement shall provide, among other things, that (i) all items of payment deposited in such account and proceeds thereof deposited in the Concentration Account are held by such bank as agent or bailee-in-possession for Agent, on behalf of itself and Lenders, (ii) the bank executing such agreement has no rights of setoff or recoupment or any other claim against such account, as the case may be, other than for payment of its service fees and other charges directly related to the administration of such account and for returned checks or other items of payment, and (iii) (A) with respect to banks at which a Blocked Account is maintained, such bank agrees, from and after the receipt of a notice (an “Activation Notice”) from Agent (which Activation Notice may be given by Agent at any time at which an Event of Default described in Sections 8.1(a), 8.1(b) (as a result of a breach of any of Sections 1.4, 1.8, 5.4(a), 5.8, 6.1, 6.2, 6.5, 6.6, 6.7, 6.8, 6.10, 6.12, 6.14, and 6.19), 8.1(f), 8.1(h) or 8.1(i) has occurred and is continuing (any of the foregoing being referred to herein as an “Activation Event”), to forward immediately all amounts in each Blocked Account to the Concentration Account Bank and to commence the process of daily sweeps from such Blocked Account into the Concentration Account and (B) with respect to the Concentration Account Bank, such bank agrees from and after the receipt of an Activation Notice from Agent upon the occurrence of an Activation Event, to immediately forward all amounts received in the Concentration Account to the Collection Account through daily sweeps from such Concentration Account into the Collection Account. From and after the date Agent has delivered an Activation Notice to any bank with respect to any Blocked Account(s), Borrower shall not, and shall not cause or permit any Secured Guarantor to, accumulate or maintain cash in Disbursement Accounts or payroll accounts as of any date of determination in excess of checks outstanding against such accounts as of that date and amounts necessary to meet minimum balance requirements.

(d)                                 So long as no Default or Event of Default has occurred and is continuing, Borrower may amend Disclosure Schedule (3.19) to add or replace a Relationship Bank, Lock Box or Blocked Account or to replace any Concentration Account or any Disbursement Account; provided that prior to the time of the opening of such account or Lock Box, Borrower or the Secured Guarantors, as applicable, and such bank shall have executed and delivered to Agent a tri-party blocked account agreement, in form and substance reasonably satisfactory to Agent. Borrower shall close any of its depository, lock box or concentration accounts (and establish replacement accounts in accordance with the foregoing sentence) promptly and in any event within thirty (30) days following notice from Agent that the creditworthiness of any bank holding an account is no longer acceptable in Agent’s reasonable judgment, or as promptly as practicable and in any event within sixty (60) days following notice from Agent that the operating performance, funds transfer or availability procedures or performance with respect to accounts or Lock Boxes of the bank holding such accounts or Agent’s liability under any tri-party blocked account agreement with such bank is no longer acceptable in Agent’s reasonable judgment.

(e)                                  The Lock Boxes, Blocked Accounts, Disbursement Accounts and the Concentration Account shall be cash collateral accounts, with all cash, checks and other similar items of payment in such accounts securing payment of the Loans and all other Obligations, and in which Borrower and each Secured Guarantor shall have granted a Lien to Agent, on behalf of itself and Lenders, pursuant to the Security Agreement.

(f)                                    All amounts deposited in the Collection Account shall be deemed received by Agent in accordance with Section 1.10 and shall be applied (and allocated) by Agent in accordance with Section 1.11.  In no event shall any amount be so applied unless and until such amount shall have been credited in immediately available funds to the Collection Account.

(g)                                 Borrower shall and shall cause its Affiliates, officers, employees, agents, directors or other Persons acting for or in concert with Borrower (each a “Related Person”) to (i) hold in trust for Agent, for the benefit of itself and Lenders, all checks, cash and other items of payment received by Borrower or any such Related Person, and (ii) promptly after receipt by Borrower or any such Related Person of any checks, cash or other items of payment, deposit the same into a Blocked Account.  Borrower and each Related Person thereof acknowledges and agrees that all cash, checks or other items of payment constituting proceeds of Collateral are part of the Collateral.  All proceeds of the sale or other disposition of any Collateral, shall be deposited directly into Blocked Accounts.

(h)                                 Until the occurrence of an Activation Event, Agent shall forward to Borrower at the end of each Business Day all amounts received by Agent on such Business Day in the Collection Account (Government Receivables) in good faith so long as no Revolving Credit Advances are outstanding and no sums are then due and payable to Agent or Lenders under the Credit Agreement.  All such funds shall be sent by wire transfer to the following Borrower’s depositors account:

Bank:	Wachovia/First Union National Bank
Charlotte, NC

ABA/Swift number:	031201467

Bank Account #:	2014146817950

Account Name:	Roller Bearing Company of America, Inc.

(i)                                     Any provision of this Annex C to the contrary notwithstanding,

(A) the applicable Credit Parties may maintain with Bank of America, Inc. the following Disbursement Accounts:  #01928-04511(Zero Balance), #01923-04509(Payroll), #10277-09778(Zero Balance), #10277-01277(Payroll) and #0007-5842-9716(Payroll) that are not a part of the Cash Management Systems described in this Annex C as long as (i) the aggregate balance on deposit in all such accounts does not exceed $10,000 at any time (net of checks written but not yet cleared against the balance on deposit in such accounts), (ii) in the case of each such account that is a payroll account, (x) the disbursements of funds from such account are used solely to satisfy the applicable Credit Party’s payroll obligations and (y) no funds are deposited in such account earlier than two (2) days prior to the distribution of funds from such account to satisfy the applicable Credit Party’s payroll obligations, and (iii) in the case of each such account that is a zero-balance account, the balance on deposit in such account as of any date of determination shall not be in excess of checks outstanding against such account as of that date and amounts necessary to meet minimum balance requirements;

(B) the applicable Credit Parties may maintain with Fleet National Bank the Disbursement Account #0071630214 (Payroll) that is not a part of the Cash Management Systems described in this Annex C as long as (i) the aggregate balance on deposit in such account does not exceed $10,000 at any time (net of checks written but not yet cleared against the balance on deposit in such accounts), (ii) the disbursements of funds from such account are used solely to satisfy the applicable Credit Party’s payroll obligations and (iii) no funds are deposited in such account earlier than two (2) days prior to the distribution of funds from such account to satisfy the applicable Credit Party’s payroll obligations;

(C) the applicable Credit Parties may maintain with First Source Bank the following Disbursement Accounts:  #4300 521 91(Payroll) and #128 5436 (Payroll) that are not a part of the Cash Management Systems described in this Annex C as long as (i) the aggregate balance on deposit in all such accounts does not exceed $10,000 at any time (net of checks written but not yet cleared against the balance on deposit in such accounts), (ii) the disbursements of funds from each such account is used solely to satisfy the applicable Credit Party’s payroll obligations and (iii) no funds are deposited in any such account earlier than two (2) days prior to the distribution of funds from such account to satisfy the applicable Credit Party’s payroll obligations; and

(D) the applicable Credit Parties may maintain with First Source Bank the Disbursement Account # Midfirst Bank (Payroll) that is not a part of the Cash Management Systems described in this Annex C as long as (i) the aggregate balance on deposit in such account does not exceed $10,000 at any time (net of checks written but not yet cleared against the balance on deposit in such accounts), (ii) the disbursements of funds from such account are used solely to satisfy the applicable Credit Party’s payroll obligations and (iii) no funds are deposited in such account earlier than two (2) days prior to the distribution of funds from such account to satisfy the applicable Credit Party’s payroll obligations.

ANNEX D (Section 2.1(a))

to

CREDIT AGREEMENT

CHECKLIST

In addition to, and not in limitation of, the conditions described in Section 2.1 of the Agreement, pursuant to Section 2.1(a), the items described on the attached Closing Checklist must be received by Agent in form and substance satisfactory to Agent on or prior to the Effective Date (each capitalized term used but not otherwise defined herein shall have the meaning ascribed thereto in Annex A to the Agreement).

[See Attached Closing Checklist]

D-1

ANNEX E (Section 4.1(a))

to

CREDIT AGREEMENT

FINANCIAL STATEMENTS AND PROJECTIONS — REPORTING

Borrower shall deliver or cause to be delivered to Agent or to Agent for distribution to the Lenders, as indicated, the following:

(a)                                  Monthly Financials.  To Agent for distribution to the Lenders, within forty-five (45) days after the end of each Fiscal Month (other than a Fiscal Month that is the last month of a Fiscal Quarter), financial information regarding Holdings, Borrower and its Subsidiaries, certified by the Chief Financial Officer of Borrower, consisting of consolidated and consolidating (i) unaudited balance sheets as of the close of such Fiscal Month and the related statements of income and cash flows for that portion of the Fiscal Year ending as of the close of such Fiscal Month; (ii) unaudited statements of income and cash flows for such Fiscal Month, setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for such Fiscal Year, all prepared in accordance with GAAP (subject to normal year-end adjustments); and (iii) a summary of the outstanding balance of all Intercompany Notes as of the last day of that Fiscal Month.  Such financial information shall be accompanied by an Officer Certificate of Borrower executed by the Chief Financial Officer of Borrower, or another officer of Borrower acceptable to Agent, certifying that (i) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments) the financial position and results of operations of Holdings, Borrower and its Subsidiaries, on a consolidated and consolidating basis, in each case as at the end of such Fiscal Month and for that portion of the Fiscal Year then ended and (ii) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default shall have occurred and be continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default.  In addition, Borrower shall deliver to Agent and Lenders, within forty-five (45) days after the end of each Fiscal Month, a management discussion and analysis of the financial performance of Holdings, Borrower and its Subsidiaries prepared in accordance with Borrower’s past practices.

(b)                                 Quarterly Financials.  To Agent for distribution to the Lenders, within forty-five (45) days after the end of each Fiscal Quarter, consolidated and consolidating financial information regarding Holdings, Borrower and its Subsidiaries, certified by the Chief Financial Officer of Borrower, including (i) unaudited balance sheets as of the close of such Fiscal Quarter and the related statements of income and cash flow for that portion of the Fiscal Year ending as of the close of such Fiscal Quarter and (ii) unaudited statements of income and cash flows for such Fiscal Quarter, in each case setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for such Fiscal Year, all prepared in accordance with GAAP (subject to normal year-end adjustments).  Such financial information shall be accompanied by (A) a statement in reasonable detail in the form of Exhibit E-1 (each, a “Compliance Certificate”) in respect of the Financial Covenants that are tested on a quarterly basis and (B) an Officer Certificate of Borrower executed by the Chief Financial Officer of Borrower, or another officer of Borrower acceptable to Agent, certifying that (i) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments) the financial position, results of operations and statements of cash flows of Holdings, Borrower and its Subsidiaries, on both a consolidated and consolidating basis, as at the end of such Fiscal Quarter and for that portion of the Fiscal Year then ended, (ii) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default.

(c)                                  Operating Plan.  To Agent for distribution to the Lenders, as soon as available, but not later than thirty (30) days after the end of each Fiscal Year, an annual operating plan for Holdings and Borrower, approved by the Board of Directors of Borrower, for the following Fiscal Year, which (i) includes a statement of all of the material assumptions on which such plan is based, (ii) includes monthly balance sheets and a quarterly budget for the following year and (iii) integrates sales, gross profits, operating expenses, operating profit, cash flow projections and Borrowing Availability projections, all prepared on the same basis and in similar detail as that on which operating results are reported (and in the case of cash flow projections, representing management’s good faith estimates of future financial performance based on historical performance), and including plans for personnel, Capital Expenditures and facilities.

(d)                                 Annual Audited Financials. To Agent for distribution to the Lenders, within ninety (90) days after the end of each Fiscal Year, or on a later date on which filing thereof is required or permitted with the Securities and Exchange Commission, audited Financial Statements for Holdings, Borrower and its Subsidiaries on a consolidated basis, consisting of balance sheets and statements of income and retained earnings and cash flows, setting forth in comparative form in each case the figures for the previous Fiscal Year, which Financial Statements shall be prepared in accordance with GAAP and certified without qualification, by an independent certified public accounting firm of national standing or otherwise acceptable to Agent.  Such Financial Statements shall be accompanied by (i) the Compliance Certificate showing the calculations used in determining compliance with the Financial Covenants, (ii) a report from such accounting firm to the effect that, in connection with their audit examination, nothing has come to their attention to cause them to believe that a Default or Event of Default has occurred with respect to the Financial Covenants (or specifying those Defaults and Events of Default that they became aware of), it being understood that such audit examination extended only to accounting matters and that no special investigation was made with respect to the existence of Defaults or Events of Default, (iii) the annual letters to such accountants in connection with their audit examination detailing contingent liabilities and material litigation matters, and (iv) an Officer Certificate of Borrower executed by the Chief Executive Officer or Chief Financial Officer of Borrower, or another officer of Borrower acceptable to Agent, certifying that all such Financial Statements present fairly in accordance with GAAP the financial position, results of operations and statements of cash flows of Holdings, Borrower and its Subsidiaries on a consolidated and consolidating basis, as at the end of such Fiscal Year and for the period then ended, and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default.

(e)                                  Management Letters.  To Agent for distribution to the Lenders, within five (5) Business Days after receipt thereof by any Credit Party, copies of all management letters, exception reports or similar letters or reports received by such Credit Party from its independent certified public accountants.

(f)                                    Default Notices.  To Agent for distribution to the Lenders, as soon as practicable, and in any event within five (5) Business Days after an executive officer of Borrower has actual knowledge of the existence of any Default, Event of Default or other event that has had a Material Adverse Effect, telephonic or telecopied notice specifying the nature of such Default or Event of Default or other event, including the anticipated effect thereof, which notice, if given telephonically, shall be promptly confirmed in writing on the next Business Day.

(g)                                 SEC Filings and Press Releases.  To Agent for distribution to the Lenders, promptly upon their becoming available, copies of:  (i) all Financial Statements, reports, notices and proxy statements made publicly available by any Credit Party to its security holders; (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by any Credit Party with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority; and (iii) all press releases and other statements made available by any Credit Party to the public concerning material changes or developments in the business of any such Person.

(h)                                 Subordinated Debt and Equity Notices.  To Agent for distribution to the Lenders, as soon as practicable, copies of all material written notices given or received by any Credit Party with respect to any Subordinated Debt or Stock of such Person, and, within three (3) Business Days after any Credit Party obtains knowledge of any matured or unmatured event of default with respect to any Subordinated Debt, notice of such event of default.

(i)                                     Supplemental Schedules.  To Agent, supplemental disclosures, if any, required by Section 5.6.

(j)                                     Litigation.  To Agent for distribution to the Lenders in writing, promptly upon learning thereof, notice of any Litigation commenced or threatened against any Credit Party that (i) seeks damages in excess of $250,000, (ii) seeks injunctive relief affecting the business of any Credit Party in any material respect, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets or against any Credit Party or ERISA Affiliate in connection with any Plan, (iv) alleges criminal misconduct by any Credit Party, (v) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Liabilities; or (vi) involves any product recall.

(k)                                  Insurance Notices.  To Agent, disclosure of losses or casualties required by Section 5.4.

(l)                                     Lease Default Notices.  To Agent, within five (5) Business Days after receipt thereof, copies of (i) any and all default notices received under or with respect to any leased location or public warehouse where Collateral is located, and (ii) such other notices or documents as Agent may reasonably request.

(m)                               Lease Amendments.  To Agent, promptly after receipt thereof, copies of all material amendments to real estate leases.

(n)                                 Certain Bank Accounts.  To Agent, promptly upon request of Agent, copies of all bank statements provided to the applicable Credit Parties relating to each of the bank accounts referenced in the paragraph (i) of Annex C and, upon reasonable request of Agent from time to time, such other information relating to such accounts.

(o)                                 Other Documents.  To Agent for distribution to the Lenders, such other financial and other information respecting any Credit Party’s business or financial condition as Agent shall, from time to time, reasonably request.

ANNEX F (Section 4.1(b))

to

CREDIT AGREEMENT

COLLATERAL REPORTS

Borrower shall deliver or cause to be delivered the following:

(a)                                  Upon Agent’s request, within ten (10) Business Days of such request, each of the following reports, each of which shall be prepared by the Borrower as of the last day of the immediately preceding Fiscal Month:

(i)                                     with respect to Borrower and Secured Guarantors, a summary of Inventory by location and type with a supporting perpetual Inventory report, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion; and

(ii)                                  with respect to Borrower and Secured Guarantors, a monthly trial balance showing Accounts outstanding aged from invoice date as follows:  1 to 30 days, 31 to 60 days, 61 to 90 days and 91 days or more, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion.

(b)                                 Upon Agent’s request and each Lender, each of the following reports, each of which shall be prepared by Borrower as of the last day of the immediately preceding Fiscal Month:

(i)                                     with respect to Borrower and Secured Guarantors, a summary of Inventory by type with a supporting perpetual Inventory report;

(ii)                                  with respect to Borrower and Secured Guarantors, a monthly trial balance showing Accounts outstanding aged from invoice date as follows:  1 to 30 days, 31 to 60 days, 61 to 90 days and 91 days or more;

(iii)                               with respect to Borrower and Secured Guarantors, agings of accounts payable (and including information indicating the amounts then owing to owners and lessors of leased premises, warehouses, processors and other third parties from time to time in possession of any Collateral);

(iv)                              schedules in a form satisfactory to Agent reflecting sales made, credits issued, cash or other items of payment received and other data relating to the collection of Accounts; and

(v)                                 the percentages of all Accounts owing to each of the five (5) largest Account Debtors and their Affiliates (excluding the United States government as Account Debtor).

F-1

(c)                                  Borrower, at its own expense, shall deliver to Agent the results of each physical verification, if any, that Borrower or any of its Subsidiaries may in their discretion have made, or caused any other Person to have made on their behalf, of all or any portion of their Inventory (and, if a Default or an Event of Default has occurred and be continuing, Borrower shall, upon the request of Agent, conduct, and deliver the results of, such physical verifications as Agent may require);

(d)                                 Borrower, at its own expense, shall deliver to Agent and Lenders such appraisals of its assets as Agent may request at any time after the occurrence and during the continuance of a Default or an Event of Default, such appraisals to be conducted by an appraiser, and in form and substance reasonably satisfactory to Agent;

(e)                                  Not later than the tenth Business Day of each Fiscal Quarter (or more frequently as reasonably requested by the Agent), a schedule of all Hedging Agreements, including notional amounts and a statement setting forth in reasonable detail the amount of the amount of the Hedging Termination Value Borrower and/or Secured Guarantors owe counterparties to Specified Hedging Agreements based on a mark-to-market analysis and with due regard to recent market volatility as of the last Business Day of the previous Fiscal Quarter or Fiscal Month, as applicable (or if not available, the nearest prior Business Day for which such evaluation is available); and

(f)                                    Such other reports, statements and reconciliations with respect to the or Collateral or Obligations of any or all Credit Parties as Agent shall from time to time request in its reasonable discretion, including additions and reductions of Accounts on an intra-month basis; and

(g)                                 Borrower shall cause to be delivered to Agent all financial, compliance, collateral and other reports and notices required to be furnished to any lender under the Schaublin Financing as and when such items are delivered to such lender(s).

F-2

ANNEX G (Section 6.10)

to

CREDIT AGREEMENT

FINANCIAL COVENANTS

Borrower shall not breach or fail to comply with, and shall not permit Holdings to breach or fail to comply with, any of the following financial covenant, each of which shall be calculated in accordance with GAAP consistently applied:

(a)                                  Fixed Charge Coverage Ratio.  Holdings, Borrower and its Subsidiaries on a consolidated basis shall have at the end of each Fiscal Quarter set forth below, a Fixed Charge Coverage Ratio for the 12-month period then ended of not less than the following.

1.20 to 1.00	for the Fiscal Quarter ending	September 30, 2005;
1.20 to 1.00	for the Fiscal Quarter ending	December 31, 2005;
1.20 to 1.00	for the Fiscal Quarter ending	March 31, 2006;
1.30 to 1.00	for the Fiscal Quarter ending	June 30, 2006;
1.30 to 1.00 for each Fiscal Quarter ending thereafter.

(b)                                 Leverage Ratio.  Holdings, Borrower and its Subsidiaries on a consolidated basis shall have, at the end of each Fiscal Quarter set forth below, a Leverage Ratio as of the last day of such Fiscal Quarter and for the 12-month period then ended of not more than the following:

4.50 to 1.00	for the Fiscal Quarter ending	September 30, 2005;
4.35 to 1.00	for the Fiscal Quarter ending	December 31, 2005;
4.25 to 1.00	for the Fiscal Quarter ending	March 31, 2006;
4.15 to 1.00	for the Fiscal Quarter ending	June 30, 2006;
4.05 to 1.00	for the Fiscal Quarter ending	September 30, 2006;
3.75 to 1.00	for the Fiscal Quarter ending	December 31, 2006;
3.75 to 1.00	for the Fiscal Quarter ending	March 31, 2007;
3.50 to 1.00	for the Fiscal Quarter ending	June 30, 2007;
3.50 to 1.00	for the Fiscal Quarter ending	September 30, 2007;
3.25 to 1.00	for the Fiscal Quarter ending	December 31, 2007;
3.25 to 1.00	for the Fiscal Quarter ending	March 31, 2008;
3.00 to 1.00	for the Fiscal Quarter ending	June 30, 2008;
3.00 to 1.00 for each Fiscal Quarter ending thereafter.

provided, that solely for the purposes of paragraph (b) of this Annex G, any net proceeds received from issuances of Stock to Michael J. Hartnett, Whitney & Co. or any Related Stockholder Party or any contributions by Michael J. Hartnett, Whitney & Co. or any Related Stockholder Party to capital that are used to repay the Term Loan subsequent to the end of any Fiscal Quarter, but prior to the date on which the Compliance Certificate is required to be delivered pursuant to subsection Annex E with respect to such Fiscal Quarter, the Term Loan shall be deemed to have been repaid as of the last day of the relevant period for the purpose of calculating the Leverage Ratio and if, after giving effect thereto Holdings, Borrower and its Subsidiaries shall be in compliance with paragraph (b) of this Annex G, Holdings, Borrower and its Subsidiaries shall be deemed to have satisfied the requirements hereof as of the relevant date of determination with the same effect as through no failure to comply herewith at such date had occurred, and the applicable breach or default hereof which had occurred shall be deemed cured for all purposes of the Agreement; provided, however, in no event shall (i) Holdings, Borrower or any of its Subsidiaries be entitled to avail itself of the preceding proviso more than once during the term of the Agreement and (ii) the aggregate amount of the net proceeds received from Stock issuances to the Permitted Stockholders and contributions by the Permitted Stockholders to capital that are used to repay the Term Loan described in the preceding proviso exceed $3,000,000.

(c)                                  Maximum Capital Expenditures.  Borrower and its Subsidiaries on a consolidated basis shall not make Capital Expenditures during any Fiscal Year that exceed $15,000,000 in the aggregate.

Unless otherwise specifically provided herein, any accounting term used in the Agreement shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP consistently applied.  That certain items or computations are explicitly modified by the phrase “in accordance with GAAP” shall in no way be construed to limit the foregoing.  If any “Accounting Changes” (as defined below) occur and such changes result in a change in the calculation of the financial covenants, standards or terms used in the Agreement or any other Loan Document, then Borrower, Agent and Lenders agree to enter into negotiations in order to amend such provisions of the Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the financial condition of Holdings, Borrower and its Subsidiaries shall be the same after such Accounting Changes as if such Accounting Changes had not been made; provided, however, that the agreement of Requisite Lenders to any required amendments of such provisions shall be sufficient to bind all Lenders.  If Agent, Borrower and Requisite Lenders agree upon the required amendments, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained in the Agreement or in any other Loan Document shall, only to the extent of such Accounting Change, refer to GAAP, consistently applied after giving effect to the implementation of such Accounting Change.  Until such time as Agent, Borrower and Requisite Lenders agree upon such amendments, all calculations of financial covenants and other standards and terms in accordance with the Agreement and the other Loan Documents shall be made without regard to the underlying Accounting Change, but all Financial Statements delivered pursuant to this Agreement shall be prepared and delivered in accordance with GAAP, consistently applied after giving effect to such Accounting Changes.  For purposes of Section 8.1, a breach of a Financial Covenant contained in this Annex G shall be deemed to have occurred as of any date of determination by Agent or as of the last day of any specified measurement period, regardless of when the Financial Statements reflecting such breach are delivered to Agent.  “Accounting Changes” means (i) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions), (ii) changes in accounting principles concurred in by Borrower’s certified public accountants; (iii) purchase accounting adjustments under A.P.B. 16 or 17 and EITF 88-16, and the application of the accounting principles set forth in FASB 109, including the establishment of reserves pursuant thereto and any subsequent reversal (in whole or in part) of such reserves; and (iv) the reversal of any reserves established as a result of purchase accounting adjustments.  All such adjustments resulting from expenditures made subsequent to the Original Closing Date (including capitalization of costs and expenses or payment of pre-Original Closing Date liabilities) shall be treated as expenses in the period the expenditures are made and deducted as part of the calculation of EBITDA in such period.

ANNEX H (Section 9.9(a))

to

CREDIT AGREEMENT

LENDERS’ WIRE TRANSFER INFORMATION

Agent

Name:	General Electric Capital Corporation
Bank:	DeutscheBank Trust Company Americas
New York, New York
ABA #:	021001033
Account #:	50232854
Account Name:	GECC/CAF Depository
Reference:	CFN 4731

LaSalle Bank National Association

Name:	LaSalle Bank National Association
Bank:	LaSalle Bank N.A.
135 S. LaSalle
Chicago, Illinois 60603
ABA #:	071-000-505
Account #:	1378018-7305
Account Name:	LaSalle National Bank
Reference:	Roller Bearing Company

Antares Capital Corporation

Name:	Antares Capital Corporation
Bank:	Citibank, N.A.
New York, New York
ABA #:	021-000-089
Account #:	4070-6016
Account Name:	Antares Capital Corporation
Reference:	Roller Bearing

Antares Funding, L.P.

Name:	Antares Funding., L.P.
Bank:	JPMorgan Chase Bank
Houston, Texas 77002
ABA #:	113-000-609
Account #:	00102619468
Account Name:	Wire Clearing – ABS #2
Reference:	Roller Bearing

H-1

Navigator CDO 2003, Ltd.

Name:	Navigator CDC 2003, Ltd
Bank:	LaSalle Bank N.A.
Chicago, Illinois
ABA #:	071000505
Account #:	710157.11
Account Name:	Navigator Collection Account
Reference:	Roller Bearing

Navigator CDO 2004, Ltd.

Name:	Navigator CDO 2004, Ltd.
Bank:	Citibank, NY
New York, New York
ABA #:	021-000-089
Account #:	3044-9415
Account Name:	Navigator Collection Account
Reference:	Roller Bearing

KeyBank National Association

Name:	KeyBank National Association
Bank:	KeyBank N.A.
Cleveland, Ohio
ABA #:	021-001-039
Account #:	1140228209035
Account Name:	KCIB IQ
Reference:	Roller Bearing

H-2

ANNEX I (Section 11.10)

to

CREDIT AGREEMENT

NOTICE ADDRESSES

(A)                              If to Agent or GE Capital, at

General Electric Capital Corporation

100 California Street, 10th Floor

San Francisco, California  94111

Attention:                                         Daniel Shapiro and Neel Morey

Telecopier No.:  (415) 277-7443

Telephone No.:  (415) 277-7400

with copies to:

General Electric Capital Corporation

500 W. Monroe Street, 16th Floor

Chicago, Illinois  60661

Attention:                                         Andrew Packer

Telecopier No.:  (312) 441-6876

Telephone No.:  (312) 441-7244

and

Latham & Watkins

233 S. Wacker Drive, Suite 5800

Chicago, Illinois 60606

Attention:  David G. Crumbaugh

Telecopier No.:  (312) 993-9767

Telephone No.:  (312) 876-7700

and

General Electric Capital Corporation

201 Merritt 7

6th Floor

Norwalk, CT 06856-5201

Attention:  Corporate Counsel-Commercial Finance – GE Global Sponsor Finance

Telecopier No.:  (203) 956-4216

Telephone No.:  (203) 956-4000

(B)                                If to Borrower, at

Roller Bearing Company of America, Inc.

One Tribology Center

Oxford, Connecticut 06478

Attention: Chief Financial Officer

Telecopier No.:  (203) 256-0775

Telephone No.:  (203) 255-1511

With copies to:

Kirkland & Ellis LLP

153 East 53rd Street

New York, NY  10022

Attention:  Frederick Tanne and Armand A. Della Monica

Telecopier No.:  (212) 446-4900

Telephone No.:  (212) 446-4800

(C)                                If to Lenders, at

LaSalle Bank National Association

135 South LaSalle

Chicago, Illinois 60603

Attention:  Margaret Henderson

Telecopier No.:  (312) 821-8710

Telephone No.:  (312) 904-1254

and

Antares Capital Corporation

311 South Wacker Dr., Suite 4400

Chicago, Illinois 60606

Attention:  Pam Rueda, Portfolio Manager

Telecopier No.:  (312) 697-3940

Telephone No.:  (312) 697-3998

and

Antares Funding, L.P.

600 Travis Street, 48th Floor

Houston, Texas 77002

Attention:  Leslie Hundley, Relationship Manager

Telecopier No.:  (713) 437-8104

Telephone No.:  (713) 216-0540

and

Navigator CDO 2003, Ltd.

c/o Antares Capital Corporation

311 South Wacker Drive, Suite 4400

Chicago, Illinois 60606

Attention:  Ryan Metcalfe

Telecopier No.:  (312) 582-5924

Telephone No.:  (312) 697-3924

and

Navigator CDO 2004, Ltd.

c/o Antares Capital Corporation

311 South Wacker Drive, Suite 4400

Chicago, Illinois 60606

Attention:  Ryan Metcalfe

Telecopier No.:  (312) 582-5924

Telephone No.:  (312) 697-3924

and

KeyBank National Association

127 Public Square

Cleveland, Ohio 44114

Attention:  Suzannah Harris, Portfolio Manager

Telecopier No.:  (216) 689-4649

Telephone No.:  (216) 689-3589

ANNEX J (from Annex A - Commitments definition)

to

CREDIT AGREEMENT

PRO RATA SHARE

Term Loan Commitments		Lender(s)	Term Loan Pro Rata Share

	$136,105,000	General Electric Capital Corporation	90.7366667%

	$4,000,000	LaSalle Bank National Association	2.6666667%

	$985,000	Antares Capital Corporation	0.6566667%

	$2,970,000	Antares Funding, L.P.	1.98%

	$2,970,000	Navigator CDO 2003, Ltd.	1.98%

	$2,970,000	Navigator CDO 2004, Ltd.	1.98%

TOTAL:	$150,000,000		100%

Revolving Loan Commitments		Lender(s)	Revolving Loan Pro Rata Share

	$27,500,000	General Electric Capital Corporation	50.00%

	$12,500,000	LaSalle Bank National Association	22.7272727%

	$10,000,000	Antares Capital Corporation	18.1818182%

	$5,000,000	KeyBank National Association	9.0909091%

TOTAL:	$55,000,000		100%

J-1